                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             VSI Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    (5)  Total fee paid:

       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

   -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

       -------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    (3)  Filing Party:

       -------------------------------------------------------------------------

    (4)  Date Filed:

       -------------------------------------------------------------------------

                             VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                            NORCROSS, GEORGIA 30071
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   DATE :    THURSDAY, MAY 18, 2000
   TIME :    9:00 A.M.
LOCATION :   5801 GOSHEN SPRINGS ROAD
             NORCROSS, GEORGIA 30071

                             ---------------------

To the Shareholders of
  VSI Enterprises, Inc.

     At our annual meeting, we will ask you to:

          (1) Elect four (4) directors to constitute the Board of Directors;

          (2) To approve the sale of substantially all the assets of our subsidiary, VSI Network Solutions, Inc., doing business as Eastern Telecom, to PentaStar Communications, Inc.;

          (3) To ratify the selection of Grant Thornton, LLP as independent auditors for 2000; and

          (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     If you were a stockholder of record at the close of business on March 27, 2000, you may vote at the annual meeting.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. You may also vote by telephone according to the directions on the proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          Larry M. Carr
                                          Chairman of the Board

Norcross, Georgia
April 17, 2000

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                            NORCROSS, GEORGIA 30071
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2000
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of VSI Enterprises, Inc. (the "Company" or "VSI") for the Annual Meeting of Shareholders to be held on Thursday, May 18, 2000, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 17, 2000. Our principal executive offices are located at 5801 Goshen Springs Road, Norcross, Georgia 30071.

VOTING PROCEDURES

     WHO CAN VOTE?

     Shareholders as of the close of business on March 27, 2000, are entitled to vote.

     HOW DO I VOTE?

     You may vote by mail by using the proxy card or by attending the meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope which has been provided. You may also vote by telephone by following the instructions on the proxy card. All properly executed proxies in the form enclosed received in time for the meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors, FOR the sale of substantially all of the assets of our subsidiary, VSI Network Solutions, Inc., doing business as Eastern Telecom ("Eastern Telecom"), to PentaStar Communications, Inc. and FOR the ratification of the selection of Grant Thornton, LLP as our independent auditor for 2000.

HOW CAN I CHANGE MY VOTE?

     Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with our Secretary, at our address stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the meeting in accordance with the instructions specified therein.

                               SUMMARY TERM SHEET

     This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the sale of assets to PentaStar Communications, Inc. The purchase agreement is attached as Appendix A to this proxy statement. We encourage you to read the purchase agreement, as it is the legal document that governs the sale of assets.

PROPOSED ACQUISITION

     - STOCKHOLDER VOTE. You are being asked to vote to approve an asset sale transaction whereby our majority owned subsidiary, Eastern Telecom, will sell substantially all of its assets to OC Mergerco 4, Inc., a wholly owned subsidiary of PentaStar Communications, Inc.

     - THE ACQUIROR. PentaStar Communications, Inc. is a publicly held Delaware corporation whose objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-size businesses. PentaStar Communications, Inc. is acquiring the assets of Eastern Telecom. through PentaStar's newly-formed, wholly owned acquisition subsidiary, OC Mergerco 4, Inc.

     - CONSIDERATION TO VSI NETWORK SOLUTIONS, INC. The consideration payable by PentaStar Communications, Inc. to Eastern Telecom for the assets will consist of:

       -- cash in an amount of $2,100,000;

       -- 57,357 shares of PentaStar, which had an aggregate fair market value as of the date of the purchase agreement of $950,000 and have an
          aggregate fair market value as of April      , 2000 of           ;

       -- the assumption of the assumed liabilities (as defined in the purchase agreement); and

       -- the Earn-Out Amount payable pursuant to Section 2.3(b) of the purchase agreement.

     -  At the Closing, PentaStar will:

       -- pay to us by wire transfer to an account designated by us, $1,600,000 of the cash portion of the purchase price;

       -- deposit the remaining $500,000 of the cash portion of the purchase price and the stock certificates representing the closing shares into an escrow account with the escrow agent; and

       -- assume the assumed liabilities.

       -- The accounts receivable escrow fund, the closing shares and the other property held in the escrow account shall be held and disbursed according to the purchase agreement and the escrow agreement.

UNANIMOUS BOARD RECOMMENDATION

     The Board of Directors has unanimously approved the sale of assets and recommends that VSI stockholders vote to approve the sale of assets.

MAILING OF PROXY STATEMENT

     This proxy statement is first being sent to you on April 17, 2000.

WHAT VOTE IS REQUIRED FOR APPROVAL OF THE ASSET SALE?

     The asset sale requires the approval of the holders of a majority of the outstanding shares of VSI's common stock. The failure to vote or a broker non-vote has the same effect as a vote against the asset sale.

WHEN WILL THE ASSET SALE BE COMPLETED?

     We are working to complete the asset sale as soon as possible. We anticipate completing the asset sale by May 19, 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.

CONDITIONS TO COMPLETING THE ASSET SALE

     The completion of the asset sale depends on a number of conditions listed in the purchase agreement being met. Additionally, the completion of the asset sale requires the approval of the asset sale and purchase agreement by the shareholders of VSI.

INTERESTS OF DIRECTORS AND OFFICERS IN THE ASSET SALE THAT DIFFER FROM YOUR INTERESTS

     Some of VSI's directors and officers have interests in the asset sale that are different from, or are in addition to, their interests as stockholders in VSI. The members of VSI's Board of Directors knew about these additional interests, and considered them, when they approved the purchase agreement. These interests include provisions in the purchase agreement regarding directors' and officers' indemnification and insurance.

TERMINATION

     - TERMINATING THE PURCHASE AGREEMENT. VSI and PentaStar can agree to terminate the purchase agreement at any time prior to the closing of the asset sale.

       In addition, PentaStar can decide to terminate the purchase agreement without VSI's consent if:

       -- VSI breaches any representation, warranty, or covenant contained in the purchase agreement in any material way, and PentaStar has notified VSI of the breach and the breach has not been cured within 10 days after the notice; or

       -- the closing of the asset sale has not occurred on or before May 31, 2000 because of the failure of any condition precedent to PentaStar's obligation to consummate the closing of the asset sale.

CONTACT INFORMATION

     If you have any questions regarding the sale of assets or any other matters discussed in this proxy statement, please contact:

        VSI Enterprises, Inc.
        5801 Goshen Springs Road
        Norcross, Georgia 30071
        Phone: (770) 242-7566
        Attn: Karen Franklin
              Interim Chief Financial Officer

        PentaStar Communications, Inc.
        1522 Blake Street
        Denver, Colorado 80202
        Phone: (303) 825-4400
        Attn: Nancy Shipp
              Director of Investor Relations

SOLICITATION OF PROXIES

Who pays for this proxy solicitation?

     We do. We are responsible for the expense of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to sending you these materials, some of our directors, officers and regular employees may contact you by telephone, facsimile transmission, mail or in person, at no additional compensation. We will also use the services of Corporate Investors Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although we do not know the exact cost of these services at this time, we anticipate that the cost will not exceed $7,500.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Our common stock is our only class of securities with general voting rights. Each share of issued and outstanding common stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the meeting, and cumulation of votes is not permitted. As of the Record Date, of March 27, 2000, we had a total of 14,899,280 shares of common stock, par value $.001 per share (the "Common Stock") issued and outstanding, with each share of Common Stock entitled to one vote. Our common stock is listed for trading on the OTC Bulletin Board.

     All share and per share amounts included in this Proxy Statement have been adjusted to reflect the effects of a 1-for-4 reverse split of our common stock, effected on January 15, 1999.

WHAT ARE THE REQUIREMENTS FOR A QUORUM?

     Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business.

WHAT ARE "BROKER NON-VOTES"?

     Nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of common stock in street name who do not receive instructions are entitled to vote on the election of directors. However, Brokers may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     The four directors to be elected at the meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and casting votes for the position on the board which that nominee represents. With regard to the election of directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of directors.

WHAT VOTE IS REQUIRED TO PASS THE OTHER MATTERS?

     The affirmative vote of a majority of the outstanding shares is required to approve the sale of substantially all the assets of our subsidiary, Eastern Telecom. In all other matters other than the election of directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining whether the sale of our subsidiary received sufficient votes for approval. Since approval of the sale of substantially all the assets of Eastern Telecom requires the affirmative vote of holders of a majority of shares outstanding, a shareholder who fails to return a proxy or who abstains from voting on the proposals in his proxy will have functionally voted against the sale of our subsidiary.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 27, 2000 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each of our directors; (iii) the Named Executive Officers (as defined herein); and (iv) all of our directors and executive officers as a group.

                                                                   SHARES
                                                                BENEFICIALLY      PERCENT
NAME OF BENEFICIAL OWNER                                          OWNED(1)        OF CLASS
------------------------                                        ------------      --------
Larry M. Carr...............................................      1,573,639(2)     10.03%
Julia B. North..............................................        115,996(3)          *
Richard E. Harrison.........................................        986,667(4)      6.28%
Harlan D. Platt, Ph.D.......................................         36,739(5)          *
Edward S. Redstone..........................................      1,509,254(6)      9.73%
Karen T. Franklin...........................................         77,000(7)          *
Richard W. Egan.............................................         33,080(8)          *
Brian S. Rowley.............................................          2,500(9)          *
Kenneth A. Oberkofler.......................................         15,266(10)         *
Richard C. Mays.............................................        512,019(11)     3.43%
All Directors and Executive Officers as a Group (11
  persons)..................................................      4,203,042(12)    24.95%

---------------

* Less than 1% of outstanding shares.

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d3 of the Securities Exchange Act of 1934. The percentages are based upon 14,899,280 shares outstanding, except for certain parties who hold options to purchase shares which are exercisable within the next sixty days. The percentages for those parties who hold presently exercisable options are based upon the sum of shares beneficially owned by them plus the number of options held by them which are exercisable within the next sixty days, as indicated in the following notes.

(2) Includes 20,000 shares of common stock subject to stock options that are exercisable within the next sixty days and 262,537 shares of common stock subject to presently exercisable common stock Purchase Warrants. Also includes 166,667 shares and 500,000 shares subject to warrants held in the name of OHA Financial, the board of which Mr. Carr serves as a director; Mr. Carr disclaims beneficial ownership of these shares. Mr. Carr's mailing address is 5801 Goshen Springs Road, Norcross, Georgia 30071.

(3) Includes 103,750 shares of common stock subject to stock options that are exercisable within the next sixty days and 5,001 shares of common stock issuable upon the exercise of warrants.

(4) Includes 300,000 shares of common stock subject to stock options that are exercisable within the next sixty days. Also includes 166,667 shares and 500,000 shares subject to warrants held in the name of OHA Financial, for which Mr. Harrison serves as a director; Mr. Harrison disclaims beneficial ownership of these shares. Mr. Harrison's mailing address is 5801 Goshen Springs Road, Norcross, Georgia 30071.

(5) Includes 28,750 shares of common stock subject to stock options that are exercisable within the next sixty days, 5,001 shares of common stock subject to warrants and 2,988 shares of common stock jointly owned by Dr. Platt's spouse.

(6) Includes 11,250 shares of common stock subject to stock options that are exercisable within the next sixty days, 600,019 shares of common stock issuable upon the exercise of warrants and 625 shares owned by Mr. Redstone's spouse. Mr. Redstone's mailing address is 222 Merrimack Street, Suite 210, Lowell, Massachusetts 01852.

(7) Includes 50,000 shares of common stock issuable upon the exercise of warrants that are exercisable within the next sixty days and 25,000 shares of common stock issuable upon the exercise of options.

(8) Includes 18,334 shares of common stock issuable upon the exercise of options that are exercisable within the next sixty days and 3,751 shares subject to warrants.

(9) Includes 2,500 shares of common stock issuable upon the exercise of warrants and options that are exercisable within sixty days.

(10) Includes 3,894 shares of common stock issuable upon the exercise of warrants and options that are exercisable within sixty days.

(11) Includes 11,019 shares of common stock subject to stock options that are exercisable within the next sixty days, and 500,000 shares held by ACIS, Inc., of which Mr. Mays is the controlling stockholder.

(12) Includes shares held by executive officers who are not Named Executive Officers; shares beneficially owned by more than one officer or director are not counted twice. Includes shares of common stock subject to options and warrants that are exerciseable within the next sixty days.

                                AGENDA ITEM ONE

                             ELECTION OF DIRECTORS

     Our Board of Directors consists of four directors. Our By-laws provide that the Board of Directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by our Board of Directors. The Board has set the number of directors at four. The Board of Directors recommends the election of the four nominees listed below.

     Each of the nominees has consented to being named in this Proxy Statement and to serve as one of our directors if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. Our management has no reason to believe that any nominee will not serve if elected.

     Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

     LARRY M. CARR. Mr. Carr, age 56, has served as a director for us since June 1994. Mr. Carr founded Nursefinders, Inc., a temporary services company in the healthcare industry, in 1974. Although Mr. Carr's interest in this company was acquired by Adia Services, Inc., Mr. Carr still owns and operates numerous Nursefinders franchises and assists in the administration and management of several other franchises through an entity known as Management Services, Inc. Mr. Carr is Chairman of the Board of Northwest National Bank, located in Arlington, Texas, and is a director of several privately held companies, including OHA Financial, Inc., Trinity Airweights, LLC and Computerized Healthcare, Inc.

     JULIA B. NORTH. Ms. North, age 52, has served as a director for us since October 1997. Ms. North served as President and Chief Executive Officer of VSI Enterprises, Inc. from October 1997 until her resignation on June 11, 1999. Ms. North served in various capacities with BellSouth Corporation from 1972 to October 1997, including most recently as President of its Consumer Services Division. Ms. North is a director of WinnDixie Stores, Inc., a food retailer, ChoicePoint, Inc., a provider of risk management services, and Wisconsin Energy Corp., a holding company with subsidiaries in utility and non-utility businesses.

     HARLAN D. PLATT, PH.D. Dr. Platt, age 49, has been a Professor of Finance in the College of Business Administration at Northeastern University in Boston since 1981. His research interests are in the areas of corporate renewal and turnaround management. Dr. Platt is the author of three books, with the most recent Principles of Corporate Renewal published in April 1998 by the University of Michigan Press. Dr. Platt serves on the Board of Directors of Prospect Street High Income Portfolio, Inc., and is the president of 911RISK Inc., which develops predictive models of corporate distress. He is also the faculty dean of the Turnaround Management Association.

     EDWARD S. REDSTONE. Mr. Redstone, age 71, has served as a director for us since July 1996. Mr. Redstone has been a private investor since 1994. From 1984 to 1994, he served as Chairman of the Board of Martha's Vineyard National Bank.

     There are no family relationships between any of our directors or executive officers and any other of our directors or executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding Common Stock to file with the Securities and Exchange Commission reports of changes in ownership of our Common Stock held by such persons. Officers, directors and greater than 10% shareholders are also required to provide us with copies of all forms they file under this regulation. To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 1999, all

Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were fulfilled.

     Although it is not our obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, we have adopted a policy requiring all
Section 16 reporting persons to report monthly to our Chief Financial Officer as to whether any transactions in our securities occurred during the previous month.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

     During the year ended December 31, 1999, the Board of Directors held eleven
(11) meetings and acted by unanimous written consent on seven (7) other occasions during 1999. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served. Our Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

     The Executive Committee presently consists of Larry M. Carr and Edward S. Redstone. The Executive Committee exercises the authority of the Board of Directors in accordance with our By-laws between meetings of the Board. The Executive Committee did not hold meetings during the year ended December 31, 1999.

     The Audit Committee presently consists of Harlan D. Platt, Ph.D. (Chairman), Larry M. Carr and Edward S. Redstone. The Audit Committee has been assigned the following principal functions:

     -  recommending the independent auditors

     -  reviewing and approving the annual report of the independent auditors

     -  approving the annual financial statements

     - reviewing and approving summary reports of the auditors' findings and recommendations.

The Audit Committee held two (2) meetings during the year ended December 31, 1999.

     The Compensation Committee presently consists of Larry M. Carr (Chairman), Edward S. Redstone and Julia B. North. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management and establishing the targets that determine awards payable under our incentive compensation plan. The Compensation Committee did not hold meetings during the year ended December 31, 1999.

     The Stock Option Committee presently consists of Edward S. Redstone (Chairman) and Larry M. Carr. The Stock Option Committee has been assigned the functions of administering our Stock Option Plans and Employee Stock Purchase Plan and granting options thereunder. The Stock Option Committee held three (3) meetings during the year ended December 31, 1999.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                        AGE  POSITION HELD
----                                        ---  -------------

RICHARD E. HARRISON.......................  42   Interim Chief Executive Officer

RICHARD W. EGAN...........................  34   President -- Videoconferencing Systems
                                                 Subsidiary

RICHARD C. MAYS...........................  43   Vice President and Chief Technical Officer

KAREN T. FRANKLIN.........................  42   Interim Chief Financial Officer and Secretary

BRIAN S. ROWLEY...........................  32   President -- Eastern Telecom Subsidiary

KENNETH A. OBERKOFLER.....................  37   Vice President -- VSI Direct

AUSTIN STEPHENS...........................  45   Vice President -- VSI Control Systems

     Executive officers are chosen by and serve at the discretion of our Board of Directors. Executive officers will devote their full time to our business and affairs.

     RICHARD E. HARRISON. Mr. Harrison joined us in June 1999 as Interim Chief Executive Officer. Mr. Harrison has served as President of Taconic Partners, LLC, a Dallas, Texas based venture capital and consulting firm since 1994. From 1995 through September 1999, Mr. Harrison served as President, Chief Executive and Chairman of the Board of OHA Financial, Inc., a Texas corporation previously engaged in financing automobiles.

     KAREN T. FRANKLIN. Ms. Franklin joined us in June 1999 as Interim Chief Financial Officer. Ms. Franklin has served as Controller of OHA Financial, Inc., a Dallas, Texas based finance company from September 1997 to June 1999. From 1995 to March 1997 she served as Director of Financial Accounting for Jayhawk Acceptance Corp. Previously, she has served in various managerial positions with PricewaterhouseCoopers and USTrails, Inc. Ms. Franklin is a Certified Public Accountant.

     RICHARD W. EGAN. Mr. Egan joined us in June 1995 and, since June 11, 1999 has served as President of the Videoconferencing Systems subsidiary. From February 1, 1998 through June 11, 1999 he served as Executive Vice
President -- Global Sales. From July 1996 until February 1998 he served as National Account Manager, and from June 1995 until July 1996 as Regional Sales Director. He was previously employed as Eastern Region Sales Manager for DBA Software and as Account Manager for Training America/Goal Systems.

     RICHARD C. MAYS. Mr. Mays joined us in April 1993 and, since February 1, 1998, has served as Vice President and Chief Technical Officer. From April 1993 until September 1994, he served as Lead Software Engineer, and from September 1994 until April 1996 as Software Development Manager.

     BRIAN S. ROWLEY. Mr. Rowley joined Eastern Telecom in 1992 and has served as Eastern Telecom's President and Chief Operating Officer since August 1998. His past responsibilities have included Operations Manager, Director of Operations, Vice President of Operations and Vice President of Operations and Finance.

     KENNETH A. OBERKOFLER. Mr. Oberkofler joined VSI in 1993 and has served as National Account Manager from November 1993 until July 1998. He served as Director of Sales from July 1998 to December 1999 and since January 2000 has served as Vice President -- VSI Direct.

     AUSTIN STEPHENS. Mr. Stevens joined us in 1995 and has served in various capacities, including Vice President -- Operations. He became Vice
President -- Control Systems in January 2000.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended December 31, 1999, 1998 and 1999 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1999 (the "Named Executive Officers").

                                                  SUMMARY COMPENSATION TABLE          LONG TERM
                                                      ANNUAL COMPENSATION            COMPENSATION
                                              -----------------------------------    ------------
                                                                                      NUMBER OF
                                                                        OTHER         OPTIONS OR
             NAME AND                                                   ANNUAL         WARRANTS
        PRINCIPAL POSITION            YEAR     SALARY      BONUS     COMPENSATION      AWARDED
        ------------------            ----    --------    -------    ------------    ------------
Richard E. Harrison...............    1999(1) $163,200         --      $20,000         300,000
Interim President and Chief
Executive Officer

Julia B. North....................    1999(2) $ 74,764         --      $ 1,538              --
President and Chief                   1998    $161,539                  12,500
Executive Officer                     1997    $ 32,000                                  12,500

Richard W. Egan...................    1999    $127,701(4) $ 1,058
President of                          1998(3) $132,535(4) $   769           --          25,000
Videoconferencing Systems

Karen T. Franklin.................    1999(5) $ 99,662    $17,394           --          50,000
Interim Chief Financial Officer
and Secretary

Brian S. Rowley...................    1999    $120,653    $28,432           --          25,000
President of Eastern Telecom

Kenneth A. Oberkofler.............    1999    $235,229         --           --              --
Vice President -- VSI Direct

---------------

(1) Mr. Harrison became Interim Chief Executive Officer on June 11, 1999. The $20,000 set out under Other Annual Compensation is for consulting services rendered prior to May 1, 1999.

(2) Ms. North joined VSI in October 1997 and she resigned as President and Chief Executive Officer on June 11, 1999. She remains a director of VSI.

(3) Mr. Egan was named President of Videoconferencing Systems on June 11, 1999.

(4) Includes sales commissions of $53,995 in 1998 and $31,432 in 1999.

(5) Ms. Franklin became Interim CFO and joined VSI on June 11, 1999.

(6) Mr. Rowley was named President -- Eastern Telecom in August 1998.

(7) Mr. Oberkofler was named Vice President -- VSI Direct in January 2000.

DIRECTORS' FEES

     Our present policy does not provide for any cash compensation to directors who also serve as our employees for their services as directors. Each of our non-employee directors receives an automatic grant of options to purchase 3,750 shares of Common Stock on each January 5. Each of our non-employee directors also receives $500 for each Board meeting attended, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties.

     In addition, all new non-employee directors receive a onetime grant of an option to purchase 5,000 shares of our Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options expire, unless previously exercised or terminated, ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of Larry M. Carr, Edward S. Redstone and Julia B. North. With the exception of Ms. North, who served as our President & Chief Executive Officer, until her resignation on June 11, 1999, none of the members of the Compensation Committee served as an officer or employee or any of our subsidiaries during fiscal 1999. Except as set forth below, there were no material transactions between us and any of the members of our Compensation Committee during fiscal 1999.

STOCK OPTION PLAN

     In 1991, by action of our Board of Directors, we adopted the 1991 Stock Option Plan (the "1991 Plan") for our officers, directors and employees and those of our wholly-owned subsidiaries. The 1991 Plan was approved by our shareholders on October 10, 1991. In July 1992, the 1991 Plan was amended to, among other things, provide for the automatic grant of options to our non-employee directors, to increase the number of shares of Common Stock available for grant thereunder and to expand the class of persons eligible to receive options under the 1991 Plan to include employees of our majority-owned subsidiaries. In November 1993, the 1991 Plan was further amended to expand the class of persons eligible to receive options under the 1991 Plan and to increase the number of shares of Common Stock available for grant thereunder. The 1991 Plan, as amended by our shareholders on May 19, 1998, provides for the grant of options to purchase up to an aggregate of 915,514 shares of our Common Stock. Under the terms of the 1991 Plan, the Stock Option Committee of the Board of Directors may grant options to purchase shares of Common Stock to our officers, directors and employees and those of our subsidiaries.

     The following table provides certain information concerning individual grants of warrants (in the case of Mr. Harrison and Ms. Franklin) and stock options under our 1991 Stock Option Plan made during the year ended December 31, 1999 to the Named Executive Officers:

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------    POTENTIAL REALIZABLE
                                          % OF TOTAL                                    VALUE AT ASSUMED
                                          OPTIONS AND                                ANNUAL RATES OF STOCK
                                           WARRANTS                                  PRICE APPRECIATION FOR
                           OPTIONS AND    GRANTED TO      EXERCISE                         OPTION OR
                            WARRANTS       EMPLOYEES       OR BASE                      WARRANT TERM(1)
                             GRANTED       IN FISCAL        PRICE       EXPIRATION   ----------------------
NAME                           (#)           YEAR       ($ PER SHARE)      DATE         5%          10%
----                       -----------    -----------   -------------   ----------   ---------   ----------
Richard E. Harrison......    300,000(2)     60.11%           .525        05/01/04     $99,501     $251,014
Richard W. Egan..........     25,000(3)      5.01%            .34        08/25/04     $ 5,346     $ 13,547
Karen T. Franklin........     25,000(4)     10.01%          $.525        05/01/04     $ 8,254     $ 20,918
                              25,000(4)                       .43        08/01/04     $ 6,760     $ 20,348
Brian S. Rowley..........     25,000(5)      5.01%            .34        08/25/04     $ 5,346     $  5,346

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our Common Stock.

(2) Warrants vest as follows: 200,000 are fully vested and 100,000 on May 1, 2000.

(3) Options vest as follows: 25,000 on December 31, 2000.

(4) Warrants vest as follows: 25,000 on June 11, 1999 and 25,000 on January 2, 2000.

(5) Options vest as follows: 8,333, 8,333 and 8,333 shares on each of August 25, 2000, 2001 and 2002.

     The following table provides certain information concerning the value of unexercised warrants and unexercised options held by the Named Executive Officers under our Stock Option Plans as of December 31, 1999. No options or warrants were exercised by any of the Named Executive Officers during 1999.

                                                                                 VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED            IN-THE MONEY OPTIONS
                                                 OPTIONS OR WARRANTS               AND WARRANTS AT
                                                  AT FISCAL YEAR END              FISCAL YEAR END(A)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Richard E. Harrison........................    200,000         100,000            -0-             -0-
Julia B. North.............................    103,750          25,000            -0-             -0-
Richard W. Egan............................          0          25,000            -0-           1,250
Karen T. Franklin..........................     25,000          25,000            -0-             -0-
Brian Rowley...............................          0          25,000            -0-           1,250

---------------

(a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year-end ($0.39 per share) and the exercise price of the options.

                              CERTAIN TRANSACTIONS

     Reference is made to "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" for additional information.

     On August 31, 1999, VSI restructured its debt with Thomson Kernaghan & Co., Ltd. ("Kernaghan"), which totaled $1,089,750 at August 31, 1999. VSI made a cash payment of $150,000 at closing, and the remaining balance was exchanged for a 7% Secured Convertible Debenture, with a one year term (the "Debenture"). The Debenture was repaid in March 2000.

     As part of closing the Kernaghan transaction, $1,213,000 of the Company's 18-month term notes due March 31, 2000 were converted into 195,099 shares of Eastern Telecom common stock which were owned by VSI, representing a 19.5% minority interest in Eastern Telecom. In addition, $1,040,000 of new capital was raised by selling a 16.0% minority interest in Eastern Telecom. The consideration received for the sale of shares of common stock of Eastern Telecom was based on an internal valuation of Eastern Telecom. On March 14, 2000, VSI exchanged 531,077 shares of its common stock for 16% of the common stock of Eastern Telecom held by certain minority shareholders. VSI now holds a 80.5% majority ownership interest in Eastern Telecom.

     Participants in the term note conversion and new equity participants also received 1,098,492 and 396,497 warrants to acquire shares of VSI common stock at an exercise price of $0.50 and $1.00 per share, respectively. Under the terms of the Kernaghan agreement, VSI has undertaken to sell its remaining interest in Eastern Telecom at not less than fair market value, provided the terms of any such transaction are otherwise acceptable to VSI. Additionally, Eastern Telecom's remaining minority shareholders have a put option, which gives them the right to put their Eastern Telecom shares back to VSI after one year or upon the sale of Eastern Telecom or substantially all of its assets and VSI has a call option to reacquire shares of Eastern Telecom at any time, both at a price of $6.50 per share of Eastern Telecom Common Stock. As previously discussed in this Proxy Statement, we have asked you to approve the sale of Eastern Telecom.

     In connection with the August 31, 1999 transactions described above, an aggregate of 255,480 shares of Eastern Telecom common stock were sold to affiliates of VSI, as follows:

                                                            EASTERN TELECOM SHARES     EASTERN TELECOM
                                                              ISSUED IN EXCHANGE      SHARES ISSUED FOR
NAME                                             TITLE          FOR TERM NOTES           NEW EQUITY
----                                            --------    ----------------------    -----------------
Richard E. Harrison...........................  CEO                     --                 76,923(1)
Richard Egan..................................  Officer              1,613                     --
Edward S. Redstone............................  Director            32,265                 76,923
Larry M. Carr.................................  Director            64,530                     --
Julia B. North................................  Director             1,613                     --
Harlan D. Platt...............................  Director             1,613                     --

---------------

(1) Represents shares of Eastern Telecom common stock owned by OHA Financial, Inc., of which Mr. Harrison serves as a Director.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the our Common Stock against the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Electronics Components Stock Index for the period commencing on December 31, 1994 and ending December 31, 1999 (the "Measuring Period"). The graph assumes that the value of the investment in our Common Stock and each index was $100 on December 31, 1994. The yearly change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. We have not paid any cash dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              VSI ENTERPRISES, INC., NASDAQ STOCK MARKET INDEX AND
                   NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

                                                                                                           NASDAQ ELECTRONICS
                                                  VSI ENTERPRISES INC.              NASDAQ US                  COMPONENTS
                                                  --------------------              ---------              ------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     304.96                      141.33                      165.62
1996                                                     170.00                      173.89                      286.42
1997                                                     100.00                      213.07                      300.25
1998                                                      20.00                      300.25                      464.11
1999                                                       8.00                      542.43                      910.46

      ASSUMES $100 INVESTED ON DECEMBER 31, 1994 IN VSI ENTERPRISES, INC.
                  COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                   NASDAQ ELECTRONICS COMPONENTS STOCK INDEX

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During the year ended December 31, 1999, the Compensation Committee of the Board of Directors was comprised of three non-employee members of the Board. The Compensation Committee is responsible for:

     -  setting our compensation philosophy and policies

     - setting the terms and the administration of compensation plans for our officers

     -  review and approval of pay recommendations for our executive officers

     -  initiation of all compensation actions for our Chief Executive Officer

     Our compensation policies have been designed to align the financial interests of our management with those of our stockholders, and reflect our nature by taking into account our operating environment and the expectations for growth and enhanced profitability. Compensation for each of our executive officers consists of a base salary, discretionary performance bonus and stock options. We do not currently provide executive officers with other long-term incentive compensation aside than the ability to contribute their earnings to our 401(k) Plan.

     The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock options. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other elements of our compensation program at conservative levels, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee reviews salary recommendations for our executives (other than the Chief Executive Officer) and then approves such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his or her past performance and its expectation as to his future performance in leading us forward. Generally, such salaries have been below levels paid to executives with comparable qualifications, experience and responsibilities at other similarly situated companies.

     The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in our revenue, net income, net income per share and market penetration, as well as improvements in operating efficiencies. The assessment of performance achievement is considered in relation to the maximum normal bonus opportunity, which is paid for achieving outstanding levels of performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

     Stock options represent a substantial portion of compensation for our executive officers, including our Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if our stock price increases. Generally, option grants vest in equal amounts over a period of three years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by us at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with us and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' personal interests with those of our stockholders, since the ultimate value of such compensation is linked directly to stock price.

     In the year ended December 31, 1999, we granted: our Interim Chief Executive Officer Richard E. Harrison warrants to purchase shares of our Common Stock; our Interim Chief Financial Officer Karen T. Franklin warrants to purchase shares of our Common Stock; our President-Videoconferencing Systems, Richard W. Egan options to purchase shares of our Common Stock; our Vice President-Eastern Telecom Brian S. Rowley options to purchase shares of our Common Stock; and our Chief Technical Officer Richard C. Mays options to purchase shares of our Common Stock. We also granted options to certain other persons who are not executive officers.

     The Compensation Committee continually evaluates our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our stockholders and with our performance as a company, it continues to examine what modifications, if any, should be implemented to further link executive compensation with our performance as a company and the executive's individual performance.

                            Larry M. Carr, Chairman
                                 Edward S. Redstone
                                 Julia B. North

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                                AGENDA ITEM TWO

             APPROVAL OF SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
           VSI NETWORK SOLUTIONS, INC., OUR WHOLLY OWNED SUBSIDIARY,
                       TO PENTASTAR COMMUNICATIONS, INC.

GENERAL

     On February 18, 2000, our majority owned subsidiary, VSI Network Solutions, Inc., doing business as Eastern Telecom, Inc. entered into a purchase agreement with PentaStar Communications, Inc. and its newly-formed, wholly owned acquisition subsidiary, OC Mergerco 4, Inc., to sell substantially all of its assets to PentaStar Communications, Inc. The transaction will close upon approval by the shareholders of VSI Enterprises, Inc. and satisfaction of the terms of the purchase agreement.

BACKGROUND

BUSINESS CONDUCTED

VSI ENTERPRISES, INC.

     VSI Enterprises, Inc. is engaged in the design, manufacture, marketing and servicing of software based command and control systems, including videoconferencing control systems, which operate on PC platforms. Together with its wholly owned subsidiary, VSI provides command and control solutions which allow end users to operate, as a single system, a broad range of electronic equipment such as projectors, VCRs, computers, sound systems, lighting and temperature controls and other audio/video devices in a variety of settings. In addition, we resell voice and data services and equipment on behalf of large telecommunications companies through our majority-owned subsidiary, Eastern Telecom (sale pending). Our videoconferencing products are designed to allow multiple participants at geographically disbursed sites to see and hear each other on live television and share graphical pictorial information using standard commercially available telecommunications transmission facilities. VSI integrates standard video, audio and transmission components with its own proprietary video, audio and computer control components software. VSI has two business segments: control and video conferencing systems and network services.

PENTASTAR COMMUNICATIONS, INC.

     PentaStar designs, procures and facilitates the installation and use of communication services solutions that best meet customer's specific requirements and budgets. PentaStar was originally formed to become a communication services agent. PentaStar has become a multi-regional company that designs, sells and facilitates the installation and usage of communication services for small and medium-size business customers.

TERMS OF THE TRANSACTION

     - STOCKHOLDER VOTE. You are being asked to vote to approve an asset sale transaction whereby our majority owned subsidiary, VSI Network Solutions, Inc., will sell substantially all of its assets to OC Mergerco 4, Inc., a wholly owned subsidiary of PentaStar Communications, Inc.

     - THE ACQUIROR. PentaStar Communications, Inc., is a publicly held Delaware corporation whose objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-size businesses. PentaStar Communications, Inc. is acquiring the assets of VSI Network Solutions, Inc. through PentaStar's newly-formed, wholly owned acquisition subsidiary, OC Mergerco 4, Inc.

     - CONSIDERATION TO VSI NETWORK SOLUTIONS, INC. The consideration payable by PentaStar Communications, Inc. to VSI Network Solutions, Inc. for the assets will consist of:

       -- cash in an amount of $2,100,000;

       -- 57,657 shares of PentaStar, which had an aggregate fair market value as of the date of the purchase agreement of $950,000 and have an
          aggregate fair market value as of April   , 2000 of           ;

       -- the assumption of the assumed liabilities (as defined in the purchase agreement); and

       -- the Earn-Out Amount payable pursuant to Section 2.3(b) of the purchase agreement.

       At the Closing, PentaStar will:

       -- pay to us by wire transfer to an account designated by us, $1,600,000 of the cash portion of the purchase price;

       -- deposit the remaining $500,000 of the cash portion of the purchase price and the stock certificates representing the closing shares into an escrow account with the escrow agent; and

       -- assume the assumed liabilities.

       The accounts receivable escrow fund, the closing shares and the other property held in the escrow account shall be held and disbursed according to the purchase agreement and the escrow agreement.

UNANIMOUS BOARD RECOMMENDATION

     The Board of Directors has unanimously approved the sale of assets and recommends that VSI stockholders vote to approve the sale of assets.

MAILING OF PROXY STATEMENT

     This proxy statement is first being sent to you on April 17, 2000.

WHAT VOTE IS REQUIRED FOR APPROVAL OF THE ASSET SALE?

     The asset sale requires the approval of the holders of a majority of the outstanding shares of VSI's common stock. The failure to vote or a broker non-vote has the same effect as a vote against the asset sale.

WHEN WILL THE ASSET SALE BE COMPLETED?

     We are working to complete the asset sale as soon as possible. We anticipate completing the asset sale by May 19, 2000, subject to receipt of stockholder approval and satisfaction of other requirements, including the conditions described immediately below.

CONDITIONS TO COMPLETING THE ASSET SALE

     The completion of the asset sale depends on a number of conditions listed in the purchase agreement being met. Additionally, the completion of the asset sale requires the approval of the asset sale and purchase agreement by the shareholders of VSI.

INTERESTS OF DIRECTORS AND OFFICERS IN THE ASSET SALE THAT DIFFER FROM YOUR INTERESTS

     Some of VSI's directors and officers have interests in the asset sale that are different from, or are in addition to, their interests as stockholders in VSI. The members of VSI's Board of Directors knew about these additional interests, and considered them, when they approved the purchase agreement. These interests include provisions in the purchase agreement regarding directors' and officers' indemnification and insurance.

TERMINATION

     - TERMINATING THE PURCHASE AGREEMENT. VSI and PentaStar can agree to terminate the purchase agreement at any time prior to the closing of the asset sale.

       In addition, PentaStar can decide to terminate the purchase agreement without VSI's consent if:

       -- VSI breaches any representation, warranty, or covenant contained in the purchase agreement in any material way, and PentaStar has notified VSI of the breach and the breach has not been cured within 10 days after the notice; or

       -- the closing of the asset sale has not occurred on or before May 31, 2000 because of the failure of any condition precedent to PentaStar's obligation to consummate the closing of the asset sale.

REGULATORY APPROVALS

     There are no federal or state regulatory requirements to be complied with for approval to be obtained in connection with this transaction.

DISSENTERS' RIGHTS

     Shareholders of VSI do not have dissenters' rights with respect to this transaction.

ACCOUNTING TREATMENT

     Terms of the agreement include initial cash consideration in the amount of $2,100,000, PentaStar common stock valued at $950,000 and PentaStar's assumption of certain liabilities. The sale of Eastern Telecom assets to PentaStar will be accounted for under the purchase method of accounting. VSI expects to realize an initial gain of approximately $1.0 million on the sale. Any potential gain under the earn-out provision will be recognized when additional consideration is received.

FEDERAL INCOME TAX CONSEQUENCES

     For Federal and State Income Tax purposes, the divestiture of the network services division will be treated as an asset disposition. VSI does not expect to recognize a gain for Federal Income Tax purposes, due to the write-off of goodwill in 1998, which was disallowed for tax purposes. The write-off will be allowed for tax purposes in 2000 due to the disposition of the assets.

REPORTS, OPINIONS AND APPRAISALS

     No reports, opinions or appraisals that materially relate to this transaction were received from outside parties or referred to in the proxy statement.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

     No past contacts, transactions or negotiations have occurred between VSI Enterprises, Inc., or any of our subsidiaries, and PentaStar Communications, Inc. and any of its subsidiaries.

DESCRIPTION OF PENTASTAR'S BUSINESS

OVERVIEW

     PentaStar Communications, Inc., a Delaware corporation, was founded on March 15, 1999, to become a multi-regional communications services agent for small to medium-size business customers. Prior to October 26, 1999, PentaStar had not conducted any operations, and all of PentaStar's activities were related to the organization of PentaStar, the acquisitions described below and PentaStar's initial public offering of common stock (the Offering). On October 26, 1999, PentaStar, through wholly-owned subsidiaries, acquired DMA Ventures, Inc., dba Access Communications (Access) and ICM Communications Integration, Inc. (ICM) (together, the Acquired Companies) and completed the Offering. References in this Proxy Statement to "PentaStar," refer to PentaStar, ICM and Access on a combined basis, unless the context otherwise indicates.

     On October 26, 1999, PentaStar commenced business operations as a communications services agent. PentaStar designs, procures and facilitates the installation and use of communications and Internet services for small to medium-size businesses that generally cannot afford in-house communications management resources. PentaStar's goal is to provide its customers with a comprehensive communications solution, utilizing the infrastructure of existing communications service providers. By analyzing and selecting from a variety of available communications service providers and technologies, other than for local access where PentaStar primarily offers regional bell operating company (RBOC) service, PentaStar provides its customers with a custom-designed, cost-effective solution for local access, long distance, wireless and Internet services for voice and data communications services. As the communications industry becomes increasingly complex, PentaStar believes its services will become more valuable to its customers.

     PentaStar has and will continue to enter into agent relationships with long distance, wireless and Internet service providers that will expand the available services offered by agents acquired by PentaStar.

     PentaStar services customers in a broad range of industries, including retail, wholesale, manufacturing, service, distribution and professional services. Some of the major benefits PentaStar provides its customers are:

     - assistance in sorting through the abundance of confusing technology options;

     -  management of the ordering and installation of communications services;

     - more effective and timely responses to problems encountered with communications service providers than can generally be obtained by an individual customer;

     - ongoing evaluation of new solutions that could better suit the future communications needs of PentaStar's customers;

     - development and maintenance of customer-specific databases that allow PentaStar to better apply its knowledge and experience to each customer's communications needs; and

     - payment of most of PentaStar's fees by the communications service provider.

     PentaStar believes that it offers compelling reasons for communications service providers to view PentaStar as a strategic partner. Those reasons are as follows:

     - PentaStar is an effective sales force for its service providers, with a competitive, cost effective and variable cost solution for them;

     - PentaStar provides the ability to retain customers and increase revenues from customers;

     - PentaStar provides a professional staff to handle the installation of services and ongoing interface between the customer and the service provider;

     - PentaStar can sell into markets that may not be economical for the service providers to support directly; and

     - PentaStar can act as a sales agent for communications services that some service providers, the RBOCs in particular, are prohibited by law from offering. This provides its customers with a complete communications solution.

     ICM was formed in 1990 as a division of International Communications Management, Inc., a corporation that provided training for communications service providers. ICM was formed to provide communications consulting and sell communications services to small to medium-size businesses. In January 1995, the ICM division was spun-off into a separate corporation owned by International Communications Management, Inc. In July 1997, ICM was spun-off as a separate corporation to the shareholders of International Communications Management, Inc. ICM has been a U S WEST Communications, Inc. (U S WEST) agent since 1991. Approximately 99% of ICM's 1999 and 1998 revenues were from commissions paid by U S WEST. The balance was comprised of revenues from the sale of long distance and Internet services procured from a former affiliate of ICM. ICM has sold U S WEST's local access service since 1991 and has marketed U S WEST's wireless services since December 1998 and U S WEST's Internet services since January 1998. ICM has offered Qwest long distance services since October 1998 and AT&T long distance services since April 1999. In June 1998, ICM began offering Epoch Internet services.

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

     Access was formed in 1995 by Jeffrey A. Veres. Originally, Access acted as an agent for U S WEST and sold local area network and wide area network hardware for computer systems in the Denver, Colorado metropolitan area. In April 1999, Access discontinued its hardware business to focus on selling U S WEST's communications services. Access has been a U S WEST agent since 1995. All of Access' 1999 and 1998 agent revenues were from commissions paid by U S WEST. Access has recently begun offering Qwest long distance services and is developing other service provider relationships. Access has sold U S WEST's local access services since 1995 and has marketed U S WEST's wireless services since December 1998 and U S WEST's Internet services since January 1998. Access has been an agent for Qwest long distance services since January 1999.

     PentaStar also intends to acquire additional communications services agents in other major metropolitan areas. PentaStar has formed PentaStar Internet, Inc., a wholly-owned subsidiary, to acquire Internet service providers ("ISPs") in small, high-growth areas. PentaStar's goal is to use the staff and customer relationships of ISPs PentaStar may acquire to implement comprehensive local access, long distance, wireless and Internet solutions for customers in these small markets. Currently, PentaStar is focusing its resources on acquiring communications services agents rather than ISPs.

RECENT DEVELOPMENTS

     On February 18, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic, in 1999 and 1998, respectively. The purchase price consideration consisted of $182,000 in cash paid at closing, the issuance of 5,980 shares of PentaStar's common stock and the assumption of approximately $2,500,000 of liabilities. PentaStar also assumed the on-going obligations under various agreements relating to the acquired assets.

     On February 18, 2000, PentaStar signed a definitive agreement to acquire the assets of Eastern Telecom, Inc. ("ETI"). ETI, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. ETI is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of ETI is contingent upon receipt of the approval of the shareholders of VSI Enterprises, Inc., which is the parent company of ETI. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100,000 in cash, the issuance of PentaStar's common stock with a fair market value of $950,000 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of ETI and UST for the year ending December 31, 2000.

     On February 22, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of NCI Communications, Inc. ("NCI"). NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of PentaStar. The purchase price paid for the assets consisted of cash of $10,000 and the cancellation of a $601,000 note receivable from NCI to PentaStar.

     On March 17, 2000, PentaStar completed the acquisition of the assets of ParTel Communications, Inc. (ParTel). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S WEST and sells primarily high-end, data-oriented products. Historically, all of ParTel's revenues have been generated from commissions paid from U S WEST. The purchase price consideration consisted of $519,000 in cash paid at closing and the issuance of 30,310 shares of PentaStar's common stock. At the time the acquisition of ParTel was consummated, PentaStar loaned $500,000 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31,

2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.

PENTASTAR'S STRATEGY

     PentaStar's objective is to be a leading multi-regional provider of custom-designed communications solutions to small and medium-size businesses. PentaStar's strategy to achieve this objective is to:

PROVIDE COMPREHENSIVE COMMUNICATIONS SOLUTIONS

     PentaStar offers comprehensive communications solutions by providing customers with the benefit of its independent analysis of multiple technologies and pricing plans, except in local access where PentaStar works primarily with RBOCs with whom it has or may establish agency relationships. In addition to selling basic communications services, PentaStar's focus is to provide solutions for more complex, high-end data-oriented products or advanced communications services such as Frame Relay or ATM services. PentaStar believes that, by purchasing a package of local access, long distance, wireless and Internet services from one communications service provider, the customer may not have the opportunity to choose the solutions that best meet its communications needs. By engaging PentaStar's services, the customer is able to select different providers for each type of service to best meet its needs.

     PentaStar will continue to establish technology experts to analyze existing and developing communications services technologies. PentaStar will continue to evaluate changing pricing programs of various service providers and to seek technology and pricing solutions that best address the needs of its customers. This assists PentaStar's field sales personnel in customizing the services that it recommends for each customer.

GROW THROUGH ACQUISITIONS

     PentaStar intends to build a multi-regional presence in the communications market by acquiring RBOC agents in major metropolitan areas and, as appropriate opportunities become available, ISPs in small, high growth areas. PentaStar strives to acquire companies that are well managed, have a strong customer base, are profitable and would benefit from the additional resources that PentaStar intends to provide. PentaStar's goal is to structure these acquisitions so that the owners who manage the on-going business of each acquired agent receive a significant amount of their portion of the purchase price in PentaStar's common stock.

     PentaStar believes the agents and ISPs targeted for acquisition will be attracted to, and benefit from, the opportunity to join PentaStar because PentaStar plans to offer them:

     -  shared systems, administration and infrastructure support;

     -  lower costs resulting from planned economies of scale;

     -  improved commission structures resulting from aggregating sales;

     -  availability of multiple long distance, wireless and Internet options;

     - access to on-going analysis of available communications and Internet technologies and pricing plans;

     -  access to other acquired companies' "best practices" models;

     -  greater access to capital for future growth;

     -  add-on sales to local operations of regional customers; and

     -  consolidated order entry and processing.

INCREASE REVENUES OF ACQUIRED COMPANIES

     PentaStar intends to increase revenues of agents and ISPs acquired as follows:

     Introduce New Agent Services. The agents PentaStar has acquired and the agents it intends to acquire primarily sell local access services for RBOCs. PentaStar currently sells and will continue to sell Internet
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

services, long distance and wireless for voice and data communications through other agent relationships. This will enable its customers to use PentaStar as the one resource for all their communications needs.

     Increase Revenues Through Commission Strategies. As a result of creating a larger organization, PentaStar's commission rates have been enhanced by meeting volume minimums in some existing commission contracts. PentaStar has and expects to continue to negotiate more favorable commission arrangements than are available to individual agents. PentaStar believes the impact of this strategy will increase as it grows.

     Enhance Selling and Advertising Efforts. PentaStar continues to expect to attract new customers by increasing its direct selling and advertising efforts. PentaStar continues to accomplish this in part by allowing the managers of acquired agents and ISPs to have more time to focus on selling as a result of relieving them of the administrative functions that will be consolidated into PentaStar's headquarters or regional centers. PentaStar believes advertising has not been used in any significant way by agents or small ISPs. PentaStar has provided management assistance and financial resources to implement a significant advertising program. PentaStar has also developed marketing materials and presentations to be used by management and the sales personnel of its agents and ISPs.

     Sell Communications Services Through ISP Sales Channel. PentaStar believes the limited population of small markets makes it more difficult for communications service providers to justify a local sales presence. If PentaStar acquires ISPs, PentaStar believes it could increase its revenues by utilizing the sales force of these ISPs to sell providers' local access, long distance and wireless services for voice and data communications to business subscribers of the ISPs. These ISPs would offer a unique sales channel for PentaStar to serve small markets, in addition to providing it with the value of their Internet business.

UTILIZE PENTASTAR'S SIZE TO INCREASE EFFICIENCIES IN THE OPERATING REGIONS

     PentaStar has and will continue to consolidate functions that are not critical to control at the local level into its corporate headquarters. These functions include human resources, information systems, legal services and tax matters. Additionally, PentaStar has and will continue to consolidate some aspects of accounting, order processing and after-sales management into regional centers to be established at designated local sites. The purchasing of insurance, supplies, equipment and certain external services are being managed from PentaStar's corporate headquarters. Also, PentaStar expects to aggregate the service provider traffic of any ISP PentaStar acquires onto a unified Internet connection, which PentaStar believes should result in lower access costs to it.

IMPLEMENT A BEST PRACTICES PROGRAM

     The agents PentaStar has acquired are operating with a high degree of autonomy in their regions, which PentaStar expects to be the case with its other agent and ISP acquisitions. However, PentaStar is implementing and will continue to implement a best practices program under which each acquired company will be able to adopt successful business practices developed by its other agents and ISPs. This allows each acquired company to develop a best practices model that works for it. PentaStar's corporate management team is actively facilitating this process.

CREATE STRONG INCENTIVES FOR MANAGEMENT TO INCREASE EARNINGS

     PentaStar has established two strong incentives for its agent managers, who are generally the former owners of the acquired agents, to increase their region's earnings. The first incentive is the opportunity to earn a greater percentage of the total shares of PentaStar's common stock issued to acquire the agents based on each agent's future performance. The second incentive is a bonus plan pursuant to which each agent manager may receive a cash bonus of up to 5% of his area's operating earnings before amortization expense. PentaStar expects that managers of other agents it acquires and managers of acquired ISPs will also participate in bonus programs based upon their ISPs operating earnings before amortization expense and will also participate in PentaStar's stock option plan.

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

INDUSTRY

THE COMMUNICATIONS SERVICES AGENT INDUSTRY

     General. Communications services agents are organizations that are authorized to sell and facilitate the use of communications services of one or more communications service providers. A full-service agent:

     -  establishes relationships with customers;

     -  assists the customer in analyzing its communications needs;

     - arranges for the communications service providers to provide the customer with the communications services that best suit the customer's needs; and

     - facilitates the installation of communications services by the various communications service providers.

     Agents have been successful in obtaining new sales as a result of existing relationships with customers and potential customers. PentaStar believes agents have a sales cost that is competitive with that of the direct sales forces of service providers. By utilizing agents to sell their services, service providers can outsource a difficult and costly function.

     Communications services agents are generally paid a commission by each communications service provider based on a percentage of the customer's cost of services sold by the agent. This commission typically ranges from 7% to 20% of the contract value for an individual agent. It is paid upon either the execution of the contract and installation of the services or pro-rata over the contract's life, depending upon the service provider.

     The communications services agent industry is highly fragmented and characterized by hundreds of local companies with no large national competitors. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the core communications market segments, other than the Internet, in which PentaStar competes had sales of $200.6 billion in 1998, which are expected to grow to $283.8 billion by the end of 2002, a 9.0% compound annual growth rate. Sales in these market segments are made directly by service providers and by agents. PentaStar is not aware of any data that breaks down these sales between service providers and agents. According to the Telecommunications and Information Highways-Internet Market Report by Paul Budde Communication, the U.S.-based Internet services market was $6.6 billion in 1998 and is expected to grow to $24.7 billion in 2002, a compound annual growth rate of 39.1%. The total market for all services that PentaStar sells was $207.2 billion in 1998 and is projected to grow to $308.5 billion in 2002, a compound annual growth rate of 10.5%.

     Communications service providers include:

     -  RBOCs;

     -  Competitive local exchange carriers, or CLECs;

     -  long distance service providers;

     -  wireless service providers; and

     -  ISPs.

     Most communications service providers use agents to augment their direct sales force. Generally, communications service providers select agents that they believe have the knowledge and expertise to effectively sell communications services and facilitate the installation process.

     Local Access Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, local access services revenues, including voice and data were $56.4 billion in 1998 and are expected to reach $70.4 billion by 2002, a 5.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $6.6 million, or 98.5%, of its combined revenues in 1998 and approximately $5.4 million, or 98.7%, of its combined revenues in 1999 from this market. PentaStar

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

believes the RBOCs have continued to dominate the local access market. The Modified Final Judgment that required the break-up of AT&T and the concurrent FCC decisions that permitted the RBOCs to use affiliated and nonaffiliated entities to act as sales agents on a commission basis for the local telecommunications services offered by the RBOCs led to the development of agency programs. The Telecommunications Act of 1996, which changed the Modified Final Judgment's line-of-business restrictions, permits the RBOCs to enter the in-region long distance market upon the satisfaction of a statutory checklist of market-opening criteria and other requirements. The Telecommunications Act of 1996 also allows long distance carriers to provide local services in the RBOCs' territories. Large long distance carriers were permitted to offer combined packages of long distance and resold RBOC local services in the states where the RBOC has not received in-region long distance authorization beginning February 8, 1999. These long distance carriers are not permitted to market long distance and RBOC resold local services through a "single transaction," meaning those carriers may not use the same sales agent to market both products to the same customer in the same communication. Also, the long distance carriers may not offer long distance and RBOC resold local exchange services as a bundled package under an integrated pricing schedule. The Telecommunications Act of 1996 also required the RBOCs to allow other communications service providers to interconnect with the RBOC's facilities and equipment. This has made the local access market more competitive.

     PentaStar believes that the RBOCs continue to have a distinct competitive advantage in the local access market because they:

     -  control the line to customer locations;

     -  have an established customer base; and

     -  have greater financial and other resources to deploy new technologies.

     As the local access market continues to offer greater service choices and face increased competition, PentaStar believes that agents which are:

     -  cost effective;

     -  offer an efficient method of attracting and retaining customers; and

     -  have the ability to provide comprehensive communications services will be in demand by both RBOCs and customers.

     Long Distance Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, long distance revenues were $106 billion in 1998 and are expected to reach $142.6 billion by 2002, a 7.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $36,000, or 0.5% of its combined revenues in 1998 and approximately $11,000, or 0.2% of its combined revenues in 1999 from this market. The long distance market is highly price competitive and is dominated by large national companies such as AT&T, MCI/WorldCom, Qwest and Sprint. These large national carriers compete aggressively for market share and most have established agency programs that enhance their overall sales efforts. The RBOCs will also be allowed to offer long distance service upon satisfaction of the statutorily mandated criteria, which determine when the local market has become sufficiently competitive.

     Wireless Market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the wireless communications services market was $38.2 billion in 1998 and is expected to reach $70.8 billion by 2002, a 16.7% compound annual growth rate. As a result of its acquisition of Access and ICM, PentaStar derived approximately $4,000, or 0.1% of its combined revenues in 1998 and approximately $24,000, or 0.4% of its combined revenues in 1999 from this market. Although much of the early growth in wireless communications has occurred in the consumer sector, in particular cellular telephones, PentaStar believes an increasing share of wireless communications services will be used by business customers in the future.

     The development of personal communication service ("PCS") and its ability to facilitate voice, Internet, e-mail and other wireless services has ushered in the increasing use of wireless technologies for the business market. According to the 1999 MultiMedia Telecommunications Association Market Review and Forecast, the
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

PCS services market was $3.7 billion in 1998 and is expected to reach $16.6 billion in 2002, a 45.4% compound annual growth rate. The integration of computer applications and wireless technologies is anticipated to also fuel future market growth.

     PentaStar expects that small to medium-size businesses will increasingly use wireless communications for voice and data applications.

     Internet Services Market. The Internet has grown rapidly since its introduction to the public in the early 1990s, allowing millions of people worldwide to communicate and conduct business electronically. The April 1999 Internet Demographics Survey, conducted by CommerceNet and Neilsen Media Research, estimated the number of Internet users in the United States and Canada at 92 million. According to the Telecommunications and Information Highways-Internet Market Report by Paul Budde Communication, the U.S.-based ISP market was $6.6 billion in 1998 and is expected to grow to $24.7 billion in 2002, a compound annual growth rate of 39.1%. As a result of its acquisition of Access and ICM, PentaStar derived approximately $62,000, or 0.9% of its combined revenues in 1998 and approximately $40,000, or 0.7% of its combined revenues in 1999 from this market. The growth in the number of Internet users is being fueled by a number of factors, including the increased use of personal computers, the speed and reduction in cost of computer hardware, and the increasing importance of the Internet as a means of communication and commerce.

THE INTERNET SERVICE PROVIDER INDUSTRY

     Businesses are becoming more "virtual," which allows individuals to be less concerned with proximity to the office and more concerned with communications and Internet access to the office. The Internet has allowed many businesses and individuals to conduct their business away from the traditional commercial centers to regions and cities that have not previously been viable locations for business. This trend is spurring growth in both Internet users and ISPs, as well as in the use of the Internet for communications.

     ISPs are organizations that offer a range of Internet and World Wide Web-based services to customers. The Internet services market in the areas PentaStar is targeting currently consists primarily of basic Internet access. The rapid development and growth of the Internet has resulted in a highly fragmented market. According to the 1999 Boardwatch Directory of Internet Service Providers, there are over 5,000 ISPs in the United States. Most of these ISPs are small and are local businesses. PentaStar believes that currently less than 15% of the ISPs have regional or national market coverage. This industry is currently undergoing substantial consolidation.

PENTASTAR SERVICES

LOCAL ACCESS

     PentaStar currently acts as a sales agent for U S WEST's comprehensive local access services, including basic dial tone and advanced communications services in the Colorado and Northwest regions. As a result of its acquisitions subsequent to December 31, 1999, PentaStar is also offering these same services for U S WEST in the Phoenix and Tucson, Arizona market and as a sales agent for Bell Atlantic, Southwestern Bell and Bell South in the Northeast and Mid-Atlantic regions. Basic dial tone services are telephone connections, voice messaging and call management. More advanced communications services PentaStar acts as a sales agent for include:

     -  data transmission oriented services;

     -  dedicated high-capacity transmission services;

     - high speed real time communications access, including digital subscriber line, or DSL;

     - packet-based transmission for wide area networks, including frame relay service; and

     - an advanced digital network for data, video, voice and Internet traffic, including ISDN.

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

LONG DISTANCE

     PentaStar currently offers Qwest and AT&T long distance services. PentaStar's predecessors have offered Qwest long distance services in the Northwest and Colorado regions since October 1998 and January 1999, respectively and AT&T long distance services in the Northwest region since April 1999. These Northwest region services have been offered utilizing the agent relationships of NCI, an affiliate of ICM, which was acquired by PentaStar subsequent to December 31, 1999. PentaStar's relationships with these long distance providers allow it to offer its customers the pricing, quality and add-on features that they require for their specific long distance communications. As a result of PentaStar's acquisitions subsequent to December 31, 1999, PentaStar is also offering long distance services provided by Sprint in the Northeast and Mid-Atlantic regions.

WIRELESS

     PentaStar currently offers US WEST's wireless services in the Colorado and Northwest regions. PentaStar concentrates on providing its customers with services and capabilities that will allow them to better utilize wireless technology and make this technology an integral part of their voice and data communications strategy. PentaStar's predecessors have offered U S WEST's wireless services since December 1998. These wireless services include cellular, paging and integrated voice and data communications services. PentaStar provides and will continue to provide its customers with competitive pricing, coverage and access to add-on features.

INTERNET

     PentaStar currently offers US WEST's Internet services in the Colorado and Northwest regions and, since February 2000, became a Certified Internet Agent for Epoch Internet, a Tier-1 and nationwide ISP. PentaStar finds that customers are often confused by the process of selecting an ISP, connecting to the ISP and integrating the service into their internal systems. Many ISPs do not provide installation and start-up assistance or assistance in internal cabling and networking for their customers. As a result, the customers must coordinate with local access providers, networking/cabling consultants and the ISP to obtain service. To address this problem, PentaStar offers a turnkey solution to its customers through its agent relationships, connection expertise and relationships with networking/cabling companies. PentaStar's predecessors have offered U S WEST's Internet services since January 1998. As a result of its acquisitions subsequent to December 31, 1999, PentaStar is also offering Internet services provided by Bell Atlantic and North Atlantic Internet in the Northeast and Mid-Atlantic regions.

PROJECT MANAGEMENT

     The combination of wireless technologies, computer networking integration, telephone system integration and Internet technologies creates significant challenges for small to medium-size businesses attempting to implement an overall communications solution. PentaStar believes that some of its customers may benefit from PentaStar's project management capabilities. PentaStar will continue to offer comprehensive communications services, assistance in the selection of hardware and cabling providers, supervision of the installation and integration of all the communications services components and, to a limited extent, the installation of hardware. However, PentaStar does not plan to offer computer network implementation. As PentaStar's size and geographic coverage expand, they believe they will be able to offer project management to customers who have larger, more complex projects requiring significant planning, resource management and coordination.

ANALYSIS OF NEW TECHNOLOGIES AND DEVELOPMENTS

     PentaStar believes that over the course of the next few years the communications industry will see the introduction and expanded use of a wide range of new technologies and services. These new technologies will include the use of:

     -  Internet and wireless technologies for voice and data communications;

     - wireless receptor technologies, such as dish relay, satellite and radio towers and cable networks for communications; and

     -  intra-company networks.

     There are also several private companies developing satellite networks that will be used for providing new services and capabilities. Many of these new technologies will be valuable additions to the overall communications strategies of PentaStar's customers. However, this abundance of new options may add to the confusion PentaStar's customers face in making their communications choices. PentaStar will offer its customers, at no charge, ongoing analysis of these new technologies and services and assist them in their determination of which technologies may be applicable to their needs.

PENTASTAR'S PROPOSED INTERNET SERVICES

     The core product expected to be offered by ISPs PentaStar may acquire will be dial-up and dedicated access to the Internet. Although individuals typically use slower, less expensive Internet access methods, business customers often benefit from dedicated, high-speed Internet access. PentaStar expects to have the ability to procure the communications services necessary to provide PentaStar's customers with the highest speed access available in a particular market. PentaStar also plans to offer e-mail applications, file transfer protocol, World Wide Web hosting, Web design, project management of Web-based services and assistance with electronic commerce. PentaStar's goal is to increase the use of these more advanced services by customers of ISPs they may acquire.

OTHER SERVICES

     It is not currently common in the agent industry to provide customers with post-sales support beyond installation. Additionally, small to medium-size businesses typically do not have communications departments to deal with post-sales issues. Since post-sales services have not been customarily offered by agents, PentaStar does not know whether it can sell these services at a price that is acceptable to the customer and economical to them. To fill this need PentaStar may offer to its customers:

     - on-going contract maintenance, including service and billing problem dispute resolution with the communications service provider;

     - 7-day a week emergency assistance for service interruption or degradation;

     - on-going audits and needs analysis to ensure that all services are functioning appropriately;

     - regular audits and analysis of the services in place and the need for new services; and

     -  audits of billings and consolidation of billings.

     PentaStar believes that providing these additional services may add significant incremental revenues and further strengthen PentaStar's customer relationships.

SALES AND MARKETING

     PentaStar's direct sales efforts are conducted at the local level by its direct sales force. Members of PentaStar's direct sales team meet face-to-face with prospective customers, discuss their communications needs and use PentaStar's local project management staff to design a comprehensive package of communications services. PentaStar continues to focus on improving its project management staff and capabilities and developing programs to recruit and train motivated sales people with good technical and customer skills. PentaStar's goal is to establish a long-term relationship as the customer's total solution provider.

     PentaStar's agents also establish additional customer referral relationships by working directly with:

     -  interconnect companies;

     -  value-added resellers;

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

     -  computer network integrators;

     -  telephone system integrators; and

     -  ISPs and equipment vendors.

PentaStar customarily pays a referral fee to these companies or reciprocates in the sharing of market opportunities.

     In addition, PentaStar intends to maintain a comprehensive database for significant customers that will document their communications service plans and providers, historical usage and anticipated future needs. PentaStar believes that this database will become a valuable tool for providing enhanced services to its customers.

COMPETITION

AGENT BUSINESS

     The market for communications services is extremely competitive and rapidly changing. PentaStar expects competition to increase as communications service providers expand their traditional service offerings. Many of PentaStar's largest competitors are national communications service providers that have significantly greater financial, marketing and other resources. These competitors may adopt more aggressive pricing policies and offer more attractive terms to customers than PentaStar can. PentaStar may face increasing price pressure from PentaStar's larger competitors. In addition, some of PentaStar's current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to compete more effectively. PentaStar may not survive in this intensely competitive and rapidly evolving market. Within this market, PentaStar encounters multiple competitors that include:

     - the direct sales forces of communications service providers, such as US WEST, AT&T, Qwest, MCI/ WorldCom and numerous CLECs;

     -  other communications services agents;

     - customer infrastructure out-sourcers, such as Convergent Technologies, which buy a customer's computers, servers and telephone equipment and lease them back to the customer along with providing the customer CLEC-type services; and

     - communications consultants, such as groups within Electronic Data Systems and Andersen Consulting.

     PentaStar believes the primary competitive factors in its market include:

     - the ability to provide a solution that satisfies all the customer's communications needs;

     -  pricing;

     -  customer service during and after installation;

     -  quality and reliability of communications services;

     -  access to multiple communications service provider options; and

     -  development of customer loyalty.

     Although PentaStar faces a broad range of competition from a variety of communications service providers, PentaStar seeks to compete effectively by acting as a sales agent primarily for RBOC services in the local access market, along with long distance, wireless and Internet services from providers in those markets, with a strong focus on customer service.

PROPOSED ISP BUSINESS

     Currently, PentaStar is focusing its resources and acquisition efforts on communication services agents rather than ISPs. However, PentaStar intends to evaluate and pursue potential ISP acquisition candidates of which PentaStar becomes aware and which meet a strategic need. PentaStar's target market for Internet access is extremely competitive. PentaStar expects competition to increase as Internet use grows and ISPs expand their traditional services and new start-ups emerge in the marketplace. Barriers to entry are minimal and competitors can enter the market at a relatively low cost. Many of PentaStar's competitors have greater financial, marketing and other resources than PentaStar. PentaStar cannot guarantee that it will be able to compete effectively in this market. PentaStar's competitors include:

     -  other local and regional ISPs;

     -  national ISPs, such as MindSpring and Verio;

     -  on-line information providers, such as America Online and Prodigy;

     - large national communications providers, such as AT&T, Qwest, MCI/WorldCom and the RBOCs; and

     -  traditional cable television providers, such as Time-Warner and AT&T.

     In PentaStar's target ISP market, PentaStar believes that the following are the principal competitive factors:

     -  maintaining high-speed access options and adequate capacity;

     -  affordable pricing;

     - the ability to assist customers in implementing services and resolving problems; and

     -  offering a variety of services in addition to basic access.

GOVERNMENT REGULATION

AGENT BUSINESS

     PentaStar is not directly subject to any government regulations other than normal business regulations. However, the communications service providers for whom PentaStar acts as a sales agent are subject to varying degrees of federal, state and local regulation. Generally, the FCC exercises jurisdiction over all communications service providers to the extent they provide services involving the supplying of interstate or international communications. The Telecommunications Act of 1996 expanded the FCC's jurisdiction to include certain interconnection and related issues that traditionally have been considered subject primarily to state regulation. The state regulatory commissions also retain jurisdiction over significant aspects of the provision of intrastate communications services. The Telecommunications Act of 1996 was intended ultimately to permit service providers in the long distance and local communications services markets, as well as cable television providers, to compete freely in all communications markets. For example, the Telecommunications Act of 1996 eventually will permit the RBOCs to compete fully in the provision of in-region long distance services upon the satisfaction of the statutorily mandated criteria. The 1996 Act also allows long distance carriers to provide local services in the RBOCs' territories. Long distance carriers are also permitted to offer combined packages of long distance and resold RBOC local services. However, large long distance carriers are not permitted to market long distance and resold RBOC local services through a "single transaction" meaning that these carriers may not use the same sales agent to market both products to the same customer in the same communication. Also, the telecommunications carrier may not offer long distance and RBOC resold local exchange services as a bundled package under an integrated pricing schedule. The Telecommunications Act of 1996 also generally requires RBOCs to provide competitors with interconnection and nondiscriminatory access to their local exchange network on more favorable terms than have been available in the past. As required by the Telecommunications Act of 1996, the FCC adopted in August 1996 new rules implementing the interconnection and resale provisions of the Telecommunications Act of 1996, which are intended to minimize regulatory, economic and operational impediments to full competition for local services.

     In general, PentaStar is unable to determine what effect the Telecommunications Act of 1996 and other laws and regulations will have on the communications industry in general and on it in particular. Numerous FCC, state and local regulatory decisions are expected regarding issues that may materially affect it because they will have an impact on:

     -  the services and the pricing that can be offered by RBOCs; and

     - who can compete with RBOCs in various markets and the prices they will be able to offer.

     Also, the communications service providers whose services PentaStar will market are affected by the laws and changes in the laws affecting the provision of telecommunications. These laws and changes may have an indirect effect on PentaStar. For instance, on February 26, 1998, the FCC established rules that restricted telecommunications carriers' use of customer proprietary network information, or CPNI. The rules prohibit carriers from using information gleaned from providing one type of service (local, long distance or wireless) to market another type of service without first obtaining that customer's consent. This means that a carrier could not give PentaStar a local service customer's marketing information in order for PentaStar to market that carrier's long distance, wireless or Internet services without first obtaining that customer's consent to use his or her CPNI. However, the U.S. Court of Appeals for the Tenth Circuit recently overturned most of the FCC's CPNI rules. On October 4, 1999, the FCC filed a petition for rehearing of this case. This petition was denied on November 30, 1999.

     The communications service providers for which PentaStar acts as a sales agent must also comply with the FCC's verification requirements enacted to prevent slamming, the unauthorized change of a customer's presubscribed carrier selection. The slamming rules govern the manner in which telecommunications carriers effectuate and verify selection by consumers of preferred providers of local exchange and interexchange services. When PentaStar successfully sells a customer a service that replaces that customer's local access or long distance service, the provider of the new service must comply with the verification procedures in order to switch PentaStar's customer's service.

PROPOSED ISP BUSINESS

     PentaStar anticipates providing Internet access, in part, through transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. As an ISP, PentaStar will not be directly regulated by the FCC or any other agency, other than regulations applicable to businesses generally. PentaStar could, however, become subject in the future to regulation by the FCC or other regulatory agencies as a provider of basic telecommunications services.

     These regulations could affect the charges that PentaStar pays to connect to the local telephone network or for other purposes. PentaStar, like other ISPs, will not be required to pay carrier access charges. Access charges are assessed by local telephone companies to long-distance companies for the use of the local telephone network to originate and terminate long-distance calls, generally on a per minute basis. Access charges have been a matter of continuing dispute between local telephone companies and long-distance carriers. In May 1997, the FCC reaffirmed its decision that ISPs should not be required to pay carrier access charges.

     To the extent that an end user's call to an ISP is local rather than long distance, the local telephone company that serves the ISP may be entitled to reciprocal compensation from the end user's local telephone company. Reciprocal compensation is a reimbursement from one local telephone company to a second one for handling calls that originate with the first local telephone company and terminate with the second one. To the extent that a call from an end user to an ISP is considered intrastate, the local telephone company serving an ISP would be entitled to reciprocal compensation. This payment of reciprocal compensation reduces the local telephone company's costs and ultimately reduces the ISP's costs. The FCC recently determined that most, but not all, traffic to an ISP is interstate in nature rather than local. This determination could potentially eliminate the payment of reciprocal compensation to the local telephone company. The FCC has yet to rule on the specific issue of reciprocal compensation and ISP traffic; however, the FCC has stated that state commissions may determine whether, in some circumstances, reciprocal compensation should be paid.

     The FCC's current position is that Internet access providers should not be required to contribute to a new universal service fund established to replace current local rate subsidies and to meet other public policy objectives, such as enhanced communications systems for schools, libraries and health care providers. As a result, unlike telecommunications carriers and other telecommunications providers, ISPs do not have to contribute a percentage of their revenues to the federal universal service fund and are not expected to be required to contribute to similar funds being established at the state level. Both the access charge and universal service treatment of ISPs, however, are the subjects of further FCC proceedings and could change. Telephone companies are actively seeking reconsideration or reversal of the FCC decisions, and their arguments are gaining more support as Internet-based telephony begins to compete with conventional telecommunications companies.

     PentaStar is not in a position to predict how these matters will be resolved, but PentaStar could be adversely affected if, in the future, it and other ISPs are required to pay access charges, contribute to universal service support or if PentaStar's local telephone companies no longer receive reciprocal compensation for its traffic.

     The law relating to the liability of ISPs and on-line services companies for information carried on or disseminated through their networks is unsettled. As the law in this area develops, the potential imposition of liability upon PentaStar for information carried on and disseminated through its network could require PentaStar to implement measures to reduce its exposure to this liability, which may require the expenditure of substantial resources or the discontinuation of some of PentaStar's products or service offerings. Any costs that are incurred as a result of contesting any asserted claims or the consequent imposition of liability could materially adversely affect our profitability.

     Due to the increasing popularity and use of the Internet, a number of laws and regulations have been adopted in recent months and may be adopted in the future, by federal and state governments, as well as by foreign governments with respect to the Internet. These laws cover or may cover issues such as content, user privacy, pricing and copyright infringement. PentaStar cannot predict the impact, if any, that recent and any future regulatory changes or developments may have on the business, financial condition and results of operations of any ISPs it acquires. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from access providers or others, could have a material adverse effect on the ISP business.

EMPLOYEES

     As of March 24, 2000, PentaStar had 245 employees, all of whom were full-time employees. Of PentaStar's full-time employees, 6 are corporate headquarter employees, 141 are in sales and marketing, 56 are in operations and engineering support, and 42 are in administration.

     PentaStar believes that its relations with its employees are satisfactory. PentaStar is not party to any collective bargaining agreements, and PentaStar has never experienced a work stoppage. As PentaStar continues to grow and acquire new companies, PentaStar expects to hire additional personnel.

DESCRIPTION OF PROPERTY

     As of December 31, 1999 PentaStar maintains their corporate headquarters at 1522 Blake Street, Denver, Colorado. PentaStar leases 1,875 square feet under a lease which expires August 31, 2002. Additionally, ICM and Access lease the following facilities:

LOCATION                                                  SQ. FT.                 TERM
--------                                                  -------    ------------------------------
Denver, Colorado......................................     9,050     4,250 sq. ft. expires 7/31/00
                                                                     4,800 sq. ft. expires 12/31/01
Colorado Springs, Colorado............................       300     Expires 3/31/00
Bellevue, Washington..................................     9,902     5,213 sq. ft. expires 11/30/02
                                                                     4,689 sq. ft. expires 11/30/02
Portland, Oregon......................................     3,238     Expires 6/28/01

     PentaStar believes additional space is available for expansion.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending or, to PentaStar's knowledge, threatened against it.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes as of December 31, 1999 and for the period from inception (March 15, 1999) through December 31, 1999, and the predecessor financial statements of Access and ICM as of October 25, 1999 and December 31, 1998 and for the period from January 1, 1999 to October 25, 1999 and the year ended December 31, 1998, included in as part of this Proxy Statement beginning on page F-1.

     PentaStar was incorporated on March 15, 1999 under Delaware law. PentaStar's activity through October 25, 1999 consisted of:

     -  organizing PentaStar;

     - developing PentaStar's business plan, management and corporate structure;

     -  pursuing the acquisitions of the Acquired Companies; and

     -  conducting activities in connection with the Offering.

     Upon the closing of the acquisitions of the Acquired Companies and the Offering, PentaStar commenced its business operations as a communications services agent for communications services including local access, long distance, wireless and Internet services for voice and data communications. PentaStar designs, procures and facilitates the installation and use of communications services to best meet its customers' needs. PentaStar plans to continue to acquire other communications services agents.

     On October 26, 1999, PentaStar successfully completed its initial public offering. The Offering resulted in the sale of 1,297,845 shares of its common stock, for proceeds of $10,714,000 net of cash offering costs of $2,265,000. Immediately prior to the Offering, PentaStar completed the acquisitions of the Acquired Companies. Purchase consideration for Access consisted of $189,000 in cash, 205,000 shares of PentaStar's common stock and assumption of liabilities. Purchase consideration for ICM consisted of $1,619,000 in cash, 165,000 shares of PentaStar's common stock and assumption of liabilities. In connection with the acquisition of ICM, $500,000 of cash was placed in escrow for application against indemnification obligations. These acquisitions were accounted for under the purchase method of accounting. The principal shareholder of ICM and the principal shareholder of Access each entered into escrow and contingent stock agreements with PentaStar on closing of the acquisitions. These agreements adjust the final consideration paid to those shareholders in return for their interests in ICM and Access.

     Under these agreements, shares of PentaStar common stock were placed into escrow. Based upon the earnings performance of an acquired company relative to that of all other acquired companies for the 12-month period prior to the earlier of a sale of substantially all of the assets or stock of PentaStar or five years, the shareholder associated with that company or seller of that company will receive back from escrow all, some or none of the shares such shareholder or seller placed in escrow. In addition, based upon the relative earnings performance of the acquired company, such shareholder or seller may receive additional shares of common stock from PentaStar. PentaStar, at its discretion, may distribute cash to such shareholder or seller in lieu of some or all of the additional shares in an amount equal to the fair market value of the additional shares not distributed. The agreements are designed, however, so that there will be no net change to the total number of shares of PentaStar common stock outstanding after the combined adjustments are made for all of the Acquired Companies. PentaStar expects that the owners who manage other agent companies that PentaStar acquires will be required to receive a significant amount of the purchase price in PentaStar common stock and place into escrow from 25% to 50% of their PentaStar common stock pursuant to similar arrangements.

     ICM was a U S WEST agent, which means ICM has been accepted by U S WEST to sell, order and assist in the implementation of U S WEST communications services. PentaStar expects to retain the agent relationship with U S WEST indefinitely. PentaStar believes that the loss of its agent relationship with U S WEST would have a material adverse effect. Of ICM's revenues in 1999 and 1998, 99% were from U S WEST. Subsequent to the acquisition, ICM's former president, Dennis W. Schillinger, has remained with PentaStar as manager of PentaStar's Northwest region. ICM, located in Bellevue, Washington, was founded in 1990.

     Access was also a U S WEST agent. PentaStar expects to retain its agent relationship with U S WEST indefinitely. PentaStar believes that the loss of its agent relationship with U S WEST would have a material adverse effect. All of Access' revenues in fiscal 1999 and 1998 were from U S WEST. Subsequent to the acquisition, Access' former president, Jeffrey A. Veres, has remained with PentaStar as manager of PentaStar's Colorado region. Access, located in Denver, Colorado, was founded in 1995.

     On February 18, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic in 1999 and 1998, respectively. The purchase price consideration consisted of $182,000 in cash paid at closing, the issuance of 5,980 shares of PentaStar's common stock and the assumption of approximately $2,500,000 of liabilities. PentaStar also assumed the on-going obligations under various agreements relating to the acquired assets.

     On February 18, 2000, PentaStar signed a definitive agreement to acquire the assets of Eastern Telecom. Eastern Telecom, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. Eastern Telecom is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of Eastern Telecom is contingent upon receipt of the approval of the shareholders of VSI Enterprises, Inc., which is the parent company of Eastern Telecom. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100,000 in cash, the issuance of PentaStar's common stock with a fair market value of $950,000 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of Eastern Telecom and UST for the year ending December 31, 2000.

     On February 22, 2000, PentaStar, through a wholly-owned subsidiary, completed the acquisition of the assets of NCI Communications, Inc. ("NCI"). NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon PentaStar's acquisition of ICM, became shareholders of PentaStar. The purchase price paid for the assets consisted of cash of $10,000 and the cancellation of a $601,000 note receivable from NCI to PentaStar.

     On March 17, 2000, PentaStar completed the acquisition of the assets of ParTel Communications, Inc ("ParTel"). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S WEST and sells primarily high-end, data-oriented products. Historically all of ParTel's revenues have been generated from commissions paid from U S WEST. The purchase price consideration consisted of $519,000 in cash paid at closing and the issuance of 30,310 shares of PentaStar's common stock. At the time the acquisition of ParTel was consummated, PentaStar loaned $500,000 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.

OVERVIEW OF OPERATIONS

     The following discussion applies to ICM and Access for the periods prior to their acquisition by PentaStar and is also applicable to PentaStar for the period of its ownership of ICM and Access as a result of its acquisition of both ICM and Access.

     Substantially all of the revenues of ICM and Access are generated from the commissions they receive from selling communications services as agents for communications service providers. ICM and Access are paid a commission by each service provider based on a percentage of each customer's cost of services. ICM and Access sell advanced communications and basic dial tone services for the local access market to facilitate data, voice and video communications. PentaStar expects that, over time, the percentage of advanced communications services revenues will increase as a percentage of revenues because of increased demand for, and availability of, these services. Basic dial tone services in general are telephone connections, voice messaging and call management. Advanced communications services are all other voice and data communications services, including:

     -  data transmission oriented services;

     -  dedicated high-capacity transmission services;

     - high speed real time communications access, including digital subscriber line, or DSL;

     - packet-based transmission for wide area networks, including frame relay service; and

     - an advanced digital network for data, video, voice and Internet traffic, including ISDN.

     In the ordinary course of business, ICM and Access experience delays in payments on commissions earned from U S WEST, commonly known as disputed items. Disputed items represent accounts receivable in dispute for installed services and arise primarily from differences in documentation between PentaStar and U S WEST relating to:

     -  the commission percentages earned;

     -  the type of services sold; and

     -  the service installation dates.

     In 1999 and 1998, the gross amounts of disputed items represented 9% and 12.5%, respectively, of PentaStar's and its predecessor's combined revenues in those years. U S WEST does not pay any portion of the commission when an amount is in dispute. PentaStar believes, based upon an extensive review of the disputed items, that the actual amounts in dispute are substantially less than the gross amount of the commissions being withheld as a result of the disputes. As of October 25, 1999, ICM and Access established allowances to reduce the disputed accounts receivable to an amount each of them believes represents the estimated net realizable value of their disputed items. The allowances were established through a review by ICM and Access of all of the commissions due on installed services, and PentaStar believes the allowances are adequate and has established allowances at December 31, 1999 representing the net realizable value of disputed items. As a result of PentaStar's continuing relationship with U S WEST, changes have been implemented in the process of receiving payment for installed services, which have resulted in 1999 disputed receivables being cleared in a more timely manner.

     Salaries and commissions expenses consist principally of salary and incentive compensation that Access and ICM as operating companies pay their sales and marketing, operations and engineering support and administrative staff.

     Other general and administrative expenses include communications expenses, office rent and utilities, travel, professional fees and depreciation for Access and ICM as operating companies. For the period from inception (March 15, 1999) through December 31, 1999 this also includes the expenses related to the operations and staffing of PentaStar's corporate office.

     ICM and Access have experienced some seasonal variations in their businesses. Orders for communications services tend to slow in the last quarter of the calendar year due to customers' budgetary constraints. Generally, orders increase in the first quarter of the following year. Because of the time lag between order and installation, revenues in the first four months of each calendar year are typically below the average of revenues for the remaining portion of the year.

SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

     When PentaStar obtains an order for U S WEST communications services, PentaStar receives an up-front payment of a portion of the commission PentaStar is entitled to receive for the whole order. That up-front portion for ICM and Access was 35% in 1998 but was increased to 55% for orders received after June 1, 1999. Those initial payments are accounted for as deferred revenue. After the services are fully installed, which is approximately three months after order, PentaStar becomes entitled to receive the remaining portion of the commission. It is not until the final installation is completed by U S WEST that PentaStar recognizes the revenue for the total commission, including the initial payment and the final payment. PentaStar generally receives final payment within 90 days of final installation.

     In connection with the acquisitions, PentaStar recorded goodwill of $4,501,000, which represents the excess of the purchase price paid over the net tangible book value. The goodwill amount is being amortized over its estimated useful life of 20 years. The annual goodwill amortization expense is $225,000. The assignment of an amortization period of 20 years was influenced by the attributes and market position of each of ICM and Access. Future events or changes in circumstances may result in a reduction in the 20-year amortization period, which would result in increased annual goodwill expense. PentaStar has and anticipates acquiring additional communications services agents in the future and expects to record goodwill in those acquisitions. Future acquisitions may warrant amortization periods of less than 20 years.

RESULTS OF OPERATIONS

PENTASTAR COMMUNICATIONS, INC.

FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999

     Revenues. Revenues consist principally of commissions from sales of communications services as an agent for communications service providers. PentaStar recorded revenue of $622,000 resulting from sales of advanced communications services and $72,000 from sales of basic dial tone services. These sales were the result of PentaStar's acquisitions of the Acquired Companies whose operations have been reported in the consolidated financial statements of PentaStar since October 26, 1999. Substantially all of the revenue during the period was generated through the sales of U S WEST services. PentaStar's revenue recognition policy is to recognize revenues on the date the respective service is installed versus the date that the order for service is accepted by the service provider. In general, it is PentaStar's experience that this period between the order and installation of services is approximately three months. As a result, the revenues recognized during the period were related to orders that were made prior to PentaStar's acquisition of the Acquired Companies. Prior to PentaStar's acquisition of the Acquired Companies, the Acquired Companies management's and employee's attention was diverted from the core operations of the business as a result of the acquisition agreements and Offering with PentaStar. Accordingly, the revenues for the period are lower than those experienced historically by the Acquired Companies. PentaStar expects future revenues to more closely approximate the historical levels of the Acquired Companies as a result of the integration into PentaStar's ownership and operations.

     Operating expenses. Salaries and commissions expense of $796,000 consists principally of costs of operations, sales, management and administrative personnel at the operating companies. Other general and administrative expenses of $558,000 consist principally of the overhead expenses of the operating companies such as rent, telephone and supplies and the expenses applicable to the corporate office of PentaStar such as personnel costs, travel, insurance and professional fees. Additionally, the corporate expenses included approximately $171,000 of consulting services expense, of which $126,000 of noncash expense was associated with the issuance of common stock options at the Offering and $45,000 was associated with the payment of cash. PentaStar was formed on March 15, 1999 and, accordingly, began incurring expenses but did not have any operations until the acquisition of the Acquired Companies on October 26, 1999. Depreciation and amortization expense of $74,000 consists of depreciation expense on property and equipment and the amortization of goodwill associated with the acquisition of the Acquired Companies.

     Loss from operations. The loss from operations of $734,000 was primarily attributable to the above discussed effects of decreased revenue together with the additional costs and expenses associated with the corporate office.

     Other (income) expense, net. Other income, net, of $57,000 represents the interest income earned on the invested cash proceeds from the Offering after the acquisitions of the Acquired Companies. As PentaStar utilizes additional cash resources for operating needs and future acquisitions, PentaStar expects interest income to decrease.

     Income taxes. A benefit of $244,000 was recorded for the period representing an effective tax rate of 36.1%. The difference between the federal statutory rate of 34% and the effective rate is due to state income taxes offset by nondeductible goodwill amortization.

     Net loss. For the reasons discussed above, a net loss of $433,000 was recognized during the period.

ACQUIRED COMPANIES -- ICM Communications Integration, Inc.

     "Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be reflective of the continuing results of operations and financial condition of ICM as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE PERIOD FROM JANUARY 1, 1999 TO OCTOBER 25, 1999

     Revenues. Total revenues of $4,275,000 and $3,245,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The decrease was attributable to the shorter reporting period and diversion of ICM's management's and employee's attention prior to October 25, 1999, as a result of the acquisition by PentaStar and the Offering. Advanced communications services revenues decreased from $3,681,000 for the year ended December 31, 1998 to $2,718,000 for the period January 1, 1999 to October 25, 1999 for the reasons discussed above. Basic dial tone services revenues decreased from $594,000 for the year ended December 31, 1998 to $527,000 for the period January 1, 1999 to October 25, 1999. This decrease was smaller than that of the advanced communications services revenue decrease as a result of the creation of a specific group dedicated to selling basic dial tone services that was established in the first half of 1999.

     Costs and expenses. Salaries and commissions of $2,746,000 and $2,322,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period and lower revenues. The salaries and commissions as a percentage of revenue were higher for the period from January 1, 1999 to October 25, 1999 as a result of the fixed cost component of these costs attributable to management, operations, sales, and administrative personnel not affected by the revenue decrease. Other general and administrative expenses of $952,000 and $1,285,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This increase was primarily due to professional fees and other non-recurring costs associated with the acquisition by PentaStar and the Offering.

     Income (loss) from operations. Income from operations of $577,000 was recorded for the year ended December 31, 1998 and a loss from operations of $362,000 was recorded for the period from January 1, 1999 to October 25, 1999. This change was the result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, of ($8,000) and $9,000 was recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This difference was the result of ICM utilizing its line of credit in the 1999 period to fund its cash needs versus interest income earned on excess cash balances in the 1998 period.

     Income taxes. A provision for income taxes of $200,000 was recorded for the year ended December 31, 1998 and a benefit for income taxes of $137,000 was provided for the period from January 1, 1999 to October 25, 1999. The effective tax rate was 34.2% in the 1998 period and increased to 36.9% in the 1999 period.

     Net income (loss). For the reasons discussed above, net income of $385,000 was recorded in the year ended December 31, 1998, and a net loss of $234,000 was recorded for the period from January 1, 1999 to October 25, 1999.

ACQUIRED COMPANIES -- DMA Ventures, Inc. dba Access Communications

     "Management's Discussion And Analysis of Financial Condition And Results Of Operations" consists primarily of comparisons of the historical financial statements. The information may not be reflective of the continuing results of operations and financial condition of Access as a wholly-owned subsidiary of PentaStar, because of certain non-recurring expenses related to the acquisition and the elimination of redundant costs.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE PERIOD FROM JANUARY 1, 1999 TO OCTOBER 25, 1999

     Revenues. Total revenues of $2,382,000 and $1,568,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The decrease was attributable to the shorter reporting period and diversion of Access' managements' and employees' attention prior to October 25, 1999, as a result of the acquisition by PentaStar and the Offering. Advanced communications services revenues decreased from $2,038,000 for the year ended December 31, 1998 to $1,457,000 for the period from January 1, 1999 to October 25, 1999 for the reasons discussed above. Basic dial tone services revenues decreased from $344,000 for the year ended December 31, 1998 to $111,000 for the period from January 1, 1999 to October 25, 1999 due to a decreased focus on basic communications services and the reasons discussed above.

     Costs and expenses. Salaries and commissions of $1,201,000 and $1,138,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period and lower revenues. The salaries and commissions as a percentage of revenue was higher for the period from January 1, 1999 to October 25, 1999 as a result of the fixed cost component of these costs attributable to management, operations, sales and administrative personnel not affected by the revenue decrease. Other general and administrative expenses of $577,000 and $479,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. This decrease was attributable to the shorter reporting period. The amount as a percentage of revenue was higher for the period from January 1, 1999 to October 25, 1999 as a result of professional fees and other non-recurring costs associated with the acquisition by PentaStar and the Offering.

     Income (loss) from operations. Income from operations of $604,000 was recorded for the year ended December 31, 1998, and a loss from operations of $49,000 was recorded for the period from January 1, 1999 to

October 25, 1999. This change was the result of the above discussed changes in revenues and costs and expenses.

     Other (income) expense, net. Other (income) expense, net, of $49,000 and $64,000 was recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. These amounts are comprised primarily of interest expense on Access's borrowings. The difference was the result of Access utilizing its line of credit in the 1999 period to fund its cash needs.

     Income taxes. A provision for income taxes of $212,000 was provided for the year ended December 31, 1998, and a benefit for income taxes of $41,000 was provided for the period from January 1, 1999 to October 25, 1999. The effective tax rate was 38.2% in the 1998 period and decreased to 36.3% in the 1999 period.

     Loss from discontinued operations. Losses from discontinued operations were $370,000 and $74,000 for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively. The loss from discontinued operations is net of income tax benefits of $219,000 for the year ended December 31, 1998 and $42,000 for the period from January 1, 1999 to October 25, 1999.

     Net loss. For the reasons discussed above, net losses of $27,000 and $146,000 were recorded for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999, respectively.

LIQUIDITY AND CAPITAL RESOURCES

PENTASTAR COMMUNICATIONS, INC.

     PentaStar's operations provided net cash of $68,000 for the period from inception (March 15, 1999) through December 31, 1999, which was primarily attributable to the collections of receivables. PentaStar used net cash in investing activities of $2,731,000 during the same period primarily due to the acquisition of the Acquired Companies as discussed below. PentaStar's financing activities during the same period provided net cash of $10,800,000 as a result of the Offering and related party borrowings as discussed below.

     During 1999, PentaStar issued promissory notes in the amount of $86,000 to BACE Investments, LLC for funds loaned by BACE Investments, LLC to PentaStar to pay expenses associated with the organization of PentaStar, the acquisitions of the Acquired Companies and the Offering. Immediately prior to the Offering, PentaStar issued 86 shares of Series A preferred stock to BACE Investments, LLC as payment in full of the principal amount of the notes. BACE Investments, LLC is the largest shareholder of PentaStar.

     On October 26, 1999, PentaStar successfully completed its initial public offering. The Offering resulted in the sale of 1,297,845 shares of its common stock, resulting in proceeds of $10,714,000, net of cash offering costs of $2,265,000. Of that amount, $2,590,000 was paid by PentaStar to acquire the Acquired Companies and pay certain assumed liabilities of the Acquired Companies. These remaining proceeds have been or will be used to:

     -  make other complementary acquisitions or investments; and

     - fund working capital, systems investment and other general corporate purposes.

     PentaStar intends to fund future acquisitions through the proceeds of the Offering, the issuance of common stock, internally generated cash flow and future borrowings.

     As of December 31, 1999, PentaStar had no outstanding debt. PentaStar believes it will be able to obtain a working capital line of credit or other debt financing; however, PentaStar may not be able to obtain this financing, or if available, the terms of the financing may not be favorable to PentaStar or the shareholders without substantial dilution of ownership rights.

     PentaStar believes that the net proceeds from the Offering, cash flow from operations and debt financing will be sufficient to satisfy PentaStar's anticipated cash requirements for the next 12 months. PentaStar will likely require additional equity or debt financing beyond that period, and possibly sooner, dependent upon the scope of the acquisition activity. PentaStar has not yet identified any sources of long-term financing.

ACQUIRED COMPANIES -- ICM Communications Integration, Inc.

     ICM's operations provided net cash of $9,000 for the period from January 1, 1999 to October 25, 1999, which is a decrease from the $291,000 provided for the year ended December 31, 1998. ICM used net cash to purchase property and equipment as well as to fund advances to related parties of ICM of $290,000 and $321,000 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively. Net cash of $145,000 was provided from financing activities for the period from January 1, 1999 to October 25, 1999 as compared to the use of net cash of $13,000 for the year ended December 31, 1998. This difference was primarily attributable to the difference in the outstanding balance under the line of credit. PentaStar repaid all interest bearing indebtedness when it acquired ICM. The cash portion of the purchase price otherwise payable to the shareholders of ICM at the closing was reduced by the amount of interest bearing indebtedness so repaid.

ACQUIRED COMPANIES -- DMA Ventures, Inc. dba Access Communications

     Access's operations used net cash of $266,000 for the period from January 1, 1999 to October 25, 1999, which is an increase from the $224,000 used for the year ended December 31, 1998. Access used net cash to purchase and sell property and equipment of $9,000 and $13,000 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively. Net cash of $193,000 was provided from financing activities for the period from January 1, 1999 to October 25, 1999 as compared to the use of net cash of $271,000 for the year ended December 31, 1998. This difference was primarily attributable to the outstanding balance under the line of credit at October 25, 1999 and a capital contribution by the shareholder during the period January 1, 1999 to October 25, 1999. PentaStar repaid all interest bearing indebtedness when it acquired Access. The cash portion of the purchase price otherwise payable to the shareholder of Access at the closing was reduced by the amount of interest bearing indebtedness so repaid.

YEAR 2000 RISKS

     Many software applications and computer hardware and related equipment and systems that use embedded technology, such as microprocessors, rely on two digits rather than four to represent years in performing computations and decision-making functions. These programs, hardware items and systems may fail beginning on January 1, 2000, or earlier, because they misinterpret "00" as the year 1900 rather than 2000. This problem is generally referred to as the "Year 2000" issue.

     As of March 24, 2000, there were no material Year 2000 issues noted with any of PentaStar's computer systems, or to PentaStar's knowledge, to any third party that PentaStar does business with. No costs are expected to be incurred or accrued relating to the Year 2000 issue.

INFLATION

     As a result of the relatively low levels of inflation during the last three years, inflation did not have a significant impact on the results of operations in those periods of any of the businesses PentaStar has acquired.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). PentaStar is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, PentaStar has not entered into any derivative financial instruments or hedging activities. PentaStar has not determined the impact of adopting SFAS No. 133.

     In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition." SAB No. 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 must be applied to financial statements no later than the second fiscal quarter of 2000. PentaStar does not believe adoption of SAB No. 101 will have a material impact on its consolidated financial position or results of operations.

FINANCIAL STATEMENTS

     See Financial Statements beginning on page F-1.

     The approval of the holders of a majority of the issued and outstanding shares of Common Stock of VSI is required for this transaction to be completed. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE SALE OF SUBSTANTIALLY ALL OF VSI NETWORK SOLUTIONS, INC.'S ASSETS TO PENTASTAR COMMUNICATIONS, INC.

                               AGENDA ITEM THREE

                             SELECTION OF AUDITORS

     We have appointed the accounting firm of Grant Thornton LLP as our independent auditors to review and audit our financial statements for the year ending December 31, 2000. A resolution to ratify the appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we may reconsider our selection of Grant Thornton LLP.

     A representative of Grant Thornton LLP is expected to be present at the meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

     Even if such selection of Grant Thornton LLP is ratified, the board of directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board feels that such change would be in the best interests of the company and its stockholders.

     Grant Thornton LLP has served as the company's independent auditors since January 5, 1999.

ENGAGEMENT OF GRANT THORNTON LLP

     On January 5, 1999, we dismissed our independent auditors, Arthur Andersen LLP, and on the same date we authorized the engagement of the firm of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 1998. Each of these actions was approved by our Board of Directors.

     We engaged Arthur Andersen LLP as our independent auditor on October 16, 1997 and they only reported on our consolidated financial statements for the fiscal year ended December 31, 1997. The report of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended December 31, 1997 did not contain any adverse opinions or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the fiscal year ended December 31, 1997 and for the unaudited interim period through January 5, 1999, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal year ended December 31, 1997 and the unaudited interim period through January 5, 1999, neither us nor any of our representatives sought the advice of Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, which advice was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

     In connection with the audit of the fiscal year ended December 31,1997 and the unaudited interim period through January 5, 1999, Arthur Andersen LLP did not advise us that (i) the internal controls necessary for us to develop reliable financial statements did not exist; (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) there existed a need to expand significantly the scope of its audit, or that information had come to Arthur Andersen LLP's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Arthur Andersen LLP to be unwilling to rely on management's representations or be associated with our financial statements, and due to Arthur Andersen LLP's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) information had come to Arthur Andersen LLP's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Arthur Andersen LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Arthur Andersen LLP's dismissal, the issue has not been resolved to Arthur Andersen LLP's satisfaction prior to its dismissal.

ENGAGEMENT OF ARTHUR ANDERSEN LLP

     On September 18, 1997, we dismissed our independent auditors, Grant Thornton LLP, and on the same date authorized the engagement of the firm of Arthur Andersen LLP as our independent auditors for the fiscal year ending December 31, 1997. We formally engaged Arthur Andersen LLP on October 6, 1997. Our Board of Directors approved each of these actions.

     Except as described herein, Grant Thornton LLP's report on our consolidated financial statements for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton LLP previously reported on our consolidated financial statements as of and for the year ended December 31, 1995, prior to the restatement for the 1996 merger with Integrated Network Services, Inc. ("INS"), which was accounted for as a pooling of interests. Separate financial statements of INS included in the VSI Enterprises, Inc. and subsidiaries consolidated financial statements as of and for the year ended December 31, 1995 were audited and reported on separately by other auditors. Grant Thornton LLP audited the combination of our consolidated financial statements as of and for the year ended December 31, 1995, after restatement for the 1996 merger with INS. Other than the reference to the separate financial statements of INS included in VSI Enterprises, Inc. and subsidiaries consolidated financial statements as of and for the year ended December 31, 1995, the report of Grant Thornton LLP on our consolidated financial statements as of and for the year ended December 31, 1995 did not contain any adverse opinion of disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and for the unaudited interim period through September 18, 1997, there were no disagreements with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended December 31, 1996 and 1995 and the unaudited interim period through September 18, 1997, neither us nor any of our representatives sought the advice of Arthur Andersen LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, which advice was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

     In connection with the audit of the fiscal years ended December 31, 1996 and 1995 and the unaudited interim period through September 18, 1997, Grant Thornton LLP did not advise us that (i) the internal controls necessary for us to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on our management's representations, or that made it unwilling to be associated with the financial statements prepared by our management; (iii) that there existed a need to expand significantly the scope of its audit, or that information had come to Grant Thornton LLP's attention during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Grant Thornton LLP to be unwilling to rely on management's representations or be associated with our financial statements, and due to Grant Thornton LLP's dismissal did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to Grant Thornton LLP's attention that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Grant Thornton LLP's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to Grant Thornton LLP's dismissal, the issue has not been resolved to Grant Thornton LLP's satisfaction prior to its dismissal.

                           ANNUAL REPORT ON FORM 10-K

     Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to our Investor Relations Department, 5801 Goshen Springs Road, Norcross, Georgia 30071. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                           INCORPORATION BY REFERENCE

     The following portions of our Annual Report to Shareholders for the year ended December 31, 1999, which accompanies this Proxy Statement, are incorporated by reference herein: (i) our consolidated financial statements as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1999, 1998, and 1997; and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at our 2001 annual meeting must be received at our principal executive offices by Tuesday, January 2, 2001 in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in our best interest and in the best interest of our shareholders.

                                          By Order of the Board of Directors,

                                          Larry M. Carr
                                          Chairman of the Board

Norcross, Georgia
April 17, 2000

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
PENTASTAR COMMUNICATIONS, INC.
  Report of Independent Public Accountants..................  F- 2
  Consolidated Balance Sheet................................  F- 3
  Consolidated Statement of Operations......................  F- 4
  Consolidated Statement of Shareholders' Equity............  F- 5
  Consolidated Statement of Cash Flows......................  F- 6
  Notes to Consolidated Financial Statements................  F- 7
ICM COMMUNICATIONS INTEGRATION, INC.
  Report of Independent Public Accountants..................  F-18
  Balance Sheets............................................  F-19
  Statements of Operations..................................  F-20
  Statements of Shareholders' Equity........................  F-21
  Statements of Cash Flows..................................  F-22
  Notes to Financial Statements.............................  F-23
DMA VENTURES, INC., DBA ACCESS COMMUNICATIONS
  Report of Independent Public Accountants..................  F-29
  Balance Sheets............................................  F-30
  Statements of Operations..................................  F-31
  Statements of Shareholder's Equity........................  F-32
  Statements of Cash Flows..................................  F-33
  Notes to Financial Statements.............................  F-36

                                  PentaStar F-1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  PentaStar Communications, Inc.:

     We have audited the accompanying consolidated balance sheet of PentaStar Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999, and the related consolidated statement of operations, shareholders' equity and cash flows for the period from inception (March 15, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PentaStar Communications, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the period from inception (March 15, 1999) through December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
March 24, 2000.

                                  PentaStar F-2

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 8,137
  Accounts receivable.......................................    1,092
  Prepaid expenses and other................................      203
  Related party note receivable.............................      601
                                                              -------
     Total current assets...................................   10,033
  Property and equipment, net...............................      555
  Deferred income taxes.....................................      323
  Other assets..............................................       45
  Goodwill, net.............................................    4,459
                                                              -------
     Total assets...........................................  $15,415
                                                              =======
                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   170
  Other accrued liabilities.................................       65
  Related party acquisition payables........................      326
  Accrued compensation......................................      541
  Deferred revenue..........................................      393
  Deferred income taxes.....................................       97
                                                              -------
     Total current liabilities..............................    1,592
                                                              -------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Series A preferred stock, $1,000 stated value; 1,000,000
     shares authorized;
     86 shares issued and outstanding.......................       86
  Common stock, $.0001 par value; 20,000,000 shares
     authorized;
     4,797,842 shares issued and outstanding................        1
  Additional paid-in capital................................   14,169
  Retained deficit..........................................     (433)
                                                              -------
     Total shareholders' equity.............................   13,823
                                                              -------
     Total liabilities and shareholders' equity.............  $15,415
                                                              =======

          The accompanying notes to consolidated financial statements are an integral part of this consolidated balance sheet.
                                  PentaStar F-3

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Revenue:
  Advanced communications services..........................  $      622
  Basic dial tone services..................................          72
                                                              ----------
                                                                     694
                                                              ----------
Operating expenses:
  Salaries and commissions..................................         796
  Other general and administrative expenses (exclusive of
     noncash consulting expense shown below)................         432
  Noncash consulting expense................................         126
  Depreciation and amortization.............................          74
                                                              ----------
                                                                   1,428
                                                              ----------
     Loss from operations...................................        (734)
                                                              ----------
Other (income) expense:
  Interest income...........................................         (58)
  Other expense.............................................           1
                                                              ----------
     Other (income) expense, net............................         (57)
                                                              ----------
Loss before benefit for income taxes........................        (677)
Benefit for income taxes....................................         244
                                                              ----------
Net loss....................................................  $     (433)
                                                              ==========
Basic and diluted net loss per common share.................  $    (0.12)
Weighted-average common shares outstanding..................   3,507,116
                                                              ==========

          The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.
                                  PentaStar F-4

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   PREFERRED STOCK      COMMON STOCK      ADDITIONAL                  TOTAL
                                   ---------------   ------------------    PAID-IN     RETAINED   SHAREHOLDERS'
                                   SHARES   AMOUNT    SHARES     AMOUNT    CAPITAL     DEFICIT       EQUITY
                                   ------   ------   ---------   ------   ----------   --------   -------------
Balances, March 15, 1999.........    --      $ --           --    $ --     $    --      $  --        $    --
Issuance of common stock for
  initial capitalization of
  Company........................    --        --    3,129,997      --          --         --             --
Issuance of common stock for
  cash, net of offering costs of
  $2,754.........................    --        --    1,297,845       1      10,224         --         10,225
Issuance of warrants to
  underwriter....................    --        --           --      --         489         --            489
Issuance of options to
  consultant.....................    --        --           --      --         126         --            126
Issuance of common stock for
  acquisitions...................    --        --      370,000      --       3,330         --          3,330
Issuance of Series A preferred
  stock for retirement of notes
  payable........................    86        86           --      --          --         --             86
Net loss.........................    --        --           --      --          --       (433)          (433)
                                    ---      ----    ---------    ----     -------      -----        -------
Balances, December 31, 1999......    86      $ 86    4,797,842    $  1     $14,169      $(433)       $13,823
                                    ===      ====    =========    ====     =======      =====        =======

          The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.
                                  PentaStar F-5

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM INCEPTION (MARCH 15, 1999) THROUGH DECEMBER 31, 1999
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss..................................................    $  (433)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization..........................         74
     Issuance of options to consultant......................        126
     Deferred income tax benefit............................       (244)
     Changes in operating assets and liabilities --
  Accounts receivable, net..................................        533
  Prepaid expenses and other................................        (83)
  Accounts payable and accrued liabilities..................         38
  Deferred revenue..........................................         57
                                                                -------
     Net cash provided by operating activities..............         68
                                                                -------
Cash flows from investing activities:
  Purchase of property and equipment........................        (91)
  Advances to related parties...............................         (9)
  Acquisition of Acquired Companies.........................     (2,586)
  Other.....................................................        (45)
                                                                -------
     Net cash used in investing activities..................     (2,731)
                                                                -------
Cash flows from financing activities:
  Issuance of common stock for cash, net of offering
     costs..................................................     10,714
  Proceeds from related party borrowings....................         86
                                                                -------
     Net cash provided by financing activities..............     10,800
                                                                -------
Net increase in cash and cash equivalents...................      8,137
Cash and cash equivalents, beginning of period..............         --
                                                                -------
Cash and cash equivalents, end of period....................    $ 8,137
                                                                =======

          The accompanying notes to consolidated financial statements are an integral part of this consolidated statement.
                                  PentaStar F-6

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     PentaStar Communications, Inc., a Delaware corporation ("PentaStar" or the "Company"), was founded on March 15, 1999, to become a multi-regional company that designs, sells and facilitates the installation and usage of communications services for small and medium-size business customers. Prior to October 26, 1999, PentaStar had not conducted any operations, and all of its activities were related to its formation and the acquisitions and the offering discussed below. On October 26, 1999 PentaStar, through its wholly-owned subsidiaries, acquired the outstanding capital stock and other equity interests of DMA Ventures, Inc., dba Access Communications ("Access") and ICM Communications Integration, Inc. ("ICM") (together, the "Acquired Companies") (see Note 3) and completed an initial public offering of its common stock (the "Offering") (see Note 4). The Company continues to acquire companies to expand its operations (see Note 9).

     Upon closing of the acquisitions of the Acquired Companies and the Offering, PentaStar commenced its business operations as a sales agent for communications services including local access, long distance, wireless and internet services for voice and data communications. PentaStar designs, procures and facilitates the installation and use of communications services to best meet its customers' specific needs.

     Approximately 99% of PentaStar's revenues were generated from the sales of services for U S WEST Communications, Inc. ("U S WEST"), a regional Bell operating company. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST. Subsequent to December 31, 1999 the Company has completed the acquisitions of other agents (see Note 9) whose revenues are principally generated from communications service providers other than U S WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly-owned subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates to be cash equivalents.

Revenue Recognition

     The Company generates revenue from its sale of communications services. Revenues are recognized on the date the respective service is installed. Amounts collected in advance of the service installation date are recorded as deferred revenue until the installation occurs. Historically, the Company has experienced delays in the receipt of payment for certain installed services referred to as disputed items. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and U S WEST and discrepancies in the amounts believed receivable from U S WEST. As a result of the Company's continuing relationship with U S WEST, changes have been implemented in the process of receiving payment for installed services, which have resulted in receivables being cleared in a more timely manner.

                                  PentaStar F-7

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin ("SAB") No. 101 "Revenue Recognition". SAB No. 101 provides interpretive guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 must be applied to financial statements no later than the second fiscal quarter of 2000. The Company does not believe adoption of SAB No. 101 will have a material impact on its consolidated financial position or results of operations.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses. The carrying value of these financial instruments in the accompanying consolidated balance sheet approximates their fair value because of their short-term nature.

Concentration of Credit Risk

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions that the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the useful lives or the remaining lease term.

     Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized.

     Property and equipment consists of the following at December 31, 1999:

                                                                ESTIMATED USEFUL
                                                                  LIFE IN YEARS
                                                                -----------------
Computer and telephone equipment............................      3-6       $295
Office furniture and equipment..............................     5-10        162
Leasehold improvements......................................     3-10        116
Vehicles....................................................        5         14
                                                                            ----
                                                                             587
Less: accumulated depreciation..............................                 (32)
                                                                            ----
Property and equipment, net.................................                $555
                                                                            ====

                                  PentaStar F-8

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Depreciation expense was $32 for the period from inception (March 15, 1999) through December 31, 1999.

Goodwill

     The excess of acquisition cost over fair value of net tangible assets of businesses acquired has been recorded as goodwill and is being amortized on a straight-line basis over its estimated life of 20 years. The Company accounts for goodwill at the lower of amortized cost or net realizable value. As part of an ongoing review of the valuation and amortization of goodwill, management addresses the carrying value of the Company's goodwill assets to determine if changes in facts and circumstances suggest that they may be impaired. If this review indicates that the goodwill asset will not be recoverable, as determined by a discounted cash flow analysis over the remaining amortization period, the carrying value of the Company's goodwill would be reduced to its estimated fair market value. No event has been identified that would indicate an impairment of the value of goodwill recorded in the accompanying consolidated balance sheet. Amortization expense was $42 for the period from inception (March 15, 1999) through December 31, 1999.

Advertising and Promotion

     Advertising and promotional related costs are expensed when incurred or the first time the advertising appears. The Company did not incur any advertising costs for the period from inception (March 15, 1999) through December 31, 1999.

Stock-Based Compensation

     The Company accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for options granted to employees with an exercise price equal to or greater than the fair market value of the underlying stock. Equity instruments granted to non-employees are recorded at fair value on the date of grant.

     The Company follows the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

Income Taxes

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods. A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

Earnings Per Share

     The Company applies SFAS No. 128, "Earnings Per Share". SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings or net income per share. Basic net income per share includes no dilution and is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution of stock options and warrants using the treasury stock method. As of December 31, 1999, options to purchase 407,950 shares of common stock and warrants to purchase 125,000 shares of common stock were outstanding. The options and warrants are excluded from the calculation of diluted loss per share as they are antidilutive.

                                  PentaStar F-9

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

Comprehensive Loss

     The Company applies SFAS No. 130 "Reporting Comprehensive Income." For the period from inception (March 15, 1999) through December 31, 1999, comprehensive loss is the same as the Company's net loss.

Segment Information

     The Company applies SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." The management approach to segment reporting required by SFAS No. 131 designates the internal organization that is used by senior management for making operational decisions and assessing performance as the source of the Company's reportable segments. The Company currently operates in one segment: Communications services sales.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BUSINESS COMBINATIONS

     As discussed in Note 1, on October 26, 1999, PentaStar acquired Access and ICM. Purchase consideration for Access consisted of $189 in cash, 205,000 shares of the Company's common stock and assumption of liabilities. Purchase consideration for ICM consisted of $1,619 in cash, 165,000 shares of the Company's common stock and assumption of liabilities. In connection with the acquisition of ICM, $500 of cash was placed in escrow for application against indemnification obligations.

     Included in the accompanying consolidated balance sheet at December 31, 1999, is approximately $326 to be distributed to the prior shareholders of the Acquired Companies for post closing working capital adjustments.

     The sole shareholder of Access and the principal shareholder of ICM each entered into escrow and contingent stock agreements with PentaStar on closing of the acquisitions. These agreements adjust the final consideration paid to those shareholders in return for their interest in Access and ICM. Under these agreements, shares of PentaStar common stock were placed into escrow. Based upon the earnings performance of an acquired company relative to that of all other acquired companies for the 12-month period prior to the earlier of a sale of substantially all of the assets or stock of PentaStar or five years, the shareholder associated with that company will receive back from escrow all, some or none of the shares placed in escrow. In addition, based again upon the relative earnings performance of the acquired company, that shareholder may receive additional shares of common stock from PentaStar. The agreements are designed, however, so that there will be no net change to the total number of shares of PentaStar common stock outstanding after the combined adjustments are made for all of the acquired companies.

     The acquisitions of the Acquired Companies were recorded using the purchase method of accounting by which the purchase consideration was allocated to the identifiable assets and liabilities of the Acquired Companies and the excess of the purchase consideration over the fair value of the net assets acquired was

                                 PentaStar F-10

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

recorded as goodwill. The operating results of the Acquired Companies have been included in the accompanying consolidated financial statements since the date of acquisition.

     The allocation of the purchase price of the Acquired Companies was as follows:

                                                                   ACCESS     ICM      TOTAL
                                                                   ------    ------    ------
    Purchase Consideration:
    Cash.......................................................    $  189    $1,619    $1,808
    PentaStar common stock.....................................     1,845     1,485     3,330
    Acquisition costs..........................................        52        22        74
                                                                   ------    ------    ------
                                                                   $2,086    $3,126    $5,212
                                                                   ======    ======    ======

     Of the total purchase price of $5,212, $496 was allocated to property and equipment, $215 to net working capital and $4,501 to goodwill. The purchase price allocation is preliminary and may change upon final determination of the fair market value of the assets acquired, principally the receivables disputed with U S WEST.

     The following unaudited pro forma condensed consolidated financial information presents the consolidated results of operations of the Company as if the acquisition of the Acquired Companies occurred at the beginning of the respective periods. The unaudited pro forma financial data does not purport to represent what PentaStar's combined results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of PentaStar's combined results of operations for any future period. Since the Acquired Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. Costs and expenses associated with the corporate office and management of PentaStar are included in the 1999 net loss.

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                                    ------------------
                                                                     1999       1998
                                                                    -------    -------
                                                                       (UNAUDITED)
    Revenue.....................................................    $5,507     $6,657
    Net income (loss) from continuing operations................      (622)       567
    Net income (loss) from continuing operations per
      share -- basic and diluted................................    $(0.13)    $ 0.12

4.   SHAREHOLDERS' EQUITY

Preferred Stock

     The Board of Directors has the authority, without further action by the shareholders, to issue up to 1,000,000 shares of preferred stock, in one or more series and to determine dividends and other rights and preferences for the preferred stock.

     The Company issued Series A preferred stock to BACE Investments, LLC on October 25, 1999 as payment in full of the principal amount of notes payable issued by BACE Investments, LLC to the Company for financing of the Company's operations prior to the Offering.

     The Series A preferred stock has a stated value of $1,000 per share and bears dividends on the stated value at a rate of 5% per annum, payable annually. In the event of dissolution, liquidation or winding up of the Company, the Series A preferred stock has a preference to the holders of the common stock in an amount equal to the stated value, plus the unpaid dividends, whether or not declared, thereon. The Series A preferred stock has no voting rights, redemption or conversion features and rates junior to any other preferred stock.

                                 PentaStar F-11

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

Common Stock

     In connection with the organization and initial capitalization of PentaStar, the Company issued 3,129,997 shares of common stock at $.0001 par value which gives retroactive effect to a 3,417.96 for 1 stock split during 1999.

     On October 26, 1999, the Company successfully completed the Offering. The Offering resulted in the sale of 1,297,845 shares of the common stock (includes underwriters over-allotment purchase of an additional 47,845 shares), resulting in proceeds of $10,714, net of cash offering costs of $2,265. These proceeds were used to finance the cash consideration and payment of certain assumed liabilities of the acquisitions of the Acquired Companies and will be used to make other complementary acquisitions or investments and for working capital, systems investment and other general corporate purposes.

     Upon completion of the Offering, the Company sold to the representative of the underwriters for a nominal cost, warrants to purchase 125,000 shares of common stock. These warrants will become exercisable one year after the effective date of the Offering at a per share exercise price of 120% of the initial public offering price and will expire five years from the effective date of the Offering. The common stock issuable on exercise of the warrants is subject to certain adjustments to protect the holder from dilution. Upon completion of the Offering, the Company issued options to purchase 20,000 shares to a consultant for executive placement services. The options were immediately vested and are exercisable at the initial public offering price. The options expire in 10 years. The fair value of the warrants and options issued was $489 and $126 respectively, as determined by the Black-Scholes pricing model. The assumptions used in the model were as follows:

Risk-free interest rate.................................         5.6%
Expected years until exercise...........................    5 and 10
Expected stock volatility...............................          42%
Dividend yield..........................................         0.0%

     The Company issued 370,000 shares of its common stock to shareholders of the Acquired Companies as partial consideration in the acquisition of the Acquired Companies (see Note 3).

     The Company adopted its stock option plan on August 13, 1999. The Company has reserved 1,000,000 shares of its common stock for issuance pursuant to the exercise of options granted under the Company's stock option plan (see Note 6).

5.   COMMITMENTS AND CONTINGENCIES

Operating Leases

     The Company leases various office facilities from certain shareholders and other office facilities from unrelated parties under long-term leases. The Company subleases a portion of one of its leases to an unrelated party. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

                                 PentaStar F-12

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     As of December 31, 1999, future minimum lease payments required under operating leases are as follows:

                                                                                              NET
                                                                MINIMUM        TOTAL       OBLIGATION
                                                  GROSS        SUBLEASE         NET        TO RELATED
                                                OBLIGATION    COMMITMENTS    OBLIGATION     PARTIES
                                                ----------    -----------    ----------    ----------
    Years Ending December 31 --
    2000....................................       $307          $ 51           $256          $ 72
    2001....................................        262            51            211            72
    2002....................................        181            38            143            24
    2003....................................         --            --             --            --
    2004....................................         --            --             --            --
    Thereafter..............................         --            --             --            --
                                                   ----          ----           ----          ----
                                                   $750          $140           $610          $168
                                                   ====          ====           ====          ====

     Total facilities rent expense, net of sublease payments, was $52 for the period from inception (March 15, 1999) through December 31, 1999, of which, $18 represents rent expense for the related party leases.

Employment Agreements

     The Company has entered into employment agreements with a key executive of Access and a key executive of ICM. These employment agreements generally prohibit such individuals from disclosing confidential information and trade secrets and restrict such individuals from competing with the Company for a period of one to two years following termination of employment. The initial term of these employment agreements is the earlier of a change in control of the Company as defined in those agreements or five years.

Litigation

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of such litigation will not have a material effect on the Company's results of operations or financial position.

6.   STOCK OPTIONS

     On August 13, 1999, the Board of Directors adopted the PentaStar Communications, Inc. Stock Option Plan (the "Stock Option Plan") for the purpose of attracting and retaining certain key employees of the Company. The Stock Option Plan will terminate on the tenth anniversary of the date of its adoption, unless earlier terminated by the Board of Directors pursuant to the terms of the Stock Option Plan. The Stock Option Plan is administered by the Incentive Plan Committee which is comprised of members of the Board of Directors. The Stock Option Plan provides that an aggregate of 1,000,000 of the Company's authorized shares be reserved for future grants under the Stock Option Plan. The exercise price of incentive stock options granted pursuant to the Stock Option Plan cannot be less than 100% of the fair market value of the common stock on the date of the grant and the term of these options cannot exceed ten years.

                                 PentaStar F-13

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     The Stock Option Plan activity for the period from inception (March 15, 1999) through December 31, 1999 is as follows:

                                                                               WEIGHTED AVERAGE
                                                                    OPTIONS     EXERCISE PRICE
                                                                    -------    ----------------
    Options outstanding, beginning of period....................         --         $   --
    Granted.....................................................    407,950          10.22
    Exercised...................................................         --             --
                                                                    -------         ------
    Options outstanding, end of period..........................    407,950         $10.22
                                                                    =======         ======

     Exercise prices for employee awards outstanding as of December 31, 1999 are as follows:

     OPTIONS OUTSTANDING
  -------------------------                      OPTIONS EXERCISABLE
             REMAINING LIFE       RANGE OF       --------------------
  NUMBER       (IN YEARS)      EXERCISE PRICE     NUMBER      PRICE
  -------    --------------    --------------    --------    --------
  382,950         9.82                $10.00      93,750      $10.00
   25,000         9.92                $13.63          --          --
  -------                                         ------      ------
  407,950         9.83         $10.00-$13.63      93,750      $10.00
  =======                                         ======      ======

     Pro forma disclosure information regarding net income per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation using the fair value method prescribed by that statement. Since the options granted during 1999 had exercise prices which were greater than or equal to the fair value of the common stock on the date of grant, no compensation expense was recognized in the statement of operations for the period from March 15, 1999 through December 31, 1999. The following table reflects the pro forma net loss had the Company elected to adopt the fair value method prescribed by SFAS No. 123:

Net loss:
  As reported.............................................    $ (433)
  Pro forma...............................................    $ (812)
Earnings per share:
  As reported basic and diluted...........................    $(0.12)
  Pro forma basic and diluted.............................    $(0.23)

     These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

     The weighted-average fair value of options granted during 1999 was $3.46 per share. The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The weighted-average assumptions used in the model were as follows:

Risk-free interest rate.....................................    5.6%
Expected years until exercise...............................      4
Expected stock volatility...................................     42%
Dividend yield..............................................    0.0%

                                 PentaStar F-14

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

7.   RELATED-PARTY TRANSACTIONS

     The Company leases its corporate office facilities from BACE Real Estate, LLC pursuant to a 36-month term agreement for $3 per month. BACE Real Estate, LLC is an affiliate of BACE Investments, LLC, which is the largest shareholder of the Company.

     The Company is a party to a consulting agreement with BIBD, LLC, a venture between BACE Industries, LLC (an affiliate of BACE Investments, LLC) and Black Diamond Capital, LLC (a significant shareholder of the Company). Under the agreement, BIBD assists in identifying potential acquisition candidates and other financial consulting. The agreement commenced on September 1, 1999 and provides for payment of a monthly fee that varies depending on the Company's annualized revenues and reimbursement of defined expenses. The Company made payments to BIBD, LLC of $67 during the period from inception (March 15, 1999) through December 31, 1999.

     The Company leases certain operating company office facilities from the previous sole shareholder of Access for $3 per month. This lease expires on December 31, 2001.

     In connection with the acquisition of ICM, the Company acquired a note receivable from Network Communications, Inc. ("NCI"). NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of the Company. At December 31, 1999, NCI owed the Company $601 under the terms of the note receivable for cash advances, commissions payable to ICM and shared expenses. Subsequent to December 31, 1999, the Company acquired the assets of NCI pursuant to an Asset Purchase Agreement for cash and forgiveness of the outstanding balance of the note receivable (see Note 9).

8.   INCOME TAXES

     The benefit for income taxes consists of the following for the period from inception (March 15, 1999) through December 31, 1999:

Deferred benefit:
  Federal...................................................    $211
  State.....................................................      33
                                                                ----
     Total..................................................    $244
                                                                ====

     A reconciliation of the statutory income tax rate to the benefit for income taxes is as follows:

Federal income tax at statutory rate........................    34.0%
State income taxes, net of federal tax effect...............     3.3
Goodwill amortization and other.............................    (1.2)
                                                                ----
  Total benefit.............................................    36.1%
                                                                ====

                                 PentaStar F-15

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

     Deferred income taxes result from differences in the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The current net deferred tax liability results from the Company's conversion from the cash basis method to the accrual basis method for income tax reporting. The noncurrent deferred tax assets and (liabilities), result principally from the following:

Cash to accrual conversion..................................    $(71)
Property basis..............................................     (35)
Net operating losses........................................     382
Other.......................................................      47
                                                                ----
  Net deferred tax asset....................................    $323
                                                                ====

     In connection with the acquisition of Access, the Company acquired operating loss carryforwards for federal income tax purposes of approximately $585, expiring in various years from 2013 to 2018. During 1999, the Company generated approximately $438 of additional operating loss carryforward which will expire in 2019.

9.   SUBSEQUENT EVENTS

     On February 18, 2000, the Company, through a wholly-owned subsidiary, completed the acquisition of the assets of USTeleCenters, Inc. and Vermont Network Services Corporation (collectively referred to as "UST"). UST, founded in 1986 and headquartered in Boston, Massachusetts, is a full-service communications agent focusing on small business customers located throughout Bell Atlantic's 13 state Northeast and Mid-Atlantic region. UST has agency agreements with service providers including Bell Atlantic, Bell South, Southwestern Bell and Sprint. Approximately 75% and 71% of UST's revenues were from commissions paid from Bell Atlantic in 1999 and 1998, respectively. The purchase price consideration consisted of $182 in cash paid at closing, the issuance of 5,980 shares of the Company's common stock and the assumption of approximately $2,500 of liabilities. The Company also assumed the on-going obligations under various agreements relating to the acquired assets.

     On February 18, 2000, the Company signed a definitive agreement to acquire the assets of Eastern Telecom, Inc. ("ETI"). ETI, founded in 1992, is a full-service communications agent based in Warwick, Rhode Island primarily servicing customers in Boston, New York, Albany, Providence and Warwick. ETI is an authorized agent for Bell Atlantic and Bell South. The acquisition of the assets of ETI is contingent upon receipt of the approval of the shareholders of VSI Enterprises, Inc., which is the parent company of ETI. Terms of the definitive agreement provide for a purchase price for the assets to consist of approximately $2,100 in cash, the issuance of the Company's common stock with a fair market value of $950 and the assumption of certain liabilities at closing. In addition, there is a potential earnout payment based upon the combined earnings of ETI and UST for the year ending December 31, 2000.

     On February 22, 2000, the Company, through a wholly-owned subsidiary, completed the acquisition of NCI. NCI is primarily a long distance communications services agent located in Seattle, Washington. NCI has carrier agreements with Qwest, AT&T and GST Telecom. NCI is owned by certain of the previous shareholders of ICM, who, upon the Company's acquisition of ICM, became shareholders of the Company. The purchase price paid for the assets consisted of cash of $10 and the cancellation of a $601,000 note receivable from NCI to the Company.

     On March 17, 2000, the Company completed the acquisition of the assets of ParTel Communications, Inc. ("ParTel"). ParTel, founded in 1982, is a full-service communications agent based in Phoenix, Arizona, primarily servicing customers in the Phoenix and Tucson metropolitan markets. ParTel is an agent of U S

                                 PentaStar F-16

                PENTASTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                         (DOLLAR AMOUNTS IN THOUSANDS)

WEST and sells primarily high-end, data oriented products. Historically, all of ParTel's revenues have been generated from commissions paid by U S WEST. The purchase price consideration consisted of $519 in cash paid at closing and the issuance of 30,310 shares of the Company's common stock. At the time the acquisition of ParTel was consummated, the Company loaned $500 (interest at the prime rate plus 1%) to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2001, and is personally guaranteed by the former shareholders. In addition, there is a potential earnout payment based upon the adjusted earnings of ParTel for the year ending December 31, 2000.

                                 PentaStar F-17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  ICM Communications Integration, Inc.:

     We have audited the accompanying balance sheets of ICM Communications Integration, Inc. (a Washington corporation) as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICM Communications Integration, Inc. as of October 25, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
January 19, 2000.

                                 PentaStar F-18

                      ICM COMMUNICATIONS INTEGRATION, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              OCTOBER 25,    DECEMBER 31,
                                                                 1999            1998
                                                              -----------    ------------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $    2          $  138
  Accounts receivable, net..................................     1,306           1,229
  Related party receivable..................................        --              27
  Prepaid expenses and other................................       100              79
                                                                ------          ------
     Total current assets...................................     1,408           1,473
  Related party note receivable.............................       568             281
  Property and equipment, net...............................       150             178
                                                                ------          ------
     Total assets...........................................    $2,126          $1,932
                                                                ======          ======
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................    $  324          $  101
  Compensation related accruals.............................       561             465
  Deferred revenue..........................................       260             159
  Shareholder note payable..................................        29              31
  Line of credit............................................       151               4
  Income taxes payable......................................        37              37
  Deferred income taxes.....................................       146             302
                                                                ------          ------
     Total current liabilities..............................     1,508           1,099
                                                                ------          ------
Deferred income taxes.......................................        19              --
Commitments and contingencies...............................
Shareholders' equity:
  Common stock, no par value; 1,000,000 shares authorized;
     514,000 shares issued and outstanding..................        --              --
  Retained earnings.........................................       599             833
                                                                ------          ------
     Total shareholders' equity.............................       599             833
                                                                ------          ------
     Total liabilities and shareholders' equity.............    $2,126          $1,932
                                                                ======          ======

                 The accompanying notes to financial statements are an integral part of these balance sheets.
                                 PentaStar F-19

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              PERIOD FROM
                                                              JANUARY 1 TO     YEAR ENDED
                                                              OCTOBER 25,     DECEMBER 31,
                                                                  1999            1998
                                                              ------------    ------------
Revenues:
  Advanced communications services..........................     $2,718          $3,681
  Basic dial tone services..................................        527             594
                                                                 ------          ------
                                                                  3,245           4,275
                                                                 ------          ------
Costs and expenses:
  Salaries and commissions..................................      2,322           2,746
  Other general and administrative expenses.................      1,285             952
                                                                 ------          ------
                                                                  3,607           3,698
                                                                 ------          ------
     Income (loss) from operations..........................       (362)            577
                                                                 ------          ------
Other (income) expense:
  Interest income...........................................         (1)             (9)
  Interest expense..........................................         10               1
                                                                 ------          ------
     Other (income) expense, net............................          9              (8)
                                                                 ------          ------
Income (loss) before provision for income taxes.............       (371)            585
Provision (benefit) for income taxes........................       (137)            200
                                                                 ------          ------
Net income (loss)...........................................     $ (234)         $  385
                                                                 ======          ======

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-20

                      ICM COMMUNICATIONS INTEGRATION, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                        COMMON STOCK                      TOTAL
                                                      ----------------    RETAINED    SHAREHOLDERS'
                                                      SHARES    AMOUNT    EARNINGS       EQUITY
                                                      ------    ------    --------    -------------
Balances, December 31, 1997.........................   520       $10        $476          $ 486
  Retirement of repurchased shares..................    (6)      (10)        (28)           (38)
  Net income........................................    --        --         385            385
                                                       ---       ---        ----          -----
Balances, December 31, 1998.........................   514        --         833            833
  Net loss..........................................    --        --        (234)          (234)
                                                       ---       ---        ----          -----
Balances, October 25, 1999..........................   514       $--        $599          $ 599
                                                       ===       ===        ====          =====

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-21

                      ICM COMMUNICATIONS INTEGRATION, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Cash flows from operating activities:
  Net income (loss).........................................       $(234)          $ 385
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities --
     Deferred income tax benefit............................        (137)            (47)
     Depreciation...........................................          38              37
     Gain on disposition of assets..........................          (7)             --
     Provision for uncollectible accounts...................         116             141
     Changes in operating assets and liabilities -
       Accounts receivable, net.............................        (166)           (621)
       Prepaid expenses and other...........................         (21)            (28)
       Accounts payable and accrued expenses................         319             154
       Income taxes payable.................................          --             160
       Deferred revenue.....................................         101             110
                                                                   -----           -----
          Net cash provided by operating activities.........           9             291
                                                                   -----           -----
Cash flows from investing activities:
  Purchase of property and equipment........................         (11)            (96)
  Advances to related parties...............................        (287)           (225)
  Proceeds from disposition of assets.......................           8              --
                                                                   -----           -----
          Net cash used in investing activities.............        (290)           (321)
                                                                   -----           -----
Cash flows from financing activities:
  Net change in line of credit..............................         147               4
  Treasury stock repurchase.................................          (2)             (7)
  Payments on capital lease obligations.....................          --             (10)
                                                                   -----           -----
          Net cash provided by (used in) financing
            activities......................................         145             (13)
                                                                   -----           -----
Net decrease in cash and cash equivalents...................        (136)            (43)
Cash and cash equivalents, beginning of period..............         138             181
                                                                   -----           -----
Cash and cash equivalents, end of period....................       $   2           $ 138
                                                                   =====           =====
Supplemental schedule of noncash investing and financing
  activities:
  Acquisition of treasury stock for note payable............       $  --           $  38
                                                                   =====           =====
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................       $  10           $   1
                                                                   =====           =====
  Cash paid for taxes.......................................       $  --           $  88
                                                                   =====           =====

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-22

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     The financial statements reflect the historical cost of assets and liabilities and results of operations of ICM Communications Integration, Inc., a Washington corporation (the "Company"), incorporated on January 3, 1995. On October 26, 1999, PentaStar Communications, Inc. ("PentaStar"), through a wholly owned subsidiary, closed an Agreement and Plan of Merger, pursuant to which the Company was merged into PentaStar.

Dependence Upon US WEST

     The Company acts as a sales agent for and generated substantially all of its revenues from US WEST Communications, Inc. ("US WEST"), a regional Bell operating company. The loss of the relationship with US WEST or a material diminishment in the volume of business with US WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with US WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations. Property and equipment consists of the following:

                                                      ESTIMATED USEFUL    OCTOBER 25,    DECEMBER 31,
                                                       LIFE IN YEARS         1999            1998
                                                      ----------------    -----------    ------------
Computer and telephone equipment....................         3-5             $177            $191
Office furniture and fixtures.......................           7               63              40
                                                                             ----            ----
                                                                              240             231
Less: accumulated depreciation......................                          (90)            (53)
                                                                             ----            ----
  Property and equipment, net.......................                         $150            $178
                                                                             ====            ====

     Depreciation expense was approximately $38 and $37 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

Revenue Recognition

     Revenue and the related commissions expense are recognized in the month when services are installed by US WEST. Deferred revenue in the accompanying balance sheets represents cash collected from US WEST on uninstalled services.

     Beginning in 1998, the Company received advanced communication service commissions from a related entity for telecommunication agency services not related to US WEST. The revenue approximated $83 and

                                 PentaStar F-23

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         (DOLLAR AMOUNTS IN THOUSANDS)

$32 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

     The Company has not received payment for certain installed services of $865 and $1,018 at October 25, 1999 and December 31, 1998, respectively. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and US WEST and discrepancies in the amounts believed receivable from US WEST. An allowance of $238 and $240 at October 25, 1999 and December 31, 1998, respectively, has been established for these disputed receivables.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates which could change in the near future include the allowance provided for disputed receivables.

Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments on the accompanying balance sheets approximates their fair value because of their short-term nature.

Concentration of Credit Risk

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions, which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's major customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

Asset Impairment

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets, which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

Advertising and Promotion

     Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising occurs. Advertising expense totaled $18 and $30 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively.

Income Taxes

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

                                 PentaStar F-24

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         (DOLLAR AMOUNTS IN THOUSANDS)

     A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BORROWINGS

Line of Credit

     In June 1997, the Company established a line of credit with SeaFirst Bank, which permits the Company to borrow up to $50 at a rate equal to the prime rate plus 3% (11.25% and 10.75% at October 25, 1999, and December 31, 1998,
respectively). The line of credit expires on November 5, 1999. A related party, who is a shareholder and director, guarantees borrowings under the agreement. The credit line was increased to $150 in April of 1999 and three additional shareholders and directors became guarantors. The Company had outstanding balances under this line of credit of $151 and $4 at October 25, 1999, and December 31, 1998, respectively. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, the line of credit was paid in full.

4.   OPERATING LEASES

     The Company leases three office facilities in Bellevue, Washington and Portland, Oregon. The Company sublet a portion of one of the Bellevue, Washington leases to a related party through August 1999 and began subletting to an unrelated party in September 1999. The Company is required to pay executory costs such as property taxes, maintenance and insurance under its operating leases.

     As of October 25, 1999, future minimum lease payments required under operating leases, net of sublease payments, are as follows:

                                                                            MINIMUM
                                                              GROSS        SUBLEASE         NET
                                                            OBLIGATION    COMMITMENTS    OBLIGATION
                                                            ----------    -----------    ----------
    Period from October 26, 1999 to December 31, 1999...       $ 34          $  8           $ 26
    Years ended December 31 --
      2000..............................................        208            51            157
      2001..............................................        190            51            139
      2002..............................................        157            38            119
                                                               ----          ----           ----
                                                               $589          $148           $441
                                                               ====          ====           ====

     Rent expense, net of sublease payments, charged to operations totaled approximately $129 and $106 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively.

                                 PentaStar F-25

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         (DOLLAR AMOUNTS IN THOUSANDS)

Sublease charges to the related party were $33 and $16 for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998, respectively.

5.   INCOME TAXES

     The (benefit) provision for income taxes consists of the following:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Current (benefit) provision:
      Federal...................................................       $  --            $213
      State.....................................................          --              34
                                                                       -----            ----
         Total current..........................................          --             247
                                                                       -----            ----
    Deferred (benefit) provision:
      Federal...................................................        (119)            (41)
      State.....................................................         (18)             (6)
                                                                       -----            ----
         Total deferred.........................................        (137)            (47)
                                                                       -----            ----
      (Benefit) provision for income taxes......................       $(137)           $200
                                                                       =====            ====

     A reconciliation of the statutory income tax rate to the provision for income taxes is as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Federal income tax at statutory rate........................        34.0%           34.0%
    State income taxes, net of federal tax effect...............         3.3             3.3
    Other.......................................................        (0.4)           (3.1)
                                                                        ----            ----
    Total provision.............................................        36.9%           34.2%
                                                                        ====            ====

     The tax effects of temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current deferred tax assets (liabilities):
      Accounts receivable, prepaids and other...................       $(644)         $(595)
      Deferred revenue..........................................          97             59
      Payables and accruals.....................................         343            144
      Allowance for disputed receivables........................          58             90
                                                                       -----          -----
         Net current deferred tax liability.....................       $(146)         $(302)
                                                                       =====          =====
    Deferred tax liability:
      Property basis............................................       $ (19)         $  --

                                 PentaStar F-26

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         (DOLLAR AMOUNTS IN THOUSANDS)

6.   RETIREMENT SAVING PLAN

     The Company adopted an IRA plan in October 1997. Under the plan, qualified employees may elect to defer up to $6 of their calendar year compensation. The plan provides for contributions by the Company to match the first 3% of the qualified compensation. The Company may match less than 3%, but not below 1%, in no more than two out of the past five years. Alternatively, the Company may contribute 2% of compensation to all eligible employees, whether or not they participate in the plan. The Company's contributions were $24 for both the period from January 1, 1999 to October 25, 1999, and the year ended December 31, 1998.

7.   RELATED-PARTY TRANSACTIONS

Noncurrent Receivable

     The Company has a note receivable from a related entity. The related entity and the Company have some common shareholders. The receivable consists of cash advances, commissions receivable from sales made on behalf of the related entity and shared expenses. Management believes that the amount is fully collectible and repayments will begin in the year 2000. The balance was approximately $568 and $281 at October 25, 1999 and December 31, 1998, respectively.

     Amounts charged to the related entity for the shared expenses, commissions earned from the sales made on behalf of the related entity and cash advances to the related entity were as follows:

                                                                    PERIOD FROM
                                                                    JANUARY 1 TO     YEAR ENDED
                                                                    OCTOBER 25,     DECEMBER 31,
                                                                        1999            1998
                                                                    ------------    ------------
    Commission earned...........................................        $83             $32
    Salaries and bonuses........................................         67              53
    Other expenses..............................................         41              63
    Cash advances...............................................         96             102

Current Receivables

     The Company had a note receivable from one of its shareholders. Interest accrued at 12% per annum and the monthly principal and interest payments were $1. The note was paid in July 1999.

     The Company had a $25 non-interest bearing receivable from a related entity outstanding at December 31, 1998. The advance was repaid in July 1999.

Shareholder Notes Payable

     In November of 1998, the Company repurchased six shares of no-par stock from a shareholder for $38. Consideration for the repurchase was a note payable with monthly payments of $3, maturing in October of 1999. Interest accrued at a rate of 6% per annum.

Sublease Income

     From October 1998 through August 1999, the Company sublet space to a related entity. The terms of the sublease mirrored the terms of the master lease. The related entity was responsible for all lease payments and related property expenses.

                                 PentaStar F-27

                      ICM COMMUNICATIONS INTEGRATION, INC.

                         (DOLLAR AMOUNTS IN THOUSANDS)

Guarantees

     In June 1997, a shareholder and director guaranteed the Company's line of credit from SeaFirst Bank. Subsequent to December 31, 1998, the loan was amended, to include among other things, additional shareholders and directors as guarantors.

8.   COMMITMENTS AND CONTINGENCIES

Litigation

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of this litigation will not have a material effect on the financial position of the Company.

9.   SUBSEQUENT EVENT

     On October 26, 1999, the Company was merged into PentaStar. The purchase consideration consisted of approximately $1,619 in cash, 165,000 shares of PentaStar common stock and assumption of liabilities. Additional shares of PentaStar common stock may be issued to one of the shareholders based upon the relative earnings performance of the Company to that of other acquired companies of PentaStar.

     In determining the cash portion of the consideration, the purchase agreement distinguishes, by definition, the liabilities of the Company at October 25, 1999, between retained and non-retained liabilities. Non-retained liabilities represent pre-acquisition liabilities deducted from the cash consideration otherwise payable to the shareholders and consist of the following at October 25, 1999:

Accounts payable and accrued expenses.......................    $294
Income taxes payable........................................      37
Shareholder note payable....................................      29
Line of credit..............................................     151
Related-party note payable..................................      25
                                                                ----
                                                                $536
                                                                ====

                                 PentaStar F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  DMA Ventures, Inc., dba Access Communications:

     We have audited the accompanying balance sheets of DMA Ventures, Inc. dba Access Communications (a Colorado corporation) as of October 25, 1999 and December 31, 1998, and the related statements of operations, shareholder's equity and cash flows for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMA Ventures, Inc. as of October 25, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period from January 1, 1999 to October 25, 1999 and for the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 2, 2000.

                                 PentaStar F-29

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                OCTOBER 25,    DECEMBER 31,
                                                                   1999            1998
                                                                -----------    ------------
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................       $  1            $ 83
  Accounts receivable, net..................................        319             179
  Prepaid expenses and other................................         20              46
  Deferred income taxes.....................................        163             149
  Net current assets of discontinued operations.............         --              60
                                                                   ----            ----
     Total current assets...................................        503             517
                                                                   ----            ----
  Property and equipment, net...............................        346             399
                                                                   ----            ----
     Total assets...........................................       $849            $916
                                                                   ====            ====
                           LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Related party borrowings..................................       $  4            $  5
  Current maturities of long-term borrowings................         76              72
  Current maturities of capital leases......................         45              63
  Line of credit............................................        202              --
  Accounts payable..........................................         40              71
  Accrued expenses..........................................        182             161
  Income taxes payable......................................         --              82
  Deferred revenue..........................................         76             114
                                                                   ----            ----
     Total current liabilities..............................        625             568
                                                                   ----            ----
Long-term borrowings........................................         87             185
Capital lease obligations...................................          9              18
Deferred income taxes.......................................         16              --
Commitments and contingencies Shareholder's equity:
  Common stock, no par value; 25,000,000 shares authorized;
     10,000,000 shares issued and outstanding...............        114               1
  Preferred stock, no par value; 10,000,000 shares
     authorized; no shares issued and outstanding...........         --              --
  Retained (deficit) earnings...............................         (2)            144
                                                                   ----            ----
     Total shareholder's equity.............................        112             145
                                                                   ----            ----
     Total liabilities and shareholder's equity.............       $849            $916
                                                                   ====            ====

                 The accompanying notes to financial statements are an integral part of these balance sheets.
                                 PentaStar F-30

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Revenues:
  Advanced communications services..........................       $1,457          $2,038
  Basic dial tone services..................................          111             344
                                                                   ------          ------
                                                                    1,568           2,382
                                                                   ------          ------
Costs and expenses:
  Salaries and commissions..................................        1,138           1,201
  Other general and administrative expenses.................          479             577
                                                                   ------          ------
                                                                    1,617           1,778
                                                                   ------          ------
     Income (loss) from operations..........................          (49)            604
                                                                   ------          ------
Other (income) expense:
  Interest income...........................................           --              (3)
  Interest expense..........................................           37              52
  Other expense.............................................           27              --
                                                                   ------          ------
     Other (income) expense, net............................           64              49
                                                                   ------          ------
Income (loss) from continuing operations before provision
  for income taxes..........................................         (113)            555
Provision (benefit) for income taxes........................          (41)            212
                                                                   ------          ------
Net income (loss) from continuing operations................          (72)            343
Loss from discontinued operations (less applicable income
  tax benefit of $42 and $219, respectively)................          (74)           (370)
                                                                   ------          ------
     Net loss...............................................       $ (146)         $  (27)
                                                                   ======          ======

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-31

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                   COMMON STOCK         PREFERRED STOCK     RETAINED        TOTAL
                                -------------------   -------------------   EARNINGS    SHAREHOLDER'S
                                  SHARES     AMOUNT     SHARES     AMOUNT   (DEFICIT)      EQUITY
                                ----------   ------   ----------   ------   ---------   -------------
Balances, December 31,
  1997.......................   10,000,000    $  1            --    $ --      $ 239         $ 240
  Distributions to
     shareholder.............           --      --            --      --        (68)          (68)
  Net loss...................           --      --            --      --        (27)          (27)
                                ----------    ----    ----------    ----      -----         -----
Balances, December 31,
  1998.......................   10,000,000       1            --      --        144           145
  Contribution from
     shareholder.............           --     113            --      --         --           113
  Net loss...................           --      --            --      --       (146)         (146)
                                ----------    ----    ----------    ----      -----         -----
Balances, October 25,
  1999.......................   10,000,000    $114            --    $ --      $  (2)        $ 112
                                ==========    ====    ==========    ====      =====         =====

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-32

                               DMA VENTURES, INC.
                           DBA ACCESS COMMUNICATIONS

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Cash flows from operating activities:
  Net loss..................................................       $(146)          $ (27)
  Adjustments to reconcile net loss to net cash used in
     operating activities --
     Deferred income tax provision..........................           2             203
     Depreciation...........................................          62              79
     Provision for uncollectible accounts...................          27              10
     Changes in operating assets and liabilities --
       Accounts receivable, net.............................        (167)            (65)
       Prepaid expenses and other...........................          26             (17)
       Payables and accrued expenses........................         (92)           (340)
       Deferred revenue.....................................         (38)             19
       Discontinued operations..............................          60             (86)
                                                                   -----           -----
          Net cash used in operating activities.............        (266)           (224)
                                                                   -----           -----
Cash flows from investing activities:
  Purchase of property and equipment........................         (35)            (13)
  Proceeds from sale of property and equipment..............          26              --
                                                                   -----           -----
          Net cash used in investing activities.............          (9)            (13)
                                                                   -----           -----
Cash flows from financing activities:
  Increase in line of credit................................         202              --
  Principal payments on related-party borrowings............          (1)            (67)
  Principal payments on long-term borrowings................         (94)            (49)
  Payments on capital lease.................................         (27)            (87)
  Distributions to shareholder..............................          --             (68)
  Capital contribution......................................         113              --
                                                                   -----           -----
          Net cash provided by (used in) financing
             activities.....................................         193            (271)
                                                                   -----           -----
Net decrease in cash and cash equivalents...................         (82)           (508)
Cash and cash equivalents, beginning of period..............          83             591
                                                                   -----           -----
Cash and cash equivalents, end of period....................       $   1           $  83
                                                                   =====           =====
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................       $  37           $  67
                                                                   =====           =====
  Cash paid for taxes.......................................       $  --           $  12
                                                                   =====           =====

                 The accompanying notes to financial statements
                   are an integral part of these statements.
                                 PentaStar F-33

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         NOTES TO FINANCIAL STATEMENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

1.   BUSINESS AND ORGANIZATION

     The financial statements reflect the historical cost of assets and liabilities and results of operations of DMA Ventures, Inc. dba Access Communications, a Colorado corporation (the "Company") incorporated on August 10, 1993. Prior to May 1, 1999, the Company was a network integrator, focused on converging technologies for voice, data and video communication ("Hardware Business") and a sales agent for U S WEST Communications, Inc. ("U S WEST"), a regional Bell operating company. During 1999, the Company decided to discontinue the operations of the Hardware Business. On October 26, 1999, PentaStar Communications, Inc. ("PentaStar"), through a wholly-owned subsidiary, closed an Agreement and Plan of Merger, pursuant to which the Company was merged into PentaStar.

Fiscal Year

     The Company's fiscal year ends on July 31. The accompanying financial statements have been conformed to a December 31 year end in connection with the acquisition of the Company by PentaStar.

Dependence Upon U S WEST

     The Company acts as a sales agent for and generated all of its continuing revenues from U S WEST. The loss of the relationship with U S WEST or a material diminishment in the volume of business with U S WEST would adversely affect the Company. Management believes the Company could become a sales agent for another provider with comparable terms if it were to lose its relationship with U S WEST.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

     Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are capitalized and amortized using the straight-line method over the shorter of the useful lives or the remaining lease term.

     Expenditures for repairs and maintenance are expensed as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                                 PentaStar F-34

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

     Property and equipment consists of the following:

                                                      ESTIMATED USEFUL    OCTOBER 25,    DECEMBER 31,
                                                       LIFE IN YEARS         1999            1998
                                                      ----------------    -----------    ------------
    Computer and telephone equipment..............           3-6             $282            $250
    Office furniture and equipment................          5-10              111             112
    Leasehold improvements........................          3-10              139             140
    Vehicles......................................             5               39              74
                                                                             ----            ----
                                                                              571             576
    Less: accumulated depreciation................                           (225)           (177)
                                                                             ----            ----
    Property and equipment, net...................                           $346            $399
                                                                             ====            ====

     Depreciation expense was $62 and $79 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively.

Revenue Recognition

     Revenue and the related commissions expense are recognized in the month when services are installed by U S WEST. Deferred revenue in the accompanying balance sheets represents cash collected from U S WEST on uninstalled services.

     The Company has not received payment for certain installed services of $247 and $150, as of October 25, 1999, and December 31, 1998, respectively, due to a dispute with U S WEST. The delay in payment for these disputed items has been due to deficiencies in documentation between the Company and U S WEST and discrepancies in the amounts believed receivable from U S WEST. An allowance of $115 and $180 at October 25, 1999, and December 31, 1998, respectively, has been established for the Company's receivables.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates which could change in the near future include the allowance for disputed receivables.

Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and borrowings. The carrying value of these financial instruments in the accompanying balance sheets approximates their fair value because of their short-term nature.

Concentration of Credit Risk

     The Company's financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains their cash in institutions which the Company considers of high credit quality. The balances, at times, may exceed federally insured limits. Credit risk with respect to accounts receivable is limited due to the credit worthiness of the Company's primary customer, U S WEST. Management does not anticipate significant credit losses from such financial instruments.

                                 PentaStar F-35

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

Asset Impairment

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets which are held and used in operations would be impaired if the undiscounted future cash flows related to the asset did not exceed the net book value. If an asset is determined to be impaired, it is written down to its fair value.

Advertising and Promotion

     Advertising and promotional related expenses are charged to operations when incurred or the first time the advertising appears. Advertising expense for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998 was not significant.

Income Taxes

     Deferred tax assets and liabilities are provided for differences between the financial statement and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes includes the amount due for the current period and the change in deferred taxes between periods.

     A valuation allowance is provided for a portion or all of the deferred tax asset when it is more likely than not that the Company will not be able to realize the benefits of the deferred tax assets in future years.

Stock-Based Compensation

     The Company accounts for its stock-based employee compensation agreements using the intrinsic value method under which no compensation is generally recognized for options granted to employees with an exercise price equal to or greater than the fair market value of the underlying stock. Equity instruments granted to non-employees are recorded at fair value on the date of grant.

Reclassifications

     Certain prior year amounts have been reclassified to conform to current year classifications.

Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The Company is required to adopt SFAS No. 133 no later than the first fiscal quarter of 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities. The Company has not determined the impact of adopting SFAS No. 133.

3.   BORROWINGS

Line of Credit

     The Company had a line of credit with Colorado Business Bank, N.A. which permitted the Company to borrow up to $350 at a rate equal to the prime rate plus 1% (9.25% and 8.75% at October 25, 1999 and December 31, 1998,
respectively). The line of credit was renewed on a yearly basis. Borrowings under the agreement were collateralized by all accounts, inventory, equipment and general intangibles of the Company, as well as shareholder owned marketable securities and the shareholder's life insurance policy. The Company's borrowings were limited to 75% of the total accounts receivable balance less than ninety days (approximately $154 borrowing limitation at October 25, 1999). At October 25, 1999, there was an outstanding balance of

                                 PentaStar F-36

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

$202 under this line. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, the line of credit was paid in full.

Notes Payable

     At October 25, 1999, and December 31, 1998 notes payable consisted of the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Note payable to Colorado Business Bank, N.A., Denver,
      Colorado; interest at 9.5% per annum; collateralized by
      all accounts, inventory, equipment, general intangibles,
      and shareholder owned marketable securities; cross
      collateralized with the line of credit; co-borrower with
      the Company's shareholder and an officer; payable in
      monthly installments of $6.3; due April 2002..............       $163            $220
    Note payable to Lexus Financial Services Corporation;
      interest at 8.5% per annum; collateralized by a vehicle;
      payable in monthly principal and interest installments of
      $.884; due April 2002. Paid October 1999..................         --              31
    Note payable to Colorado Business Bank, N.A., Littleton,
      Colorado; interest at 10.5% per annum; collateralized by a vehicle; payable in monthly principal and interest
      installments of $.798; paid August 1999...................         --               6
    Note payable to shareholder; interest at the annual federal rate (5.5% and 5.1% at October 25, 1999 and December 31,
      1998, respectively), unsecured............................          4               5
                                                                       ----            ----
                                                                        167             262
    Less: current maturities....................................        (80)            (77)
                                                                       ----            ----
    Long-term borrowings, net of current maturities.............       $ 87            $185
                                                                       ====            ====

     Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, outstanding balances under notes payable were paid in full.

Capital Leases

     The Company leased certain office furniture and equipment under agreements which were classified as capital leases. Cost of such assets at October 25, 1999, and December 31, 1998 totaled $258 and $237, respectively and accumulated amortization totaled $98 and $76, respectively. Subsequent to October 25, 1999, in connection with the acquisition of the Company by PentaStar, all capital lease obligations were paid in full.

4.   OPERATING LEASES:

     The Company leases office and warehouse facilities from its shareholder and other office space and equipment from unrelated parties under long-term leases expiring in various years through the year 2001. Generally, the Company is required to pay executory costs such as property taxes, maintenance and insurance.

                                 PentaStar F-37

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

     As of October 25, 1999, future minimum lease payments required under operating leases were as follows:

                                                                              RELATED
                                                                    OTHERS    PARTIES
                                                                    ------    -------
    For the period from October 26, 1999 to December 31, 1999...     $ 8        $ 6
    Years ending December 31,
      2000......................................................      27         36
      2001......................................................      --         36
      2002......................................................      --         --
      2003......................................................      --         --
      Thereafter................................................      --         --
                                                                     ---        ---
                                                                     $35        $78
                                                                     ===        ===

     Total rent expense charged to income for leases totaled $73 and $79 for the period from January 1, 1999 to October 25, 1999, and for the year ended December 31, 1998, respectively, of which, $30 and $36 represents rent expense for related-party leases, respectively.

5.   INCOME TAXES:

     The (benefit) provision for income taxes consists of the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current (benefit):
      Federal...................................................       $(74)          $(182)
      State.....................................................        (11)            (28)
                                                                       ----           -----
         Total current..........................................        (85)           (210)
    Deferred provision:
      Federal...................................................          2             176
      State.....................................................         --              27
                                                                       ----           -----
         Total deferred.........................................          2             203
                                                                       ----           -----
      Benefit for income taxes..................................       $(83)          $  (7)
                                                                       ====           =====

     A reconciliation of the statutory income tax rate to the benefit for income taxes from continuing operations is as follows:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Federal income tax at statutory rate........................       34.0%           34.0%
    State income taxes, net of federal tax effect...............        3.3             3.3
    Other.......................................................       (1.0)             .9
                                                                       ----            ----
    Total provision.............................................       36.3%           38.2%
                                                                       ====            ====

                                 PentaStar F-38

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

     Deferred income taxes result from differences in the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. The tax effects of these temporary differences, representing deferred tax assets and liabilities, result principally from the following:

                                                                    OCTOBER 25,    DECEMBER 31,
                                                                       1999            1998
                                                                    -----------    ------------
    Current deferred tax assets (liabilities):
      Accounts receivable and allowance.........................       $(114)          $(52)
      Accrued expenses..........................................          59            127
      Net operating loss carry forward..........................         218             56
      Other.....................................................          --             18
                                                                       -----           ----
         Net current deferred tax asset.........................       $ 163           $149
                                                                       =====           ====
    Deferred tax liability:
      Property basis............................................       $ (16)          $ --

     The Company has generated net operating losses of approximately $585 for federal income tax purposes, expiring in various years from 2013 to 2018.

6.   STOCK OPTION PLAN

     In February 1998, the Company adopted a stock option plan, which provides for the granting of options to employees, directors and consultants. A maximum of 700,000 shares of common stock may be issued under the plan. The option price, number of shares and grant date are determined at the discretion of the Company's Board of Directors. The exercise price of the options granted has been established at no less than the fair value at the date of grant. Options granted under the plan expire ten years after the grant date and vest 1/12th on the last day of each fiscal quarter.

     A summary of option transactions for the year ended December 31, 1998 and for the period from January 1, 1999 to October 25, 1999 and options outstanding at October 25, 1999 and December 31, 1998 are shown below:

                                                                    NUMBER OF    EXERCISE
                                                                     SHARES       PRICE
                                                                    ---------    --------
    Options Granted in 1998.....................................     551,500      $0.33
    Exercised...................................................          --         --
                                                                    --------      -----
    Outstanding at December 31, 1998............................     551,500       0.33
    Options Granted in 1999.....................................      22,500       0.33
    Forfeited...................................................    (310,000)      0.33
    Exercised...................................................          --         --
                                                                    --------      -----
    Outstanding at October 25, 1999.............................     264,000      $0.33
                                                                    ========      =====
    Exercisable at December 31, 1998............................     140,250      $0.33
                                                                    ========      =====
    Exercisable at October 25, 1999.............................     121,792      $0.33
                                                                    ========      =====

                                 PentaStar F-39

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                    OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
  -------------------------------------------------------   --------------------------
                                                 WEIGHTED                     WEIGHTED
        RANGE OF                    REMAINING    AVERAGE                      AVERAGE
        EXERCISE                       LIFE      EXERCISE                     EXERCISE
          PRICE           NUMBER    (IN YEARS)    PRICE     NUMBER    PRICE    PRICE
  ---------------------  --------   ----------   --------   -------   -----   --------
          $0.33          241,500       8.42       $0.33     119,501   $0.33    $0.33
          $0.33           22,500       9.57       $0.33       2,291   $0.33    $0.33
                         -------       ----       -----     -------   -----    -----
                         264,000       8.52       $0.33     121,792   $0.33    $0.33
                         =======       ====       =====     =======   =====    =====

     The fair value of the options granted was $0.06 and $0.05 per share for options granted during 1999 and 1998, respectively. Had the Company's stock based compensation cost been determined using their fair value at the grant date, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                OCTOBER 25,    DECEMBER 31,
                                                                   1999            1998
                                                                -----------    ------------
Net Income:
  As reported...............................................       $(146)          $(27)
  Pro forma.................................................        (150)           (32)

     The above fair value was determined using the minimum value method (no volatility assumed), a risk free interest rate of 5.6% and 4.55% for 1999 and 1998, respectively, an expected life of four years and no dividend payout.

7.   RETIREMENT SAVING PLAN

     The Company maintains a qualified retirement savings plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their compensation, subject to Internal Revenue Service limits. The plan allows for discretionary contributions to be made by the Company. No Company contributions were made for the period from January 1, 1999 to October 25, 1999, or for the year ended December 31, 1998. The plan is administered by a third party.

8.   COMMITMENTS AND CONTINGENCIES

Guarantees

     In December 1995, the Company, acting as a co-borrower with its shareholder and an officer, obtained a loan from Key Bank ("Key Bank"). The funds were used to purchase, among other items, real estate owned by the shareholder and officer. The loan was secured by the real estate, through a Deed of Trust dated December 28, 1995. In May 1996, the U.S. Small Business Administration ("SBA") guaranteed the Key Bank loan, which resulted in the Deed of Trust being transferred to the SBA. In August 1998, the Key Bank debt balance was paid in full, with proceeds obtained by the shareholder and officer from the Colorado Business Bank. The Company is a guarantor on the Colorado Business Bank note. The real estate securing the note has been leased by the Company since April 1996.

     The Colorado Business Bank note bears interest at 9% and is due in monthly principal and interest installments of $1. The note is secured by a first deed of trust and an assignment of rents between the Company and its shareholder. In November 1999, the shareholder paid off the outstanding balance of $116 and, accordingly, the Company no longer guarantees the note.

                                 PentaStar F-40

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

Litigation

     The Company is involved in litigation arising in the ordinary course of business. It is the opinion of management that the outcome of any such litigation will not have a material effect on the financial statements of the Company.

9.   DISCONTINUED OPERATIONS

     During February 1999, management approved a formal plan to dispose of the Company's Hardware Business. Operations related to this business ceased on April 30, 1999, with the completion of all installations. The Company reduced its labor force, eliminated all inventories, and wrote-down the value of the property and equipment. As a result of this decision, the Company has reflected the operations of the Hardware Business as discontinued operations in the accompanying financial statements.

     Net current assets of discontinued operations as of December 31, 1998 are as follows:

Current Assets:
  Accounts receivable, net..................................    $284
  Inventory.................................................     178
                                                                ----
     Total current assets...................................     462
                                                                ----
Current Liabilities:
  Accounts payable and accrued expenses.....................    $274
  Deferred revenue..........................................     128
                                                                ----
     Total current liabilities..............................    $402
                                                                ----
     Net assets of discontinued operations..................    $ 60
                                                                ====

     The results of discontinued operations were as follows:

                                                                PERIOD FROM
                                                                JANUARY 1 TO     YEAR ENDED
                                                                OCTOBER 25,     DECEMBER 31,
                                                                    1999            1998
                                                                ------------    ------------
Revenues....................................................       $ 817           $3,223
Costs and expenses..........................................         933            3,812
                                                                   -----           ------
  Loss from discontinued operations.........................       $(116)          $ (589)
                                                                   =====           ======

10. SUBSEQUENT EVENT

     On October 26, 1999, the Company was merged into PentaStar. The purchase consideration consisted of approximately $189 in cash, 205,000 shares of PentaStar common stock and assumption of liabilities. Additional shares of PentaStar common stock may be issued to one of the shareholders based upon the relative earnings performance of the Company to that of other acquired companies of PentaStar.

     In determining the cash portion of the consideration, the purchase agreement distinguishes, by definition, the liabilities of the Company at October 25, 1999, between retained and non-retained liabilities. Non-retained

                                 PentaStar F-41

                  DMA VENTURES, INC. DBA ACCESS COMMUNICATIONS

                         (DOLLAR AMOUNTS IN THOUSANDS)

liabilities represent preacquisition liabilities deducted from the cash consideration otherwise payable to the sole shareholder and consist of the following at October 25, 1999:

Related party borrowings....................................    $  4
Long term borrowings........................................     163
Capital leases..............................................      54
Line of credit..............................................     202
Accounts payable............................................      19
Accrued expenses............................................      56
                                                                ----
                                                                $498
                                                                ====

                                 PentaStar F-42

                                                                      APPENDIX A

                               PURCHASE AGREEMENT

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                              OC MERGERCO 4, INC.,

                           VSI NETWORK SOLUTIONS, INC.

                                       AND

                                 THE SHAREHOLDER

                                       OF

                           VSI NETWORK SOLUTIONS, INC.



                             AS OF FEBRUARY 18, 2000

                                TABLE OF CONTENTS

                                                                                                                           Page
                                                                                                                           ----
1.   Definitions...........................................................................................................  1

2.   Purchase and Sale....................................................................................................   1
     2.1.     Basic Transaction...........................................................................................   1
     2.2.     Assumption of Certain Liabilities...........................................................................   1
     2.3.     Purchase Price; Payment.....................................................................................   2
     2.4.     Sales Taxes, Etc............................................................................................   4
     2.5.     The Closing.................................................................................................   4
     2.6.     Deliveries at the Closing...................................................................................   4

3.   Representations and Warranties.......................................................................................   4
     3.1.     Representations and Warranties of the Company and the Shareholder...........................................   4
     3.2.     Representations and Warranties of PentaStar.................................................................  16
     3.3.     Survival of Representations.................................................................................  17
     3.4.     Representations as to Knowledge.............................................................................  17

4.   Pre-Closing Covenants................................................................................................  18
     4.1.     General.....................................................................................................  18
     4.2.     Operation and Preservation of Business......................................................................  18
     4.3.     Full Access.................................................................................................  18
     4.4.     Notice of Developments......................................................................................  18
     4.5.     Exclusivity.................................................................................................  18
     4.6.     Announcements; Securities Law Restrictions..................................................................  18
     4.7.     Bulk Sales Laws.............................................................................................  19
     4.8      Shareholders' Meeting.......................................................................................  19
     4.9      Specified Consents..........................................................................................  19
     4.10     Termination Expenses........................................................................................  20

5.   Post-Closing Covenants...............................................................................................  20
     5.1.     Further Assurances..........................................................................................  20
     5.2.     Transition..................................................................................................  20
     5.3.     Cooperation.................................................................................................  20
     5.4.     Confidentiality.............................................................................................  20
     5.5.     Financial Statements........................................................................................  21
     5.6.     Satisfaction of Liabilities.................................................................................  21
     5.7.     Repurchase of Unpaid Receivables............................................................................  21
     5.8.     Transfer Restrictions.......................................................................................  22

6.   Conditions to Closing................................................................................................  23
     6.1.     Conditions to Obligation of PentaStar.......................................................................  23

     6.2.     Conditions to Obligation of the Company and the Shareholder.................................................  25

7.   Remedies for Breaches of This Agreement..............................................................................  25
     7.1.     Indemnification Provisions for Benefit of PentaStar.........................................................  25
     7.2.     Indemnification Provisions for Benefit of the Company and the Shareholder...................................  27
     7.3.     Matters Involving Third Parties.............................................................................  28
     7.4.     Right of Offset.............................................................................................  29
     7.5.     Other Remedies..............................................................................................  29

8.   Termination..........................................................................................................  29
     8.1.     Termination of Agreement....................................................................................  29
     8.2.     Effect of Termination.......................................................................................  29
     8.3.     Confidentiality.............................................................................................  29

9.   Miscellaneous........................................................................................................  30
     9.1.     No Third-Party Beneficiaries................................................................................  30
     9.2.     Entire Agreement............................................................................................  30
     9.3.     Succession and Assignment...................................................................................  30
     9.4.     Counterparts................................................................................................  30
     9.5.     Headings....................................................................................................  30
     9.6.     Notices.....................................................................................................  30
     9.7.     Governing Law...............................................................................................  31
     9.8.     Amendments and Waivers......................................................................................  31
     9.9.     Severability................................................................................................  31
     9.10.    Expenses....................................................................................................  31
     9.11.    Arbitration.................................................................................................  31
     9.13.    Incorporation of Exhibits...................................................................................  32
     9.14.    Shareholder's Agent.........................................................................................  32

Exhibits:


Exhibit 1.1(a)                                        Exhibit 3.1(h)(i)
Exhibit 1.1(b)                                        Exhibit 3.1(h)(ii)
[Exhibit 1.1(c) is intentionally omitted.]            Exhibit 3.1(i)(i)
Exhibit 1.1(d)(i)                                     Exhibit 3.1(i)(ii)
Exhibit 1.1.(d)(ii)                                   Exhibit 3.1(k)
Exhibit 1.1(e)                                        Exhibit 3.1(l)(i)
Exhibit 1.1(f)                                        Exhibit 3.1(l)(ii)
Exhibit 1.1(g)                                        Exhibit 3.1(m)
Exhibit 1.1(h)                                        Exhibit 3.1(n)(ii)
Exhibit 1.1(i)                                        Exhibit 3.1(o)(i)
Exhibit 1.1(j)                                        Exhibit 3.1(o)(ii)
Exhibit 2.3(b)(i)                                     Exhibit 3.1(o)(iii)
Exhibit 2.3(b)(iii)                                   Exhibit 3.1(r)
Exhibit 3.1(b)(ii)                                    Exhibit 3.1(s)
Exhibit 3.1(c)                                        Exhibit 3.1(t)
Exhibit 3.1(d)(i)(A)                                  Exhibit 3.1(u)(ii)
Exhibit 3.1(d)(i)(B)                                  Exhibit 3.2(a)(ii)
Exhibit 3.1(d)(ii)(A)                                 Exhibit 3.2(b)(i)
Exhibit 3.1(d)(ii)(B)                                 Exhibit 4.9(a)
Exhibit 3.1(e)(i)                                     Exhibit 4.9(b)
Exhibit 3.1(e)(ii)(F)                                 Exhibit 6.1(h)
Exhibit 3.1(e)(iii)                                   Exhibit 6.2(c)

                               PURCHASE AGREEMENT

         This Purchase Agreement is entered into as of February 18, 2000 among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), OC Mergerco 4, Inc., a Delaware corporation (the "Acquiror"), VSI Network Solutions, Inc., a Delaware corporation (the "Company"), and the Person identified as the Shareholder on the signature page hereto (the "Shareholder").

                                    Recitals

         A. The Shareholder presently owns approximately 67%, and upon the Closing will own all, of the issued and outstanding capital stock of the Company.

         B. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar. The Acquiror desires to acquire from the Company, and the Company desires to sell to the Acquiror, substantially all of the Company's assets as provided in this Agreement.

         C. PentaStar, the Acquiror, the Company and the Shareholder desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

         NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2.       Purchase and Sale.

         2.1.     Basic Transaction.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Company, and the Company agrees to sell to the Acquiror, all the Acquired Assets free and clear of any Tax or Encumbrance (other than the Permitted Encumbrances in the event that, subject to Section 4.10, the Acquiror has not paid off the debt to RFC Capital Corporation as of the Closing), for the consideration specified in Section 2.3. The Acquiror will have no obligation under this Agreement to purchase less than all of the Acquired Assets.

                  (b) The following documents have been executed and delivered by the parties thereto concurrently with the execution of this
Agreement: (i) the Assignment and Assumption Agreement; (ii) the Bill of Sale;
(iii) the Employment Agreement; (iv) the Escrow Agreement; (v) the Noncompetition Agreement; (vi) the Rowley Payment Agreement; (vii) the Voting Agreement; and (viii) the documents specified in Sections 6.1(f)(ii) (other than with respect to the Required Vote) and 6.1(o).

         2.2. Assumption of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to assume and become responsible at the Closing for all of the Assumed Liabilities. The Acquiror will not assume or have any responsibility with respect to any other Liability not expressly included within the definition of Assumed Liabilities.

         2.3.     Purchase Price; Payment.

                  (a) The consideration payable by the Acquiror to the Company for the Acquired Assets will consist of (i) cash in an amount of $2,100,000; (ii) such number of PentaStar Shares (rounded to the nearest whole share) as have an aggregate Fair Market Value as of the date of this Agreement of $950,000 (such number of shares being referred to as the "Closing Shares");
(iii) the assumption of the Assumed Liabilities; and (iv) the Earn-Out Amount payable pursuant to Section 2.3(b) (collectively the "Purchase Price"). At the Closing, the Acquiror will (i) pay to the Company by wire transfer to an account designated by the Company $1,600,000 of the cash portion of the Purchase Price,
(ii) deposit the remaining $500,000 of the cash portion of the Purchase Price (such $500,000 is referred to as the "Accounts Receivable Escrow Fund") and the stock certificates representing the Closing Shares into the Escrow Account with the Escrow Agent (which Closing Shares shall be issued by PentaStar in the name of the Company and contributed by PentaStar to the Acquiror immediately prior to the Closing) and (iii) assume the Assumed Liabilities. The Accounts Receivable Escrow Fund, the Closing Shares and the other property held in the Escrow Account shall be held and disbursed according to this Agreement and the Escrow Agreement.

                  (b) In addition to the cash portion of the Purchase Price and the Closing Shares payable and issuable at the Closing pursuant to Section 2.3(a), the Company shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.3(b).

                           (i)      PentaStar agrees that, during the Earn-Out
Period, the Acquiror will conduct the operations represented by the Acquired Assets in the ETI Region as a separate subsidiary of PentaStar with no other operations. PentaStar agrees that, during the Earn-Out Period, it will not allocate any corporate expense or otherwise cause the ETI Region to incur any corporate or other expense not specifically related to the business of the ETI Region.

                           (ii)     As soon as reasonably practicable after the
end of the Earn-Out Period, and in any event by March 31, 2001, PentaStar will cause the independent auditors who audit its financial statements for the year 2000 to prepare an audited income statement of the Acquiror for the Earn-Out Period and a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). PentaStar will promptly provide a copy of the Earn-Out Financial Statements to the Company. Within 20 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Company will, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements and the estimated amounts of and reasons for such proposed adjustments. The failure by PentaStar or the Company to object to the Earn-Out Financial Statements within such 20-day period will be deemed to be an acceptance by such Person of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(b)(v). The reasonable fees and expenses of the independent auditors for the preparation of the Earn-Out Financial Statements, other than those associated with the normal year-end audit of PentaStar or the Acquiror, shall be paid 50% by PentaStar and 50% by the Company.

                           (iii)    Within 10 Business Days after the later of
the acceptance of the Earn-Out Financial Statements by PentaStar and the Company or the resolution of any disputes under Section 2.3(b)(v), as the case may be, the Acquiror shall pay the Earn-Out Amount, if any, to the Company. The Earn-Out Amount shall be paid, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the number of shares of PentaStar Common Stock to be issued (which shall be rounded to the nearest whole share) will be determined by dividing (A) the Earn-Out Amount that is being paid in PentaStar Common Stock by (B) a per share value of PentaStar Common Stock that is equal to 90% of the Fair Market Value as of the date such Earn-Out Amount is paid, and such shares shall be issued by PentaStar in the name of the Company or Brian S. Rowley, as the case may be, in the amounts determined as set forth below, and contributed by PentaStar to the Acquiror immediately prior to the delivery of such shares by the Acquiror. If any shares of PentaStar Common Stock are issued in the name of the Company pursuant to this Section 2.3(b)(iii), the Acquiror shall deposit the stock certificates representing such shares into the Escrow Account with the Escrow Agent. If the Earn-Out Amount becomes payable by the Acquiror, the Company shall pay to Mr. Rowley (however delivery may be delayed if such shares are in escrow) the amount determined pursuant to Exhibit 2.3(b)(iii) (and if the Earn-Out Amount is comprised of a combination of cash and PentaStar Common Stock, then Mr. Rowley shall receive cash and PentaStar Common Stock from the Company in the same proportions as the cash and PentaStar Common Stock comprising the Earn-Out Amount (the shares of PentaStar Common Stock, if any, issued in the name of Mr. Rowley are referred to as the "Rowley Shares")). The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account designated by the Company.

                           (iv)     In the event that PentaStar sells the
operations conducted by the Acquiror prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of the Acquiror to pay the Earn-Out Amount as provided in this Section 2.3(b), including the obligation to comply with the provisions of Section 2.3(b)(i).

                           (v)      If any adjustments to the Earn-Out Financial
Statements are proposed by PentaStar or the Company pursuant to Section 2.3(b)(ii), PentaStar and the Company will negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Company will retain the Boston, Massachusetts office of (or office most geographically proximate to Boston, Massachusetts) BDO Seidman LLC to resolve such dispute, which resolution will be final and binding. The fees and expenses of BDO Seidman LLC will be paid 50% by PentaStar and 50% by the Company, and BDO Seidman LLC will be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes will be resolved in accordance with this Agreement (including the definitions of "Earn-Out Amount," "Earn-Out Period," "Earn-Out Period EBITA" and "EBITA" set forth in this Agreement), by choosing the position of Arthur Andersen L.L.P. or the objecting party under Section 2.3(b)(ii), without change, within 30 days of the expiration of the 20-day period described in Section 2.3(b)(ii).

                  (c) The allocation of the total consideration for the Acquired Assets for Tax reporting purposes shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to Closing Accounts Receivable, the amount determined by the Acquiror from the Company's, records, adjusted by the Acquiror to conform to GAAP; (iii) to inventory, the amount determined by the Acquiror from the Company's records, adjusted by the Acquiror to conform to GAAP; (iv) to leasehold improvements, the greater of fair market value (determined by the Acquiror from its historical experience, or in the Acquiror's sole discretion, by independent appraisal) or the current book value thereof as reflected in the Company's records, adjusted by the Acquiror to conform to GAAP; and (v) the entire remaining balance of the consideration shall be allocated to the goodwill of the Company's business or, at the Acquiror's sole discretion, to the other intangible assets which are included in the Acquired Assets. The parties acknowledge that such allocations for Tax reporting purposes were determined pursuant to arm's length bargaining regarding the fair market values of the Acquired Assets in accordance with the provisions of Code
Section 1060. The parties agree to be bound by these allocations for all federal, state and local Tax reporting purposes, including for purposes of determining any income, gain, loss, depreciation or other deductions in respect of such assets. The parties further agree to prepare and file all Tax Returns (including Form 8594 under the Code) in a manner consistent with such allocations.

         2.4. Sales Taxes, Etc. The Company will pay all sales, use, transfer, licensing and other Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets to the Acquiror pursuant to this Agreement.

         2.5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. at 10:00 a.m. Denver, Colorado time on the date on which the Required Vote is obtained. The date upon which the Closing occurs is the "Closing Date." All transactions contemplated by this Agreement will be effective at 12:01 a.m. Eastern Standard Time on such date between January 1, 2000 and May 1, 2000 as the Acquiror shall determine (such effective time being the "Effective Date").

         2.6. Deliveries at the Closing. At the Closing, (a) the Company will deliver to PentaStar the various certificates, instruments and documents, and take the actions, referred to in Section 6.1 and (b) PentaStar will deliver to the Company the various certificates, instruments and documents, and take the actions, referred to in Section 6.2.

3.       Representations and Warranties.

         3.1. Representations and Warranties of the Company and the Shareholder. The Company and the Shareholder jointly and severally represent and warrant to PentaStar and the Acquiror that the statements contained in this
Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Effective Date and as of the date of the Closing (as though made then and as though the Effective Date and the date of the Closing were then substituted for the date of this Agreement throughout this
Section 3.1). For purposes of this Section 3.1, (a) with respect to the representations given as of the date of this Agreement, the VSN/UST Acquisition shall be deemed not to have occurred as of the date of this Agreement and (b) the Company and the Shareholder are not making any representations or warranties with respect to UST, VNS or the UST/VNS Assets or business as of any date after the date of this Agreement, as the UST/VNS Assets will be owned by the Acquiror after the date of this Agreement.

                  (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified and authorized to do business as a foreign corporation and is in good standing in Rhode Island, Massachusetts, New York and New Jersey, which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (b)      Ownership and Capitalization.

                           (i)      The authorized capital stock of the Company
consists of 1,000,000 shares of common stock, $.01 par value. The Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax, 1,000,000 shares of the common stock, $.01 par value, of the Company (the "Company Shares"), and the Company Shares constitute all of the issued and outstanding capital stock of the Company.

                           (ii)     Except as set forth on Exhibit 3.1(b)(ii),
the Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, as set forth on Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (c) Authority; No Violation. This Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors and shareholders of the Company, and this Agreement and the Other Seller Agreements to which the Company is a party have been duly executed and delivered by the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Other Seller Agreements to which the Company is a party, each Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Person is a party, and this Agreement constitutes, and the Other Seller Agreements will when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, the Company and each such Person who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which the Company or any Person (other than PentaStar or the Acquiror) who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such Person, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company or of any such Person pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company or any such Person is a party or by which the Company or any such Person or any of their respective assets and properties is bound or subject. Except for the Required Vote, the consents listed on Exhibit 4.9(a) and the Specified

Consents, neither the Company, nor any Person (excluding PentaStar or the Acquiror) need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements. Except for the Required Vote, no approval of the shareholders of VSI Enterprises, Inc. is required for the execution, delivery or performance by the Company or VSI Enterprises, Inc. of this Agreement or any Other Seller Agreement.

                  (d)      Financial Statements

                           (i)      The unaudited balance sheets of each of the
Company, UST and VNS as of December 31, 1998, the related statements of income for each of the Company, UST and VNS for the fiscal year then ended, the unaudited balance sheets of each of the Company, UST and VNS as of December 31, 1999 (the latter being referred to as the "Latest Balance Sheets"), and the related statements of income for each of the Company, UST and VNS for the twelve-month periods then ended (which December 31, 1999 financial statements are final and not subject to adjustment) have been prepared in accordance with GAAP on a consistent basis, are in accordance with the books and records of the Company, UST and VNS (which books and records are complete and correct in all material respects), and fairly present the respective financial position and results of operations of each of the Company, UST and VNS in all material respects as of such dates and for each of the periods indicated. As of the date of each such balance sheet, each of the Company, UST and VNS had no Liability other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i)(A). Attached as Exhibit 3.1 (d)(i)(B) is a list of all employees of the Company, UST or VNS (broken down with respect to each of the three companies) whose employment with the Company, UST or VNS (A) has terminated since December 31, 1999 or (B) will be terminated in connection with the Closing. To the best knowledge of the Company and the Shareholder, the Financial Projections for the Year Ending 2000 have been prepared by the Company in good faith and in a manner consistent with the Company's normal budgeting process, with no intent to misrepresent the future financial performance of the business represented by the Acquired Assets, and reflects the Company's best estimate of the financial performance of such business in the year ending December 31, 2000.

                           (ii)     Attached as Exhibit 3.1(d)(ii)(A) are the
combining balance sheets, and corresponding combining income statements, of each of the Company, UST and VNS as of December 31, 1999, restated to reflect the accounting methodology set forth on Exhibit 3.1(d)(ii)(B) in all material respects. The balance sheets and income statements attached as Exhibit 3.1(d)(ii)(A) accurately and completely restate the Latest Balance Sheets, and corresponding income statements, of each of the Company, UST and VNS to reflect the accounting methodology set forth on Exhibit 3.1(d)(ii)(B).

                  (e)      Absence of Certain Agreements, Changes or Events.

                           (i)      The Company is not, except as set forth on
Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after December 31, 1999.

                           (ii)     Since December 31, 1999, neither the
Company, UST nor VNS has (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other

Liabilities or accelerated the collection of any receivable beyond stated, normal terms; (C) sold or otherwise transferred any of its assets or properties, except for the sale of the UST/VNS Assets pursuant to the UST/VNS Acquisition Agreement; (D) canceled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $10,000 in the aggregate or accelerated the collection of any account or note receivable; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual or general wage or salary increase, or any additional benefits of any kind or nature, or entered into any employment agreements with salaried employees, officers or directors (except for the employment agreements identified on Exhibit 3.1(e)(ii)(F) entered into with UST or VNS employees as part of the operational integration of UST, VNS and the Company after and only after obtaining PentaStar's consent thereto); (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $10,000 individually or in the aggregate, except for contracts or agreements for capital expenditures not involving more than $25,000 individually or in the aggregate, or (2) accelerated, terminated, delayed, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company, UST or VNS; or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I).

                           (iii)    Exhibit 3.1(e)(iii) lists, for each of the
Company, UST and VNS, all orders booked, by month, during the seven-month period from July 1, 1999 through January 31, 2000, and the current status of each such order, as reported through databases of each company which do not reconcile to any of such companies' general ledgers.

                  (f)      Tax Matters.

                           (i)      Each of the Company, UST and VNS has filed,
or has had filed on its behalf, all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company, UST or VNS (whether or not shown on any Tax Return) have been paid. Neither the Company, UST nor VNS is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company, UST or VNS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances (other than Encumbrances for Taxes not yet due and payable, which shall be paid by the Company) on any of the assets of the Company, UST or VNS that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii)     Each of the Company, UST and VNS has
withheld, or has had withheld on its behalf, and paid, or has had paid on its behalf, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                           (iii)    To the best knowledge of the Company and the
Shareholder, there is no basis for any authority to assess any additional Taxes with respect to the Company, UST or VNS for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company, UST or VNS. None of the Company, UST or VNS have any Liability for any unpaid Taxes.

                           (iv)     Neither the Company, UST nor VNS has waived,
or had waived on its behalf, any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v)      Neither the Company, UST nor VNS has made
any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company, UST or VNS is a party to any Tax allocation or sharing agreement. None of the Company, UST or VNS has Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  (g)      Assets and Properties.

                           (i)      Each of the Company, UST and VNS has good
and marketable title to, or a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it, located on its Premises, or shown on its Latest Balance Sheet or acquired after the date thereof. As of the Closing, all of the Acquired Assets will be owned by the Company, free and clear of all Encumbrances (other than the Permitted Encumbrances in the event that, subject to Section 4.10, the Acquiror has not paid off the debt to RFC Capital Corporation as of the Closing). Neither the Company, UST nor VNS has entered into any contract or made any commitment to sell all or any part of its assets, except to the extent that the Permitted Encumbrances could be deemed a contract or commitment to sell assets. The Company Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices. The UST/VNS Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by UST or VNS in the conduct of their respective business and operations, consistent with historical and current practices. Each of the Company, UST and VNS owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Company's, UST's or VNS's operations is in good operating condition and repair. There are no leases of real property between the Company, UST or VNS and any shareholder, officer or director or any relative or affiliate thereof. None of the current or former shareholders, nor any relative or affiliate thereof, of the Company, UST or VNS, owns any asset, tangible or intangible, which is used in the business of the Company, UST or VNS, as the case may be, other than assets which will be included in the Acquired Assets.

                           (ii)     The Premises constitute all of the real
property, buildings and improvements used by the Company, UST or VNS, as the case may be, in its business. To the best knowledge of the Shareholder, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. None of the Company, UST or VNS has received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                           (iii)    No party to any lease with respect to any
Premises has repudiated any
provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

                  (h)      Lists of Contracts and Other Matters. Attached as
Exhibit 3.1(h)(i) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the business represented by the Acquired Assets:

                           (i)      the following contracts and other agreements
in effect as of January 1, 2000 or the Closing to which the Company, UST or VNS is, or following the closing under the UST/VNS Acquisition Agreement to which the Acquiror will be, a party:

                                    (A)      any agreement (or group of related
agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                                    (B)      any agreement involving a deposit
in an amount greater than $5,000;

                                    (C)      any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, UST or VNS or their respective businesses or involve consideration in excess of $10,000;

                                    (D)      any agreement concerning a
partnership or joint venture;

                                    (E)      any agreement (or group of related
agreements) under which the Company, UST or VNS has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which any of them has granted any Encumbrances on any of its respective assets, tangible or intangible;

                                    (F)      any agreement concerning
confidentiality or noncompetition;

                                    (G)      any agreement with any of its
current or former shareholders or any relative or affiliate thereof;

                                    (H)      any profit sharing, stock option,
stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                                    (I)     any collective bargaining agreement;

                                    (J)      any agreement for the employment of
any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                                    (K)      any agreement under which the
Company, UST or VNS has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                                    (L)      any agreement obligating the
Company, UST or VNS to meet another party's unspecified requirements for goods or services or obligating any of them to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                                    (M)      any agreement under which the
consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company, UST or VNS; or

                                    (N)      any other agreement (or group of
related agreements) the performance of which involves consideration in excess of $10,000.

                           (ii)     All material claims, deposits, causes of
action, choses in action, rights of recovery, rights of set off and rights of recoupment of the Company, UST or VNS.

                           (iii)    All material franchises, approvals, Permits,
licenses, Orders, registrations, certificates, variances and similar rights of the Company, UST or VNS (all of which are in full force and effect).

                           (iv)     Each item of Intellectual Property owned by
the Company, UST or VNS or which is used by the Company, UST or VNS in its business and, in each case where the Company, UST or VNS is not the owner, the owner of the Intellectual Property.

                           (v)      The name of each bank or other financial
institution or entity in which the Company, UST or VNS has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

         The Shareholder has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement, (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby (except for those franchises, approvals, Permits, Licenses, Orders, registrations, certificates or variances of the Company, UST or VNS set forth on
Exhibit 3.1(h)(ii) which have been granted, issued or given by Governmental Authorities and which are not, by their terms, transferable to the Acquiror);
(C) neither the Company, UST or VNS nor, to the best knowledge of the Shareholder, any other party is in breach or default, and, to the best knowledge of the Shareholder, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (i)      Litigation; Compliance with Applicable Laws and
Rights.

                           (i)      There is no outstanding Order against, nor,
except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Company and the Shareholder, threatened against, the Company, UST or VNS or their respective assets or business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

                           (ii)     To the best knowledge of the Company and the
Shareholder, except as set
forth on Exhibit 3.1(i)(ii), neither the Company, UST or VNS nor the Company's, UST's or VNS's assets are in violation of any applicable Legal Requirement or Right. None of the Company, UST or VNS has received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Company and the Shareholder, threatened against the Company, UST or VNS alleging any such violation.

                  (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company, UST and VNS reflected on its Latest Balance Sheet, and all notes and accounts receivable arising on or prior to the Closing, arose from bona fide transactions by the Company, UST and VNS in the ordinary course of business, are valid receivables with trade customers and have been recorded using the Company's historic revenue recognition policies.

                  (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company, UST or VNS to customers on or prior to January 1, 2000 or the Closing conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof except as provided for in services contracts entered into by the Company, UST or VNS with customers or other damages in connection therewith. No service or product sold, leased, provided or delivered by the Company, UST or VNS to customers on or prior to January 1, 2000 or the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. None of the Company, UST or VNS has any Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company, UST or VNS on or prior to the Closing Date or the Closing. All product or service liability claims that have been asserted against the Company, UST or VNS since January 1, 1996, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

                  (l) Insurance. Each of the Company, UST and VNS has policies of insurance (i) covering risk of loss on the Acquired Assets and the Company Acquired Assets (in the case of the Company) and the UST/VNS Assets (in the case of UST and VNS), (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage and (iii) for business interruption, all, to the best knowledge of the Company and the Shareholder, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies will remain in full force and effect until the Closing. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Company and the Shareholder, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and will be paid on such policies through the Closing. Each of the Company, UST and VNS has been covered during the three years prior to the date of this Agreement by the insurance policies set forth on Exhibit 3.1(l)(i). All claims made during such five-year period with respect to any insurance coverage of the Company, UST or VNS, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l)(ii).

                  (m) Pension and Employee Benefit Matters. Neither the Acquiror nor PentaStar will suffer any Liability or Adverse Consequence from the Company's, UST's or VNS's administration or termination of any of its Employee Benefit Plans or from any failure of any pre-Closing or post-Closing distribution of benefits to employees of the Company, UST or VNS to be made by the Company, UST or VNS in compliance with all applicable Legal Requirements. Neither the Acquiror nor PentaStar will have any obligation to employ any employee of the Company, UST or VNS or to continue any Employee Benefit Plan, and will have no Liability under any plan or arrangement maintained by the Company, UST or VNS for the benefit of any employee. The Company, UST or VNS, as the case may be, will remain liable for all costs of employee compensation, including benefits and Taxes relating to employment and employees attributable to periods up to January 1, 2000, whether reported by the Closing or thereafter, and all group health plan continuation coverage to which any employee, former employee or dependent is entitled because of a qualifying event (as defined in Section 4980B(f)(3) of the Code) occurring through the Closing or as a result of termination of employment with the Company, UST or VNS because of the transactions contemplated by this Agreement and any benefit or excise tax liability or penalty or other costs arising from any failure by the Company, UST or VNS to provide group health plan continuation coverage. Except as set forth on Exhibit 3.1(m), neither the Company, UST or VNS nor any Affiliated Group which includes the Company, UST or VNS (if any) maintains, administers or contributes to, has maintained, administered or contributed to, or has any Liability to contribute to, any Employee Benefit Plan. Exhibit 3.1(m) lists each Employee Benefit Plan that is, or at any time during the past three years was, maintained, administered, contributed to or required to be contributed to by the Company, UST or VNS or any Affiliated Group (if any) which includes or has included the Company, UST or VNS, and the date of termination of each such Employee Benefit Plan (if any) which has been terminated. None of the Company, UST or VNS has any Liability (and there is no basis for the assertion of any Liability) as a result of the Company's, UST's or VNS's or any such Affiliated Group's maintenance, administration or termination of, or contribution to, any Employee Benefit Plan. Neither the Company nor any member of any Affiliated Group (if any) which includes or has included the Company, UST or VNS has ever been required to contribute to any Multiemployer Plan (as defined in ERISA
Section 3(37)) nor has incurred any Liability under Title IV of ERISA.

                  (n)      Employees and Labor.

                           (i)      None of the Company, UST or VNS has received
any notice, nor, to the best knowledge of the Company and the Shareholder, is there any reason to believe that any Key Employee of the Company, UST or VNS or any group of employees of the Company, UST or VNS has made plans to terminate his, her or its employment with the Company, UST or VNS, as the case may be. To the best knowledge of the Company and the Shareholder, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Company, UST or VNS, as the case may be, prior to the Closing and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing. None of the Company, UST or VNS will be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. None of the Company, UST or VNS has any labor relations problems or disputes, nor has any of the Company, UST or VNS experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. None of the Company, UST or VNS is a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's, UST's or VNS's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company, UST or VNS.

                           (ii)     Exhibit 3.1(n)(ii) lists (A) the name of
each salesperson (whether such salesperson was an employee or independent contractor) of the Company, UST or VNS, other than UST Telemarketers, who has left the employment of the Company, UST or VNS in the twelve-month period ending January 31, 2000, (B) the date such salesperson left the employment of the Company, UST or VNS and (C) the dollar amount of orders booked by the Company, UST or VNS during the twelve-month period prior to the date such salesperson left the employment of the Company, UST or VNS which were attributable to such salesperson or for which such salesperson was responsible, as reported through databases of each company which do not reconcile to any of such companies' general ledgers.

                  (o) Customer and Service Provider Relationships. The customers listed on Exhibit 3.1(o)(i) (the "Large Customers"), individually or with their respective affiliates, accounted for the respective revenues of the Company, UST and VNS during the fiscal year ended December 31, 1998 or the fiscal year ended December 31, 1999, the revenues of the Company, UST or VNS set forth opposite such Large Customer's name on Exhibit 3.1(o)(i), as reported through databases of each company which did not reconcile to any of such companies' general ledgers. Exhibit 3.1(o)(ii) lists each Person who was a service provider to the customers of the Company, UST or VNS as of December 31, 1999 or as of the date of this Agreement (the "Principal Providers"). Each of the Company, UST and VNS has good commercial working relationships with its Large Customers (except as set forth on Exhibit 3.1(o)(iii)) and Principal Providers and since December 31, 1999 no Large Customer (except as set forth on Exhibit 3.1(o)(iii)) or Principal Provider has canceled or otherwise terminated its relationship with the Company, UST or VNS, as the case may be, materially decreased its services supplied to the Company, UST or VNS, as the case may be, or threatened to take any such action. The Company and the Shareholder have no basis to anticipate any problems with the Company's, UST's or VNS's customer or service provider relationships. To the best knowledge of the Company and the Shareholder (and the Company and the Shareholder have no obligation in making this representation to make inquiry of any Large Customer or Principal Provider as to such Large Customer's or Principal Provider's plans), no Large Customer (except as set forth on Exhibit 3.1(o)(iii)) or Principal Provider has any plans to terminate its relationship with the Company, UST or VNS and the execution and delivery of this Agreement and of the UST/VNS Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby will not adversely affect the relationship of the Company, UST or VNS with any Large Customer or Principal Provider prior to the Closing (or in the case of the UST/VNS Acquisition Agreement, the closing thereunder)or of the Acquiror or PentaStar with any Large Customer or Principal Provider after the Closing (or in the case of the UST/VNS Acquisition Agreement, the closing thereunder).

                  (p) Environmental Matters. Each of the Company, UST or VNS is conducting and at all times has conducted its business and operations, and has occupied, used and operated its Premises and all other real property and facilities presently or previously owned, occupied, used or operated by it, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's, UST's or VNS's business or activities. None of the Company, UST or VNS has any Liability under any Environmental Obligation, nor is there any basis for any such Liability.

                  (q) Intellectual Property. The Company owns or has, or will upon the closing under the UST/VNS Acquisition Agreement own or have, the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h)(i), except for the software deficiency set forth on Exhibit 3.1(i)(ii). The continued operation of the business of the Company, UST or VNS as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Company and the Shareholder, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company, UST or VNS or any Intellectual Property included in the Acquired Assets. Neither the Company, UST or VNS nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's, UST's or VNS's business. No claims are pending or, to the knowledge of the Company and the Shareholder, threatened, that the Company, UST or VNS is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Company and the Shareholder, all of the Intellectual Property that is owned by the Company, UST or VNS is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company, UST or VNS are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

                  (r) Year 2000 Warranty. To the best knowledge of the Company and the Shareholder, the computer software owned by the Company, UST or VNS and all other Intellectual Property used or held for use by the Company, UST or VNS in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholder, the Company, UST or VNS have no control ("Third Party Products") with which such Company, UST or VNS software or other Intellectual Property was designated or intended to operate at the time such Company, UST or VNS software was (A) developed or (B) first provided to the Company's, UST's or VNS's customers, or tested by the Company, UST or VNS for such customers, whichever is later. Notwithstanding the foregoing, the Company, UST or VNS shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company, UST or VNS software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company, UST or VNS software by any party other than the Company, UST or VNS (unless such modification was made at the direction of the Company,

UST or VNS). The personal computers used by UST in its telecenter business do not meet the representation set forth in clause (i) of the first sentence of this Section 3.1(r); provided, however, that such computers have been networked together to allow the Company to operate the telecenter business in a manner consistent with past practice without loss of material data.

                  (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), neither the Company nor the Shareholder has, and will not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

                  (u) Investment Representations. (i) The Company is acquiring the shares of PentaStar Common Stock to be issued pursuant to this Agreement (the "PentaStar Shares") for the Company's own account and not on behalf of any other Person, except that the Rowley Shares, if issued, will be issued in the name of Brian S. Rowley pursuant to Section 2.3(b)(iii); the Company is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) the Company has been furnished all information that the Company deems necessary to enable it to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on
Exhibit 3.1(u)(ii); the Company has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Company;
(iii) no Person other than the Company and Brian S. Rowley pursuant to Section 2.3(b)(iii) has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Company; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Company; (iv) the Company has such knowledge and expertise in financial and business matters (including knowledge and expertise in the business and proposed business of PentaStar) that the Company is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Company is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) the Company has adequate means of providing for its current needs and has no need for liquidity in its investment in the PentaStar Shares; the Company has no reason to anticipate any material change in its financial condition for the foreseeable future; (vi) the Company is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Company will realize any gain from this investment, and that the Company could lose the total amount of its investment; (vii) the Company understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Company is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, except for the issuance of the Rowley Shares in the name of Brian S. Rowley pursuant to Section 2.3(b)(iii), and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise; (ix) except as set forth herein, no representations or warranties have been made to the Company by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Company is not relying upon any information, other than from the results of independent investigation by the Company; and (x) the Company understands that the PentaStar Shares are being offered to the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the applicability of such exemptions and the suitability of the Company to acquire the PentaStar Shares; and (xi) the Company is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.8:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                  (v) UST/VNS Acquisition Agreement. The representations and warranties of UST, VNS and/or View Tech set forth in the UST/VNS Acquisition Agreement are true and correct.

                  (w) Disclosure. None of the documents or information provided to PentaStar by the Company, the Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except as set forth in this Agreement and the Exhibits, including the financial statements, there is no other fact specific to the Company, UST or VNS which materially adversely affects the business, condition, affairs or operations of the Company, UST or VNS or any of their respective properties or assets.

                  Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

         3.2. Representations and Warranties of PentaStar. PentaStar represents and warrants to the

Company and the Shareholder that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the date of the Closing (as though made then and as though the date of the Closing were substituted for the date of this Agreement throughout this Section 3.2).

                  (a) Organization, Good Standing, Power, Etc. PentaStar and the Acquiror are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements will when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

                  (b)      Capitalization.

                           (i)      The authorized, issued and outstanding
shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).

                           (ii)     At the time of issuance thereof and
delivery, the PentaStar Shares to be delivered pursuant to this Agreement will be duly authorized and validly issued shares of PentaStar's Common Stock, and will be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement.

                           (iii)    All of the issued and outstanding capital
stock of the Acquiror is owned by PentaStar.


                  (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that will be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         3.3. Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for two years, except that the Liabilities of the Company and the Shareholder with respect to the representations and warranties set forth in Sections 3.1(f), 3.1(m), 3.1(p) and 3.1(q) shall survive until the expiration of the applicable statute of limitations and except that the Liabilities of the Company and the Shareholder with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(u) and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a) and 3.2(b) shall survive without termination.

         3.4. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof will in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Company and the Shareholder, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1. General. Each of the parties will use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section 6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholder will, and will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

         4.2. Operation and Preservation of Business. The Company will not, and the Shareholder will not cause or permit the Company to, engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event will any action be taken or fail to be taken by the Company or the Shareholder or any transaction be entered into by the Company or the Shareholder which would result in a breach of any representation, warranty or covenant of the Company or the Shareholder contained herein or in the Agreement dated December 22, 1999 between PentaStar and the Company. The Company will, and the Shareholder will cause the Company to, keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees, intact.

         4.3. Full Access. The Company will, and the Shareholder will cause the Company to, permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company, UST or VNS.

         4.4. Notice of Developments. The Company and the Shareholder will give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company, UST or VNS. No such written notice, however, will be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         4.5. Exclusivity. Neither the Company nor the Shareholder will, and the Shareholder will not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Shareholder will not vote shares of the Company's stock in favor of any such transaction. The Company and the Shareholder will notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither the Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except (and only to the extent) previously publicly announced by PentaStar and the Shareholder shall coordinate its initial release with respect to this Agreement with PentaStar. Further, neither the Shareholder nor the Company shall violate the United States securities laws which restrict the Shareholder and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         4.7. Bulk Sales Laws. In reliance upon its indemnification rights set forth in Section 7, the Acquiror waives compliance by the Company with the bulk transfer law and any other similar law of any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

         4.8      Shareholders' Meeting.

                  (a) The Shareholder, acting through its board of directors, shall, in accordance with applicable Legal Requirements and the Shareholder's articles or certificate of incorporation and bylaws, duly call, give notice of, convene and hold a meeting (including any adjournment or postponement thereof, the "Meeting") of its shareholders as soon as practicable following the date of this Agreement, but in any event no later than 20 days after the mailing of the Proxy Statement for the purpose of considering and taking action upon the approval of the sale of the Acquired Assets to the Acquiror pursuant to this Agreement (the "Transaction"). The Shareholder shall cause the Meeting to be held, and such vote shall be taken not, later than May 31, 2000. The board of directors shall recommend such approval by the shareholders and shall take all reasonable, lawful action to solicit such approval by the shareholders of the Shareholder.

                  (b) The Shareholder shall (i) as promptly as practicable following the date of this Agreement, prepare and file with the SEC and use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable, a proxy statement and a form of proxy in connection with the vote at the Meeting of its shareholders with respect to the Transaction (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the shareholders, is the "Proxy Statement") and (ii) otherwise comply with all Legal Requirements applicable to the Meeting. PentaStar shall be permitted to review drafts of such Proxy Statement. The Shareholder will include in the Proxy Statement the recommendation of its board of directors that shareholders of the Shareholder vote in favor of the approval of the Transaction. The Shareholder shall notify PentaStar promptly of the receipt of any comments of the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information, and will supply PentaStar with copies of all correspondence between the Shareholder and any of its representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. The Proxy Statement shall comply with all applicable Legal Requirements.

                  (c) The Shareholder shall cause each of its affiliates to vote at the Meeting all shares of the capital stock of the Shareholder that each owns in favor of the Transaction.

         4.9 Specified Consents. As of the date of this Agreement, the Company have delivered to the Acquiror the third-party consents set forth on
Exhibit 4.9(a) which are satisfactory to the Acquiror. As of the date of this Agreement, all other third-party consents delivered to the Acquiror are not satisfactory to the Acquiror. Prior to the date the Required Vote is obtained, the Company and the Shareholder shall obtain and deliver to the Acquiror the material third-party consents set forth on Exhibit 4.9(b), any additional material third-party consents required under agreements entered into by the Company after the date hereof (the "Specified Consents"). The documents described in Section 6.1(l) shall be for the benefit of the Acquiror on forms previously provided to the Company by the Acquiror, and the other Specified Consents shall be in the name of the Acquiror as assignee, be effective upon the Closing and comply in wording with the concept set forth in clause (a) of the definition of Assumed Liabilities on a form to be provided by the Acquiror.

         4.10 Termination Expenses. The Company shall pay any "early termination fee" required to terminate the Receivables Sales Agreement dated as of October 8, 1998 between the Company and RFC Capital Corporation, and all other fees, expenses, costs and amounts necessary to deliver the Acquired Assets at the Closing as set forth in Section 2.1 and this Agreement.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

         5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

         5.2. Transition. Neither the Company nor the Shareholder will take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company, UST or VNS from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

         5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

         5.4. Confidentiality. The Company and the Shareholder will treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business, the business represented by the UST Assets and the VNS Assets or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

         5.5. Financial Statements. Upon request of PentaStar, the Company and the Shareholder will, and will use commercially reasonable efforts to cause UST and VNS to, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing (or in the case of UST and VNS using commercially reasonable efforts to cause to be signed) management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Company, UST, VNS or the Shareholder. The Company and the Shareholder acknowledge that PentaStar may be required by applicable law to include audited financial statements with respect to the business of the Company, UST and VNS in reports filed with governmental agencies and that the inability to audit the financial statements as of the Effective Date promptly after the Closing could have a material adverse effect on PentaStar.

         5.6. Satisfaction of Liabilities. The Company and the Shareholder will pay and perform, as and when due, all Liabilities (other than the Assumed Liabilities) relating to the Company, the business of the Company and the Acquired Assets, including without limitation, all Taxes attributable to the transactions contemplated by this Agreement and all accrued vacation and other accrued employee benefits. Further, the Company and the Shareholder, at their expense, promptly will take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing with any Legal Requirement, upon receipt of notice from PentaStar at any time. The Acquiror will pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Assumed Liabilities.

         5.7. Repurchase of Unpaid Receivables. The Company and the Shareholder jointly and severally guarantee that Closing Accounts Receivable in at least the aggregate net amount set forth on Exhibit 1.1(e) (the "Aggregate Net Amount") will be paid to the Acquiror not later than 180 days from the Closing Date. Upon demand (the "Payment Demand") by PentaStar at any time after 180 days from the Closing Date, the Company and the Shareholder shall jointly and severally pay to the Acquiror the amount of any shortfall (a "Shortfall Payment") between the Aggregate Net Amount and the aggregate payments received by the Acquiror from account obligors in respect of the Closing Accounts Receivable. Payments received by the Acquiror from such account obligors will be applied to the Closing Accounts Receivable specified by the account obligors in connection with such payment. If the Acquiror receives a Shortfall Payment from the

Company or the Shareholder and the Acquiror thereafter receives payment from an account obligor in respect of a Closing Account Receivable (a "Post-Indemnification Payment") in respect of which such Shortfall Payment was made, the Acquiror will promptly deliver the amount of such Post-Indemnification Payment to the Company; provided, however, that the aggregate amount of all Post-Indemnification Payments made by the Acquiror to the Company will not exceed the amount of the Shortfall Payment. Upon delivery of the Shortfall Payment to the Acquiror, the Closing Accounts Receivable identified by PentaStar in the Payment Demand (and PentaStar shall so identify the oldest Closing Accounts Receivable first) shall, without further action of any party, become the property of the Company and the Shareholder, who may pursue collection thereof; provided, however, that the Shareholder and the Company shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) will apply the Company's standard accounts receivable collection procedures to the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar will not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that any failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent will not relieve the Company or the Shareholder from their guarantee of the Closing Accounts Receivable as described in this Section 5.7. The Acquiror will make available to the Company and the Shareholder, during normal business hours as reasonably requested by the Company, such of the Acquiror's books and records as are necessary to allow the Company and the Shareholder, at their expense, to confirm the amount of the Shortfall Payment demanded by PentaStar and the existence of any Post-Indemnification Payment received by the Acquiror from an account obligor in respect of such account obligor's Closing Account Receivable.

         5.8. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for the transfer of the Rowley Shares to Brian S. Rowley pursuant to
Section 2.3(b)(iii), the Company will not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Company as part of the Purchase Price, whether such shares are Closing Shares or are issued pursuant to Section 2.3(b)(iii). Thereafter, up to 33.33% of the Total VSIN Shares may be resold at any time, and an additional 33.33% of the Total VSIN Shares may be resold beginning 24 months after the Closing. Any remaining Total VSIN Shares may not be sold until the earlier to occur of (x) sale of all or substantially all of the assets or outstanding shares of PentaStar or (y) 30 months after the Closing. Certificates for the PentaStar Shares issued to the Company pursuant to the Agreement will bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF FEBRUARY __, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, OC MERGERCO 4, INC., VSI NETWORK SOLUTIONS, INC. AND SHAREHOLDER OF VSI NETWORK SOLUTIONS, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS

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EXPIRED.

         PentaStar shall issue separate certificates to the Company representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.8.

         The restrictions set forth along in this Section 5.8 shall be in addition to any restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Company also agrees to comply with such restrictions.

         5.9 Certain Provider Matters. Notwithstanding any other provision of this Agreement, if during the period ending on June 30, 2000, any Person who is a service provider to the Acquiror at any time during the period ending June 30, 2000 (who was also a service provider to the Company, UST or VNS prior to the Closing) changes or terminates its relationship with the Acquiror, and such change or termination results in Adverse Consequences to the Acquiror or PentaStar, then the Company and the Shareholder agree to jointly and severally indemnify the Acquiror and PentaStar from such Adverse Consequences. The Shareholder's Agent shall be entitled to participate in PentaStar's strategy sessions and PentaStar's negotiating sessions with such service provider in an effort to minimize or eliminate the Adverse Consequence, subject to PentaStar's ultimate control with respect to such strategy sessions and negotiating sessions.

         5.10 Claims Against UST/VNS/View Tech. If PentaStar or the Acquiror asserts a claim for indemnification against the Company or the Shareholder with respect to a matter concerning UST, VNS or the UST/VNS Assets, then the Company and the Shareholder (through the Shareholder's Representative) shall be entitled, subject to PentaStar's control, to participate in any efforts PentaStar or the Acquiror may undertake to pursue indemnification from UST, VNS or View Tech; provided, however, that nothing in this Section 5.10 shall be deemed to supersede or modify in any way the obligations of the Company and the Shareholder under Section 7 or to condition their obligations under Section 7 on PentaStar or the Acquiror pursuing indemnification from UST, VNS or View Tech.

6.       Conditions to Closing.

         6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a) the Company's and the Shareholder's representations and warranties shall be correct and complete at and as of the Effective Date and the Closing and any written notices delivered to PentaStar pursuant to Section
4.4 and the subject matter thereof shall be satisfactory to PentaStar;

                  (b) the Company and the Shareholder shall have performed and complied with all of their covenants hereunder through the Closing;

                  (c) the Required Vote shall have been obtained and the Company and the Shareholder shall have delivered the Specified Consents;

                  (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this

Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

                  (e) there shall have been no adverse change in the Company, the Acquired Assets (excluding the UST/VNS Assets) or the Company's business between the date of execution of this Agreement and the Closing;

                  (f) the Company and the Shareholder shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects,
(ii) a certificate as to the adoption of resolutions by the board of directors and shareholders of the Company, and the board of directors and, to the extent required by applicable Legal Requirement and the Shareholder's articles or certificate of incorporation and bylaws, the shareholders of VSI Enterprises, Inc., authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby and (iii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's and VSI Enterprises, Inc.'s jurisdictions of incorporation and each other state in which the Company is qualified or authorized to do business as a foreign corporation.

                  (g) the Company and the Shareholder shall have caused the Other Seller Agreements to have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

                  (h) PentaStar shall have received from counsel to the Company and the Shareholder an opinion in form and substance as set forth in
Exhibit 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

                  (i)      [INTENTIONALLY OMITTED.];

                  (j)      [INTENTIONALLY OMITTED.];

                  (k)      [INTENTIONALLY OMITTED.];

                  (l)      [INTENTIONALLY OMITTED.]

                  (m) PentaStar shall have received from the Company UCC, lien, judgment and litigation searches with respect to the Company and the Company Acquired Assets and evidence of the termination of all Encumbrances, other than Permitted Encumbrances, against the Company Acquired Assets;

                  (n) the Company shall have delivered to PentaStar possession and control of the Company Acquired Assets;

                  (o) the Company and the Shareholder shall have executed and delivered to PentaStar appropriate documentation to transfer to the Acquiror, to the extent not transferred to the Acquiror in connection with the UST/VNS Acquisition, record ownership of the trade names "Eastern Telecom," "USTeleCenters," "USTele.com," "USTeleNet" and "Vermont Network Services" (PentaStar acknowledges that the trade names "Eastern Telecom" and "Vermont Network Services" is not registered with any Governmental Authority) and all other registered Intellectual Property and applications therefor, in form appropriate for filing with the U.S. Patent and Trademark Office or other applicable Governmental

Authority; and

                  (p) the Company and the Shareholder shall have delivered to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

Once the Required Vote has been obtained, if the Company fails to deliver any item, or take any action, specified in Sections 6.1(a) through (c), 6.1(f) through (h) or 6.1(l) through (p), then PentaStar and the Acquiror may cause the Closing to occur by delivering to the Company the items, and taking the actions, specified in Sections 6.2(a) through (d), and upon such delivery and the taking of such actions the Closing shall be deemed to have been completed. Such Closing shall not relieve the Company or the Shareholder from any Liability to PentaStar and the Acquiror for the Company's or the Shareholder's breach of any representation, warranty or covenant or for the failure to make any such delivery or take any such action.

         6.2. Conditions to Obligation of the Company and the Shareholder. The obligation of the Company and the Shareholder to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a)      the Required Vote shall have been obtained;

                  (b) PentaStar shall have delivered to the Company a certificate to the effect that PentaStar's representations and warranties are correct and complete at and as of the Effective Date and the Closing and that PentaStar has performed and complied with all of its covenants hereunder through the Closing Date; each of the conditions specified above in Sections 6.2(a) and
(b) is satisfied in all respects;

                  (c) the Company shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(c), addressed to the Company and dated as of the Closing; and

                  (d) PentaStar shall have paid the Purchase Price pursuant to Section 2.3 that is to be paid at the Closing.

The Shareholder's Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7.       Remedies for Breaches of This Agreement.

         7.1.     Indemnification Provisions for Benefit of PentaStar.

                  (a) If the Company or the Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or the Shareholder has breached) any of the representations or warranties of the Company or the Shareholder contained herein and PentaStar gives notice thereof to the Shareholder's Agent within the Survival Period, or if the Company or the Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or the Shareholder has breached) any covenants of the Company or the Shareholder contained herein or any representations, warranties or covenants of the Company or the Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholder's Agent, or if UST, VNS or View Tech breaches any of their covenants (including, without limitation, covenants regarding indemnification) set forth in the UST/VNS Acquisition Agreement and PentaStar gives notice thereof to the Shareholder's Agent, then the Company and the Shareholder agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Company and the Shareholder also agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company, UST, VNS or the Shareholder not included in the Assumed Liabilities, or (ii) any condition, circumstance or activity existing prior to the Closing which relates to any Legal Requirement or any act or omission of the Company, UST, VNS, or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's, UST's, VNS's, any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of
(A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Company or the Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing and (iii) any Liability resulting from any failure of the parties to comply with any applicable bulk sales or transfer Legal Requirement in connection with the transactions contemplated by this Agreement. The Company and the Shareholder acknowledge and agree that the fact that they have made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar or the Acquiror shall not relieve the Company and the Shareholder of their obligation pursuant to this Section 7 to indemnify and hold PentaStar and the Acquiror harmless from all Adverse Consequences. Matters disclosed on an Exhibit referenced in Section 3.1 are deemed to be part of the corresponding representation for purposes of determining the breach or non-breach of such representation, but such disclosure shall not relieve the Company and the Shareholder from their obligation to indemnify PentaStar and the Acquiror pursuant to the preceding provisions of Section 7.1(a) from the matter disclosed except to the extent such matter constitutes an Assumed Liability. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

                  (b) (i) Amounts needed to satisfy the obligations of the Company and the Shareholder under Section 5.7 during the Escrow Period shall be paid to the Acquiror first out of the Accounts Receivable Escrow Fund, then by the Company and the Shareholder. The Company and the Shareholder shall have joint and several Liability for any additional amounts needed to cover such obligations, which amounts shall be paid directly to the Acquiror. At the end of the Escrow Period, amounts of the Accounts Receivable Escrow Fund which may be needed to cover pending indemnification claims with respect to Section 5.7 made by PentaStar (such amounts to be determined by PentaStar in accordance with Section 5.7)


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

shall be retained in the Accounts Receivable Escrow Fund until such claims are resolved, and any excess of the Accounts Receivable Escrow Fund shall be paid to the Company.

                           (ii)     Except as provided in Section 7.1(b)(i),
amounts needed to cover any indemnification claims resolved in favor of PentaStar or the Acquiror against the Company or the Shareholder during the Escrow Period shall be paid to PentaStar first out of the cash portion of the Purchase Price from the Company and the Shareholder and then out of the Escrow Deposit, along with interest from the date the party seeking indemnification gives notice thereof to the indemnifying party at the rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time if such interest rate amount is not already included in the indemnification claim pursuant to the definition of Adverse Consequences. The Company and the Shareholder shall have joint and several Liability for any amounts of cash needed to cover such claims, which amounts shall be paid directly to PentaStar. At the end of the Escrow Period, amounts of the Escrow Deposit which may be needed to cover pending indemnification claims made by PentaStar (such amounts to be determined by PentaStar based upon the reasonable exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess of the Escrow Deposit shall be paid to the Company. For purposes of indemnification claims, each of the Total VSIN Shares shall be valued at the per share price at which it was issued pursuant to
Section 2.3(a) or 2.3(b)(iii), as applicable, and the Closing Shares shall be deemed to be the first shares subject to such claims for purposes of such calculation. Subject to Section 7.1(b)(i), the Escrow Deposit shall also be available to satisfy the obligations of the Company and the Shareholder under
Section 5.7.

                           (iii)    Nothing in this Section 7.1(b) shall be
construed to limit PentaStar's or the Acquiror's right to indemnification to amounts on deposit in the Accounts Receivable Escrow Fund or the Escrow Account. PentaStar and the Shareholder's Agent shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar, on the one hand, and the Company and the Shareholder jointly and severally, on the other hand, shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to paragraph a. of Article 2 of the Escrow Agreement and, except as otherwise determined pursuant to Section 9.11 of this Agreement, one-half of any amounts payable pursuant to paragraph b. of such Article 2.

                  (c) PentaStar and the Acquiror shall not assert a claim for indemnification against the Company or the Shareholder until the aggregate amount of all Adverse Consequences previously suffered by PentaStar or the Acquiror in respect of all matters indemnifiable under Section 7.1(a) exceeds $25,000, at which point PentaStar and the Acquiror shall be entitled to be indemnified in full, including for all matters comprising the initial $25,000 of Adverse Consequences not previously asserted. The aggregate indemnification obligation of the Company and the Shareholder pursuant to Section 7.1(a) shall be limited to the Purchase Price.

         7.2. Indemnification Provisions for Benefit of the Company and the Shareholder.

                  (a) If PentaStar breaches (or if any Person other than the Company or the Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholder's Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar breaches (or if any Person other than the Company or the

Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholder's Agent gives notice thereof to PentaStar, then PentaStar agrees to indemnify and hold harmless the Company and the Shareholder from and against any Adverse Consequences the Company and the Shareholder may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.2 and in determining the amount of Adverse Consequences suffered by the Company and the Shareholder for purposes of this
Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. Matters disclosed on an Exhibit referenced in Section
3.2 are deemed to be part of the corresponding representation for purposes of determining the breach or non-breach of such representation. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

                  (b) The Company and the Shareholder shall not assert a claim for indemnification against PentaStar until the aggregate amount of all Adverse Consequences previously suffered by the Company and the Shareholder in respect of all matters indemnifiable under Section 7.2(a) exceeds $25,000 (exclusive of amounts which are part of the Purchase Price), at which point the Company and the Shareholder shall be entitled to be indemnified in full, including for all matters comprising the initial $25,000 of Adverse Consequences not previously asserted. The aggregate indemnification obligation of PentaStar pursuant to Section 7.1(a) shall be limited to the Purchase Price.

         7.3.     Matters Involving Third Parties.

                  (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder (subject to the limitations set forth in Section 7.1(c) and 7.2(b)), (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         7.4. Right of Offset. PentaStar and the Acquiror will have the right to offset any Adverse Consequences either of them may suffer against any amounts payable (including amounts payable in the form of PentaStar Common Stock) pursuant to this Agreement or any Other Seller Agreement to the Company, the Shareholder or any relative or affiliate of the Company or the Shareholder at or after the Closing.

         7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8.       Termination.

         8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                  (a) PentaStar and the Shareholder's Agent may terminate this Agreement by mutual written consent at any time prior to the Closing; or

                  (b) PentaStar may terminate this Agreement by giving written notice to the Shareholder's Agent at any time prior to the Closing (i) in the event the Company or the Shareholder has breached any representation (given as of the date of this Agreement), warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholder's Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before May

31, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way).

         8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 will in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law.

         8.3. Confidentiality. If this Agreement is terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby.

9.       Miscellaneous.

         9.1. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         9.3. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor the Shareholder may assign this Agreement or any of its, his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all purposes.

         9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         9.6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

         If to the Company or the
         Shareholder:                                Copy to:

         Addressed to the                   Jackson Walker L.L.P.
         Shareholder's Agent at:            901 Main Street, Suite 6000
         5430 LBJ Freeway, Suite 1135       Dallas, Texas  75202
         Dallas, Texas  75240               Attn:  Bradley L. Whitlock
         Telecopy:  (214) 369-9509          Telecopy: (214) 953-5822

         If to PentaStar:                   Copy to:

         PentaStar Communications, Inc.     Sherman & Howard L.L.C.
         1522 Blake Street                  633 Seventeenth Street, Suite 3000
         Denver, Colorado  80202            Denver, Colorado  80202
         Attn: Chief Executive Officer      Attn:  B. Scott Pullara
         Telecopy:  (303) 825-4402          Telecopy:  (303) 298-0940

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.7. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholder's Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholder will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company or by the Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby.

         9.11. Arbitration. Any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration or is unsatisfactory to a party in its good faith judgment, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholder's Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration, the arbitrator may allocate the costs incurred by all parties on a basis the arbitrator deems appropriate.

         9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" will mean including without limitation. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.14. Shareholder's Agent. The Company and the Shareholder hereby authorize and appoint the Shareholder's Agent as its exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement or any Other Seller Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which the Company or the Shareholder may assert, or have the right to assert, against PentaStar or the Acquiror, or (ii) any claims which PentaStar or the Acquiror may assert, or have the right to assert, against the Company or the

Shareholder. The Shareholder's Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholder's Agent has been substituted as agent of the Company and the Shareholder by reason of his death, disability or resignation, PentaStar shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholder's Agent with respect to the matters covered by this Section 9.14. Neither the Company nor the Shareholder shall act with respect to any of the matters which are the subject of this Agreement or any Other Seller Agreement except through the Shareholder's Agent. The Company and the Shareholder acknowledge and agree that PentaStar and the Acquiror may deal exclusively with the Shareholder's Agent in respect of such matters, that the enforceability of this Section 9.14 is material to PentaStar and the Acquiror, and that PentaStar and the Acquiror have relied upon the enforceability of this Section 9.14 in entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 PENTASTAR:

                                 PENTASTAR COMMUNICATIONS, INC.


                                 By:  /s/ Robert S. Lazzeri
                                     ---------------------------
                                 Name:  Robert S. Lazzeri
                                 Title: Chief Executive Officer

                                 ACQUIROR:

                                 OC MERGERCO 4, INC.


                                 By:  /s/ Robert S. Lazzeri
                                     ---------------------------
                                 Name:  Robert S. Lazzeri
                                 Title: Chief Executive Officer

                                  COMPANY:

                                  VSI NETWORK SOLUTIONS, INC.


                                  By:  /s/  Richard E. Harrison
                                      -----------------------------
                                  Name:  Richard E. Harrison
                                  Title:  Chief Executive Officer

                                  SHAREHOLDER:

                                  VSI ENTERPRISES, INC.


                                  By:  /s/  Richard E. Harrison
                                      -----------------------------
                                  Name:  Richard E. Harrison
                                  Title:  Chief Executive Officer


                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                                              Exhibit 1.1(a) - 7



                                                                  Exhibit 1.1(a)

                                  DEFINED TERMS

              Accounts Receivable Escrow Fund has the meaning given it in
Section 2.3(a).

              Acquiror has the meaning given it in the preamble to this Agreement.

              Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including, without limitation, the Company Acquired Assets; provided, however, that for all purposes of this Agreement the UST/VNS Assets shall be deemed to be Acquired Assets.

              Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date the party seeking indemnification for an Adverse Consequence gives notice thereof to the indemnifying party.

              Affiliated Group means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

              Assignment Agreement (UST/VNS Acquisition Agreement) means the Assignment Agreement among the Company, the Acquiror, PentaStar, UST, VNS and View Tech in the form of Exhibit 1.1(b).

              Assignment and Assumption Agreement means the Assignment and Assumption Agreement between the Company and the Acquiror in the form of Exhibit 1.1(c) pursuant to which the Acquiror will assume the Assumed Liabilities.

              Assumed Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts which are identified by PentaStar on Exhibit 1.1(d)(i) with respect to the period after the Closing Date provided, however, that such assumed obligations shall not include any Liability of the type described in clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before January 1, 2000, (b) the Liabilities expressly set forth on Exhibit 1.1(d)(ii) in the amounts expressly set forth on Exhibit 1.1(d)(ii), and (c) additions to the Liabilities set forth on Exhibit 1.1(d)(ii) which have been incurred by the Company in the ordinary course of business, consistent with past practice, between January 1, 2000 and the Closing and not in breach of any representation, warranty or covenant contained in this Agreement; provided, however, that Assumed Liabilities will not include any Liabilities for Taxes, bonuses or profit sharing, any Liabilities past their due dates or any Liabilities for commissions associated with receivables that have been collected prior to January 1, 2000, except for such Liabilities, in such amounts, as are expressly set forth on Exhibit 1.1(d)(ii) pursuant to (b) above; and, provided further, that Assumed Liabilities will not include any interest bearing debt, other than the debt to RFC Capital Corporation in the amount expressly set forth on Exhibit 1.1(d)(ii) pursuant to (b) above.


                                Exhibit 1.1(a)-1

Assumed Liabilities will not include any other Liability.

              Business Day means any day on which commercial banks are open for business in Denver, Colorado.

              Closing Accounts Receivable means the accounts (including late fees and interest charges thereon) and notes receivable of the Company in the aggregate net amount set forth on Exhibit 1.1(e).

              Closing and Closing Date have the meanings given in Section 2.5.

              Code means the Internal Revenue Code of 1986, as amended.

              Company has the meaning given it in Recital A, except that for purposes of Section 3.1 the term the "Company" shall mean the Company and all of its Subsidiaries.

              Company Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including, without limitation, cash and cash equivalents, and rights to receive cash from RFC Capital Corporation, but excluding the Company's charter documents, bylaws, minute books, stock books and other corporate records having exclusively to do with the corporate organization and capitalization of the Company. To the extent any current or former shareholder of the Company, or relative or affiliate thereof, owns any tangible or intangible assets used in the business of the Company, the Company shall arrange to have such assets transferred to the Company, at no cost, immediately prior to the Closing and such assets shall be included in the Company Acquired Assets.

              Company Shares has the meaning given it in Section 3.1(b)(i).

              Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

              Earn-Out Amount means the remainder of (i) four times Earn-Out Period EBITA minus (ii) $4,381,000; provided, however, that in no event will the Earn-Out Amount exceed $7,807,000.

              Earn-Out Period means the calendar year 2000.

              Earn-Out Period EBITA means the EBITA of the Acquiror from the ETI Region for the Earn-Out Period including, for this purpose, the EBITA of the Company, UST and VNS from the ETI Region from January 1, 2000 until the acquisition of their respective assets and business by the Acquiror.

              EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP, but in a manner consistent with the accounting measurements used by Arthur Andersen L.L.P. to perform the audit of the income statement of PentaStar for the calendar year ending December 31, 2000 (the "PentaStar Method"); provided, however, that revenues and expenses recognized by the Company, UST or VNS for the calendar year ended December 31, 1999 that are or would be recognized during the Earn-Out


                                Exhibit 1.1(a)-2

Period utilizing the PentaStar Method will be included in Earn-Out Period EBITA; and provided further, that payments made or expenses incurred or accrued by UST, VNS or the Acquiror to or in respect of Franklin A. Reece during the period from January 1 through December 31, 2000 shall be included as expenses in determining Earn-Out Period EBITA.

              Effective Date has the meaning given it in Section 2.5.

              Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

              Employee Pension Benefit Plan has the meaning set forth in ERISA
Section 3(2).

              Employee Welfare Benefit Plan has the meaning set forth in ERISA
Section 3(1).

              Employment Agreement means the Employment and Noncompetition Agreement between the Acquiror and Brian S. Rowley in the form of Exhibit 1.1(f).

              Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

              Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. ' 6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ' 9601 et seq.), as amended.

              ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

              Escrow Account means the account established pursuant to the Escrow Agreement.

              Escrow Agreement means the Escrow Agreement among PentaStar, the Acquiror, the Company, the Shareholder's Agent and Escrow Agent in the form of
Exhibit 1.1(g).

              Escrow Agent means Norwest Bank Colorado, N.A.

              Escrow Deposit means the Closing Shares (other than the View Tech Shares) and any shares of PentaStar Common Stock issued in the name of the Company pursuant to Section 2.3(b)(iii), and if any stock, cash or other assets of PentaStar or any other Person are issued or delivered in respect of the property in the Escrow Deposit, such stock, cash or other assets shall be immediately delivered to the Escrow Agent and be part of the Escrow Deposit.


                                Exhibit 1.1(a)-3

              Escrow Period means (a) with respect to the Accounts Receivable Escrow Fund, the period commencing on the Closing and ending on the date which is the earlier of (i) the date on which the Acquiror has received payment of Closing Accounts Receivable in the Aggregate Net Amount (as defined in Section 5.7) or (ii) 180 days after the Closing Date, and (b) with respect to the Escrow Deposit, the period commencing on the date of the Closing and ending on the date which is 18 months after the date of the Closing.

              ETI Region means the State of Vermont, the Borough of Manhattan, New York and the metropolitan areas of each of Albany, New York, Boston, Massachusetts and Providence, Rhode Island.

              Fair Market Value of the PentaStar Common Stock means, as of any date, the average of the closing prices of the PentaStar Common Stock for the 5 trading days ending two trading days prior to such date, as quoted by Nasdaq. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined pursuant to the preceding sentence, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

              GAAP means generally accepted accounting principles as in effect from time to time in the United States.

              Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

              Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

              Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

              Key Employee means (a) each employee of the Company other than clerical employees and (b), if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

              Latest Balance Sheet has the meaning given it in Section 3.1(d).


                                Exhibit 1.1(a)-4

              Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

              Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

              Meeting has the meaning given it in Section 4.8.

              Noncompetition Agreement means the Noncompetition Agreement in the form of Exhibit 1.1(h) among PentaStar, the Acquiror, the Company, the Shareholder and Richard E. Harrison.

              Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

              Other PentaStar Agreements means the Assignment Agreement (UST/VNS Acquisition Agreement), the Assignment and Assumption Agreement, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Rowley Payment Agreement, the Voting Agreement and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.

              Other Seller Agreements means the Assignment Agreement (UST/VNS Acquisition Agreement), the Assignment and Assumption Agreement, the Employment Agreement, the Escrow Agreement, the Noncompetition Agreement, the Reece Agreements, the Rowley Payment Agreement, the View Tech Lock-Up Agreement, the Voting Agreement and other documents and instruments to be executed and delivered by the Company, the Shareholder or any relative or affiliate of the Company or of the Shareholder pursuant to this Agreement.

              PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

              PentaStar Shares has the meaning set forth in Section 3.1(u).

              Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

              Permitted Encumbrances means the liens and security interests of RFC Capital Corporation in the Company assets existing under the Receivables Sale Agreement dated October 8, 1998 between the


                                Exhibit 1.1(a)-5

Company and RFC Capital Corporation and evidenced by the UCC-a financing statements set forth on Exhibit 1.1(i).

              Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

              Premises means the real property, buildings and improvements thereon constituting the business premises of (a) the Company located at 300 Metro Center Boulevard Warwick, RI 02886; 19 West 44th Street, Suite 415 New York, NY 10036; 270 Bridge Street, Suite 304, Dedham, MA 02026; 460 Totten Pond Road, Waltham, MA; 230 Washington Extension, Albany, NY 12203; and 8 Fairfield Boulevard, Wallingford, CT, (b) UST located at 250 West 50th Street, Manhattan, NY; 745 Atlantic Avenue, Boston, MA; 745 Atlantic Avenue, 4th Floor, Boston, MA; 711 Atlantic Avenue, Boston, MA; 60 K Street South Boston, MA; 803 Summer Street, South Boston, MA; 233 Stevens Street, Hyannis, MA; and One Richmond Square, Providence, RI, and (c) VNS located at 13 Kilburn Street, Burlington, VT; One Scaled Avenue, Rutland, VT; Hotel Coolidge, White River, VT; 142 Boynton Avenue, Plattsburgh, NY; and 425 Union Street, West Springfield, MA.

              Proxy Statement has the meaning given it in Section 4.8.

              Purchase Price has the meaning given it in Section 2.3(a).

              Reece Agreements means the following, each dated as of approximately the date hereof: (a) Noncompetition Agreement among PentaStar, the Acquiror and Franklin A. Reece; and (b) Consulting Agreement between the Company and Franklin A. Reece.

              Required Vote meaning the affirmative vote of such of the shareholders of the Shareholder as is required by applicable Legal Requirement and the Shareholder's articles or certificate of incorporation and bylaws to approve the Transaction.

              Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

              Rowley Payment Agreement means the Rowley Payment Agreement among the Acquiror, PentaStar, Brian S. Rowley, the Company and the Shareholder in the form of Exhibit 1.1(j).

              Rowley Shares has the meaning given it in Section 2.3(b)(iii).

              SEC means the Securities and Exchange Commission.

              Securities Act means the Securities Act of 1933, as amended.

              Shareholder has the meaning given it in the preamble to this Agreement.

              Shareholder's Agent means Richard Harrison (or the substituted agent described in Section 9.14)


                                Exhibit 1.1(a)-6
acting as agent for the Company and the Shareholder pursuant to Section 9.14.

              Shares means all of the issued and outstanding capital stock of the Company.

              Specified Consents has the meaning given it in Section 4.9.

              Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

              Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.4.

              Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

              Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              Total VSIN Shares means the Closing Shares and the shares (other than the Rowley Shares) of PentaStar Common Stock, if any, issued to the Company pursuant to Section 2.3(b)(iii).

              Transaction has the meaning given it in Section 4.8.


              UST means USTeleCenters, Inc., a Delaware corporation.

              UST/VSN Assets means the "Assets" as defined in the UST/VNS Acquisition Agreement, including, without limitation, cash and cash equivalents of UST and VNS.

              UST/VNS Acquisition means the acquisition of assets of UST and VNS by the Acquiror contemplated by the UST/VNS Acquisition Agreement.

              UST/VNS Acquisition Agreement means the Asset Purchase Agreement dated as of December 31, 1999 among the Acquiror, UST, VNS and View Tech pursuant to which the Acquiror will acquire the UST/VNS Assets, and the bill of sale, the assignment and assumption agreement and the other agreements, instruments and closing documents to be delivered by UST, VNS or View Tech in connection with the


                                Exhibit 1.1(a)-7
closing thereunder.

              VNS means Vermont Network Services Corporation, a Delaware corporation.

              View Tech means View Tech, Inc., a Delaware corporation and the owner, directly or indirectly, of all of the outstanding capital stock of each of UST and VNS.

              View Tech Lock-Up Agreement means the View Tech Lock-Up Agreement dated February 18, 2000 between PentaStar and View Tech.

              Voting Agreement means the Voting Agreement dated the date of this Agreement among PentaStar, Edward S. Redstone and Larry M. Carr.


                                Exhibit 1.1(a)-8

                             VSI ENTERPRISES, INC.
                            5801 GOSHEN SPRINGS ROAD
                            NORCROSS, GEORGIA 30071

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL
                            MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Larry M. Carr and Richard E. Harrison or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of VSI ENTERPRISES, INC. to be held on Thursday, May 18, 2000, at 9:00 a.m., at the Company's offices, 5801 Goshen Springs Road, Norcross, Georgia 30071, and any adjournments or postponements thereof:

1. To elect four (4) directors for a term of one year and until their successors are elected and have qualified.

         [ ]  FOR all nominees listed below                         [ ]  WITHHOLD AUTHORITY to vote for all nominees
              (except as marked to the contrary below)                   listed below

 LARRY M. CARR, JULIA B. NORTH, HARLAN D. PLATT, Ph.D., and EDWARD S. REDSTONE

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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2.  To approve the sale of substantially all the assets of our Subsidiary, VSI
    Network Solutions, Inc., doing business as Eastern Telecom, to PentaStar Communications, Inc.;

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. To ratify the selection of Grant Thornton, LLP as independent auditors for 2000; and

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

    Please date and sign this Proxy exactly as name(s) appears on the mailing label.

                                                  ------------------------------

                                                  ------------------------------

                                                  Print Name(s):

                                                 -------------------------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:
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